As filed with the U.S. Securities and Exchange Commission on June 30, 2023.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vicapsys Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Florida	2834	91-1930691
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7778 Mcginnis Ferry Rd. #270

Suwanee, GA 30024

(972) 891-8033

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Federico Pier

Chief Executive Officer

Vicapsys Life Sciences, Inc.

7778 Mcginnis Ferry Rd. #270

Suwanee, GA 30024

(972) 891-8033

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq. Greg Carney, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Tel.: (212) 653-8700	Joseph M. Lucosky, Esq. Scott E. Linsky, Esq. Lahdan S. Rahmati, Esq. Lucosky Brookman LLP 111 Broadway, Suite 807 New York, NY 10006 Tel.: (212) 417-8160

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 30, 2023

$6.500,000

Vicapsys Life Sciences, Inc.

___________ Shares of Common Stock

This is a firm commitment offering of ____________ shares of common stock, par value $0.001 per share, or common stock, of Vicapsys Life Sciences, Inc. at an assumed public offering price of $[    ] per share.

We intend to apply to list our shares of common stock on The Nasdaq Capital Market under the symbols “VICP.” If our common stock is not approved for listing on the Nasdaq Capital Market, we will not consummate this offering.

Our common stock is currently quoted under the symbol “VICP” on the OTC Markets. On [ ], 2023, the last reported sale price of our common stock was $[ ] per share, which after giving effect to a 1-for-[     ] reverse split of our outstanding shares of common stock to be effected prior to or upon the effective date of our registration statement equates to $[     ] per share. Following the reverse stock split, our common stock may not trade at a price consistent with such reverse stock split. The actual public offering price per share will be determined between us and the underwriter at the time of pricing and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our common stock involves a high degree of risks. See “Risk Factors” beginning on page 13 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(7%)(1)	$	$
Proceeds to us, before expenses	$	$

(1)	We refer you to the section titled “Underwriting” beginning on page 81 of this prospectus for additional information regarding total underwriter compensation.

We have granted the underwriters the option for a period of 45 days to purchase up to an additional shares         of common stock, from us at the public offering price, less the underwriting discount, to cover over-allotments, if any.

The underwriters expect to deliver the securities to purchasers on or about            , 2023.

Sole Book-Running Manager

Titan Partners Group

a division of American Capital Partners, LLC

The date of this prospectus is              , 2023

We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of these securities.

All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “Vicapsys” or “the Company” refer to Vicapsys Life Sciences, Inc. and its subsidiary.

Overview

We are a clinical-stage biopharmaceutical company focused on developing and commercializing, on a worldwide basis, various intellectual property rights (patents, patent applications, know how, etc.) relating to a series of encapsulated product candidates that incorporate proprietary derivatives of the chemokine CXCL12 for creating a zone of immunoprotection around cells, tissues, organs and devices for therapeutic purposes. The product name VICAPSYN or Vicapsyn, is the Company’s line of proprietary product candidates that is applied to transplantation therapies and related stem-cell applications in the transplantation field. Vicapsyn, the lead product candidate embodiment in transplantation therapy to treat Type 1 Diabetes (T1D) is an encapsulated human islet cell cluster that is intended to restore normal glucose control when implanted into the peritoneal cavity of a patient. During the research and development process in transplantation, the Company and its related academic researchers had a novel and unexpected finding: the transplanted islet clusters were absolutely free of any signs of fibrotic encapsulation. This anti-fibrotic effect was reconfirmed in additional research studies and the Company has now moved into the development of another product candidate line based on CXCL12 with the trade name of VYBRIN or Vybrin. The clinical applications of Vybrin are being explored in several areas including (1) prevention of post-surgical adhesions in abdominal surgery, (2) coating of implantable medical devices and other implants to eliminate fibrosis and (3) wound healing with a focus on diabetic ulcers.

We believe that we are at the stage at which it is ready to clinically test the safety and efficacy of its product (IND enabling) as we have a large body of data supporting the effectiveness of its core technology–the microencapsulation of insulin producing cells with CXCL12 to allow their transplantation without the need for immune suppressive drugs. We have demonstrated in 2 models –rodents and non-human primates -that our technology effectively protects transplanted beta islet cells from fibrosis/rejection for periods of up to 6 months without systemic immune suppression. We have designed a Phase 1 clinical trial for Vicapsyn, have assembled a clinical trial advisory team composed of the clinical principal investigator (Dr. James Markmann, Chief of Transplant Surgery and highly experienced islet transplantation at MGH), a regulatory adviser (Dr. Bruce Schneider –prior head of FDA regulatory for islet transplantation), a commercial advisor (Dr. Julia Greenstein –islet transplantation product development and regulatory expertise from her prior position at JDRF) and a chief scientific officer (Dr. Steve Carter). In addition, we have identified manufacturing partners for the formulation and for the cells to be transplanted. With funding we will be in a position to submit an IND within 12 months and to initiate clinical studies within 18 months.

MGH License Agreement

On May 8, 2013, ViCapsys, Inc. and The General Hospital Corporation, d/b/a Massachusetts General Hospital (“MGH”) entered into an Exclusive Patent License Agreement as amended (the “License Agreement”). MGH is consistently recognized as one of the top hospitals in the United States and is internationally renowned for providing high-quality medical care. In addition, MGH is one of the largest research institution in the USA, actively engaged in groundbreaking research across various medical fields. Pursuant to the License Agreement, MGH granted to the Company, in the field of coating and transplanting cells, tissues and devices for therapeutic purposes (the “License Field”), on a worldwide basis (the “License Territory”): (i) an exclusive, royalty-bearing license under its rights in its Patent Cooperation Treaty (PCT) patent application serial numbers PCT/US00/09678, filed on April 7, 2000, PCT/US2013/068916, filed on November 7, 2013, and PCT/US2018/051950, filed on September 28, 2018, including any division, continuation (but not continuation in part) U.S. and foreign patent application, Letters Patent, and/or the equivalent thereof issuing thereon, and/or reissue, reexamination or extension thereof (the “Patent Rights”), to make, use, sell, lease, import and transfer any article, device or composition, the manufacture, use, or sale of which, in whole or in part (the “Products”), employs, is based upon or is derived from research data, designs, formulae, process information and other information pertaining to the invention(s) claimed in the Patent Rights which is created by Dr. Poznansky and owned by MGH and is not confidential information of or otherwise obligated to any third party and which Dr. Poznansky knows as of the date of the License Agreement and reasonably believes is necessary in order for Company to utilize the licenses granted thereunder (the “Technical Information”); (ii) the right to grant sublicenses subject to and in accordance with the terms of the License Agreement, and (iii) the nonexclusive right to use Technological Information disclosed by MGH to the Company under the License Agreement, all subject to and in accordance with the License Agreement.

Competitive Advantages Of Our Product Candidates

Currently, we have two product candidates, Vicapsyn and Vybrin

Vicapsyn

We have developed a technology utilizing CXCL12 that eliminates the need for systemic immune suppression during transplantation, in particular in islet transplantation for the treatment of type 1 diabetes. This achievement has the potential change the field of medicine and positively impact lives. We believe Vicapsyn provides the following advantages:

●	Novel Approach: Our technology represents a paradigm shift in the treatment of conditions requiring immunosuppression in that with our approach there is no need for outside immunosuppressants to allow our cells to thrive in treatment.

●	Enhanced Safety: Immunocompromised individuals often face challenges due to the long-term use of immunosuppressants including a high risk of life threatening cancers and infections. With our technology, we expect to eliminate or significantly reduce the need for these medications, leading to enhanced patient safety and well-being with a goal of patients experiencing improved health outcomes without the risks associated with immunosuppressive drugs.

●	Improved Quality of Life: Living with a condition that requires chronic daily immunosuppression can be burdensome, involving strict medication regimens and constant monitoring. We believe our technology could eliminate the need for immunosuppressants, alleviating this burden and significantly improving the quality of life for patients.

●	Potential Cost Savings: The long-term use of immunosuppressants can be financially demanding for both patients and healthcare systems and needs to be monitored on a very regular basis at healthcare facilities. However, our technology eliminates or reduces the need for these medications, potentially generating substantial cost savings in healthcare expenses. This benefits patients and healthcare providers alike, making treatment more accessible and affordable.

●	Expanded Treatment Opportunities: With the elimination of immunosuppressive drugs, our technology opens doors to new treatment possibilities as it can be applied to a wide range of conditions that currently require immunosuppressive therapy, expanding its impact and benefiting numerous patient populations.

●	Accelerated Recovery and Healing: Immune suppression often hinders the body’s natural healing processes. However, with our technology, we have successfully eliminated the need for immunosuppressants in non-human primates, promoting a more robust immune response. This can lead to faster recovery and healing in patients undergoing various medical interventions or treatments.

The successful development of our technology, which we expect can eliminate the need for systemic immunosuppressants by utilizing CXCL12, is, in our opinion, an important achievement. It has the power to transform the lives of individuals with immunocompromised conditions, offering improved safety, quality of life, and treatment outcomes.

Vybrin

Vybrin describes the antifibrotic property of applying CXCL12 is a significant finding with profound implications. The data from rodent models and non-human primate studies, where microbeads containing CXCL12 were utilized, demonstrate its potential to protect against fibrotic overgrowth and prevent the formation of adhesions at the incision site. We believe that this property holds great importance in various medical procedures and surgical interventions and has the following advantages

●	Prevention of Fibrotic Overgrowth: Fibrotic overgrowth refers to the excessive formation of fibrous tissue, which can impede the healing process and lead to complications such as scar tissue formation and adhesions. By applying CXCL12, the risk of fibrotic overgrowth can be mitigated, promoting a more favorable healing environment and reducing the likelihood of adverse outcomes.

●	Inhibition of Adhesion Formation: Adhesions occur when tissues or organs in the body become abnormally connected or stuck together. These adhesions can cause significant complications, such as pain, restricted movement, and organ dysfunction. The ability of CXCL12 to prevent adhesion formation at the incision site is of paramount importance, as it can enhance post-operative recovery and improve patient outcomes.

●	Anti-Inflammatory Properties: CXCL12 possesses anti-inflammatory properties, which further contribute to its efficacy in inhibiting adhesion formation. Inflammation plays a crucial role in the development of fibrosis and adhesions. By reducing inflammation, CXCL12 helps create a more favorable environment for healing and tissue regeneration, minimizing the risk of adhesion formation.

●	Fugetactic Properties: CXCL12 also exhibits fugetactic properties, meaning it can attract and guide cells away from the site of application. This property has been shown to be beneficial in preventing adhesions, as it directs cells to migrate away from the incision site, reducing the likelihood of tissue fusion and adhesion formation.

The research activity focused on combining CXCL12 with bioabsorbable polymers and evaluating their effectiveness in inhibiting adhesion formation is, in our opinion, a promising step forward. By systematically assessing different concentrations of CXCL12 and various polymer complexes, researchers can identify the optimal formulation that achieves the desired antifibrotic and anti-adhesion effects.

We believe that the implications of successfully harnessing the antifibrotic property of CXCL12 are far-reaching. It has the potential to revolutionize surgical procedures by minimizing post-operative complications, reducing the need for additional interventions, and improving patient recovery. Furthermore, the ability to inhibit adhesion formation can enhance the long-term outcomes of various surgeries, preserving organ functionality and patient quality of life.

Overall, the antifibrotic property of CXCL12, coupled with its anti-inflammatory and fugetactic properties, makes it a promising candidate for inhibiting adhesion formation, in our opinion.

Our Management

Our management team is experienced in finance, biotechnology, and entrepreneurship.

Our Chief Executive Officer, Federico Pier, has more than 25 years of experience in reverse mergers, structured finance, convertible debt and straight equity. He previously served as a Senior Director at Oppenheimer & Co. and as Managing Director at Bear Stearns.

Our Chief Financial Officer, Jeffrey Wright previously served as the Controller and Chief Financial Officer for Medovex Corporation (MDVX), a publicly traded medical device company that was subsequently acquired by H-CYTE Inc. Prior to his career with Medovex Corporation, Mr. Wright worked as an auditor at Ernst & Young within the Assurance Services division, where he managed audits of large ($2 billion to $10 billion annual revenue) publicly-traded companies.

Intellectual Property

We strive to protect and enhance the proprietary technology, inventions and improvements that we believe are commercially important to our business by seeking, maintaining, and defending patent rights, whether developed internally or licensed from third parties existing and planned therapeutic programs. We also rely on trade secret protection and confidentiality agreements to protect our proprietary technologies and know-how to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection, as well as continuing technological innovation and in-licensing opportunities to develop, strengthen and maintain our proprietary position in the field of cellular therapies.

We will additionally rely on trademark protection, copyright protection and regulatory protection available via orphan drug designations, data exclusivity, market exclusivity, and patent term extensions. Our success will depend significantly on our ability to defend and enforce our intellectual property rights and our ability to operate without infringing any valid and enforceable patents and proprietary rights of third parties.

Patents and Copyrights

We do not currently own any patents or copyrights. Pursuant to our License Agreement with MGH, MGH granted us, in the field of coating and transplanting cells, tissues and devices for therapeutic purposes, on a worldwide basis: (i) an exclusive, royalty-bearing license under its rights in Patent Rights (as defined in the License Agreement) to make, use, sell, lease, import and transfer Products and Processes (each as defined in the License Agreement); (ii) a non-exclusive, sub-licensable (solely in the License Field and License Territory (each as defined in the License Agreement)) royalty- bearing license to Materials (as defined in the License Agreement) and to make, have made, use, have used, Materials for only the purpose of creating Products, the transfer of Products and to use, have used and transfer Processes; (iii) the right to grant sublicenses subject to and in accordance with the terms of the License Agreement, and (iv) the nonexclusive right to use Technological Information (as defined in the License Agreement) disclosed by MGH to the Company under the License Agreement, all subject to and in accordance with the License Agreement.

Recent Developments

June 2023 Note Offering

On June 27, 2023, we entered into a securities purchase agreement (the “SPA”) with AJB Capital Investments, LLC (“AJB”) and issued a promissory note in the principal amount of $330, 000 (the “note”) to AJB pursuant to the SPA for an purchase price of $303, 600. The loan closed and was funded on June 28, 2023. We intend to use the loan proceeds for general working capital purposes.

The note has an original issuance discount of 8% of the principal and bears interest at 10% a year. The note is due on December 27, 2023. Our failure to make required payments under the note or to comply with any of these covenants, among other matters, would constitute an event of default. Upon an event of default under the SPA or note, the note will bear interest at 18% and all outstanding principal and interest will be immediately due and payable and shall be multiplied by 150%, AJB may immediately accelerate the note due date, AJB may convert the amount outstanding under the note into shares of our common stock at a conversion price equal to the average of the 3 lowest VWAP prices of our stock prior to conversion, and AJB will be entitled to its costs of collection, among other penalties and remedies.

We provided customary representations and covenants to AJB in the SPA. Our breach of any representation or failure to comply with the covenants would constitute an event of default. Also pursuant to the SPA, We paid AJB a commitment fee of 328,571 unregistered shares of the company’s common stock (the “commitment fee shares”). If, after December 27, 2023, AJB has been unable to sell the commitment fee shares for $115,000, then AJB may require us to issue additional shares or pay cash in the amount of the shortfall; provided however that upon an uplisting of our common stock to a national exchange, this provision will lapse.

April 2023 Common Stock Offering

In April 2023, we entered into Security Purchase Agreements (“SPA’s) with accredited investors in connection with a private offering by us to raise a maximum of $300,000 through the sale of shares of common stock at $0.25 per share. We raised an aggregate amount of $100,000 in the private placement.

Proposed Reverse Stock Split

We plan to effect a 1-for-__ reverse split of our outstanding shares of common stock prior to effectiveness of the registration statement of which this prospectus forms a part. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of common stock. The conversion and/or exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants, and conversion of our outstanding convertible notes will be adjusted accordingly. All information presented in this prospectus assumes a 1-for-__ reverse split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and corresponding conversion price and/or exercise price data set forth in this prospectus have been adjusted to give effect to the assumed reverse stock split.

Risks Associated with Our Business

Our ability to execute on our business strategy is subject to a number of risks, which are discussed more fully in the section titled “Risk Factors.” Investors should carefully consider these risks before making an investment in our common stock. These risks include, among others, the following:

Risks Related to our Financial Position and Need for Capital

●	Our auditor has substantial doubts as to the Company’s ability to continue as a going concern.

●	We will need to obtain financing to implement our business plan.

●	We expect to continue to incur losses.

Risks Related to our Business

●	We remain a high-risk startup venture.

●	We are in the early stage of product development.

●	If our License Agreement with MGH is terminated, we will not be able to implement our current business plan.

●	Government regulation of our business is extensive and regulatory approvals are uncertain, expensive and time-consuming.

●	If the third-parties on which we may need to rely to conduct any future clinical trials and to assist us with pre-clinical development or other key steps do not perform as contractually required or expected, we may not be able to obtain regulatory clearance or approval for or commercialize our product candidates.

●	The results of our clinical trials may not support our product candidate claims or may result in the discovery of adverse side effects.

●	We depend on our ability to protect our intellectual property.

●	If our trademarks are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

●	Third parties may claim that we infringe on their proprietary rights and may prevent us from commercializing and selling our products.

●	We may be subject to product liability claims that may not be covered by insurance and could require us to pay substantial sums.

●	We depend on key personnel.

●	Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control.

●	We may be unable to manage rapid growth effectively.

●	The failure of government health administrators and private health insurers to reimburse patients for costs of our future products, or of services incorporating our future products, would materially and adversely affect our business.

●	If we are unable to successfully develop and market our products or if our products do not perform as expected, our business and financial condition will be adversely affected.

●	We face competition from established as well as other emerging companies, which could divert customers to our competitors and significantly reduce our revenue and profitability.

●	If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

●	Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director.

●	Our failure to manage growth effectively could harm our ability to attract and retain key personnel and adversely impact our operating results.

Risks Related to Our Common Stock and this Offering

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

●	The market prices and trading volume of our shares of common stock may experience rapid and substantial price volatility which could cause purchasers of our common stock to incur substantial losses..

●	An active, liquid and orderly market for our common stock may not develop, and you may not be able to resell your common stock at or above the public offering price.

●	The price of our common stock may be volatile, and you could lose all or part of your investment.

●	Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

●	If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

●	Financial reporting obligations of being a public company in the U.S. are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

●	We lack effective internal controls and procedures which could cause our investors to lose confidence in us and adversely affect the market price of our common stock and as a result of which we may not be able to accurately report our financial results or prevent fraud.

●	Substantial amounts of our outstanding shares may be sold into the market when lock-up or market standoff periods end. If there are substantial sales of shares of our common stock, the price of our common stock could decline.

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

●	Failure to maintain effective internal control over our financial reporting in accordance with Section 404 of Sarbanes-Oxley could cause our financial reports to be inaccurate.

●	Our Board has the authority, without approval of the holders of our common stock, to issue preferred stock with terms that may not be beneficial to holders of common stock and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our Corporate History

Vicapsys Life Sciences, Inc. (“VLS”) was incorporated in the State of Florida on July 8, 1997 under the name All Product Distribution Corp. On August 19, 1998, the Company changed its name to Phage Therapeutics International, Inc. On November 13, 2007, the Company changed its name to SSGI, Inc. On September 13, 2017, the Company changed its name to Vicapsys Life Sciences, Inc., effected a 1-for-100 reverse stock split of its outstanding common stock, increased the Company’s authorized capital stock to 300,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share. On December 22, 2017, pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among VLS, Michael W. Yurkowsky, ViCapsys, Inc. ( “VI”) and the shareholders of VI, a private company, VI became a wholly owned subsidiary of VLS. We refer to VLS and VI together as the “Company”. VLS serves as the holding company for VI. Other than its interest in VI, VLS does not have any material assets or operations.

Corporate Information

Our principal executive offices are located at 7778 Mcginnis Ferry Rd. #270, Suwanee, GA 30024 and our telephone number is (972) 891-8033. Our website address is www.vicapsys.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

As a company with less than $1.255 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

THE OFFERING

Common stock offered by us	We are offering ______ shares of our common stock.

Offering Price	per share

Description of Representative Warrants	We have agreed to issue to the Representative, Representative Warrants to purchase up to a total of [ ] shares of common stock (equal to 5.0% of the shares of common stock sold in this offering). The Representative Warrants will be immediately exercisable from time to time, in whole or in part, commencing on the date of issuance until five years from the commencement of sales of this offering. The Representative Warrants are exercisable at a per share price of $[ ]. The Representative Warrants and the shares of common stock underlying the Representative Warrants are being registered hereby.

Common stock to be outstanding immediately after this offering	shares ( shares if the underwriters exercise their option in full).

Over-allotment option	We have granted the underwriters an option to purchase additional shares of common stock equal to 15% of the shares sold in the offering less the underwriting discounts and commission. This option is exercisable, in whole or in part, for a period of 45 days from the date of this prospectus.

Use of Proceeds	We estimate that the net proceeds to us from the sale of securities in this offering, after deducting underwriting discounts and offering expenses payable by us, will be approximately $ million. Our net proceeds will increase by approximately $ if the underwriters’ over-allotment option is exercised in full. We intend to use the net proceeds from this offering for product development, marketing and working capital and general corporate purposes. Additionally, we may use a portion of the proceeds to us for acquisitions of complementary businesses, technologies, or other assets. However, we have no commitments to use the proceeds from this Offering for any such acquisitions or investments at this time. See “Use of Proceeds.”

Reverse Stock Split

On _________, 2023, our stockholders approved a reverse stock split at a ratio of between 1-for 5 and 1-for-50, with discretion for the exact ratio to be approved by our board of directors. We plan to effect a 1-for-__ reverse split of our outstanding shares of common stock prior to effectiveness of the registration statement of which this prospectus forms a part. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of common stock. The conversion and/or exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants, and conversion of our outstanding convertible notes will be adjusted accordingly. All information presented in this prospectus assumes a 1-for-__ reverse split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and corresponding conversion price and/or exercise price data set forth in this prospectus have been adjusted to give effect to the assumed reverse stock split.

Lock-up agreements	Our executive officers, directors and holders of more than 5% of the Company’s outstanding shares have agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for a period of 180 days from the date of this prospectus. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Risk factors	See “Risk Factors” on page 13 and other information included in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Proposed Nasdaq Capital Market symbol	Our common stock is currently listed on the OTC (Pink Sheets) Market under the symbol “VICP.” We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “VICP”. No assurance can be given that our listing application will be approved. If our listing application is not approved by Nasdaq, we will not consummate this offering.

The number of shares of our common stock to be outstanding after this offering is based on [   ] shares of our common stock outstanding as of [   ], 2023, and excludes as of that date:

●	[ ] shares of common stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan (the “2022 Plan”);

●	[ ] shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $[ ];

●	[ ] shares of common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $[ ]; and

●	[ ] shares of common stock issuable upon exercise of warrants to be issued to the representative of the underwriters as part of this offering at an exercise price of $ .

Except as otherwise indicated herein, all information in this prospectus assumes:

●	a 1-for- reverse stock split of our common stock effected on , 2023 pursuant to which (i) every shares of outstanding common stock was decreased to one share of common stock, (ii) the number of shares of common stock for which each outstanding option and warrant to purchase common stock is exercisable was proportionally decreased on a 1-for- basis and (iii) the exercise price of each outstanding option and warrant to purchase common stock was proportionally increased on a 1-for- basis (the “Reverse Stock Split”). No fractional shares were issued as a result of the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were [rounded up to the nearest whole share]; and

●	no exercise by the underwriters of their option to purchase additional shares of common stock in this offering.

SUMMARY FINANCIAL DATA

The following tables set forth our consolidated financial data as of the dates and for the periods indicated. We have derived the summary consolidated statements of operations data for the years ended December 31, 2022 and 2021 from our audited consolidated financial statements included elsewhere in this prospectus. The summary historical financial data for the three-month periods ended March 31, 2023 and 2022 are derived from our unaudited financial statements. The following summary financial data should be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes and other information included elsewhere in this prospectus.

Consolidated Statements of Operations Data:

	Years Ended December 30,		Three Months Ended March 31,
	2022	2021	2023	2022
Revenues	$—	$—	$—	$—
Operating Expenses
Personnel costs	122.458	91,502	64,031	30,369
Research and development expenses, related party	13,097	$17,698	$10,000	$10,000
Professional fees	448,506	191,881	133,483	113,885
Impairment loss	340,231	—	—	—
General and administrative expenses	60,198	$35,790	3,763	12,793
Net loss	$(984,790)	$(236,871)	$211,277	$167,047
Net loss per common share – basic and diluted(1)	$(0.03)	$(0.01)	$(0.01)	$(0.01)
Weighted average Common Shares outstanding – basic and diluted(1)	30,577,988	17,656,762	34,585,742	28,712,656

Balance Sheet Data:

	March 31, 2023
	Actual	As Adjusted(1)(2)
Cash	$4,140	$
Total assets	63,293
Total liabilities	1,204,664
Accumulated deficit	(15,325,692)
Total stockholders’ equity (deficit)	(1,141,371)

(1)	On an as adjusted basis to give further effect to (i) our issuance and sale of shares of common stock in this offering at an assumed public offering price of $ per share of common stock (which is based on the closing price of our Common Shares as reported by the OTCQB on , 2023), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. As adjusted balance sheet data is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing.

(2)	Each $1.00 increase (decrease) in the assumed public offering price of $ per share of common stock (which is based on the closing price of our Common Shares as reported by the OTCQB on , 2023) would increase (decrease) the as adjusted amount of each of cash, working capital, total assets and total stockholders’ equity (deficit) by approximately $ million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of shares of common stock in the number of shares of common stock offered by us at the assumed public offering price of $ per share of common stock (which is based on the closing price of our Common Shares as reported by the OTCQB on , 2023) would increase (decrease) the as adjusted amount of each of cash, working capital, total assets and total stockholders’ equity (deficit) by approximately $ million. These unaudited adjustments are based upon available information and certain assumptions we believe are reasonable under the circumstances.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risks and uncertainties, together with all other information in this prospectus, including our financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus before investing in our common stock. Any of the risk factors we describe below could adversely affect our business, financial condition, results of operations or prospects. The market price of our common stock could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our common stock. Additional risks that we currently do not know about or that we currently believe to be immaterial may also impair our business, financial condition, operating results and prospects.

Risks Related to our Financial Position and Need for Capital

Our auditor has substantial doubts as to the Company’s ability to continue as a going concern.

Our auditor’s report on our 2022 audited financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Our operating losses, working capital deficit and significant accumulated deficit and other factors raise substantial doubt about our ability to continue as a going concern. The accompanying audited financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. The Company has not generated any revenue since inception. Our future is dependent upon our ability to obtain financing and implement the Company’s strategic plan through new formulations and sales of our nutraceutical products. We may seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the Company’s business plan and expenditures. During the year ended December 31, 2022, we did not generate any revenues from continuing operations. Failure to generate revenue or to raise funds could cause us to go out of business, which would result in the complete loss of your investment. At December 31, 2022, we had $14,097 of cash on hand and an accumulated deficit of $15,177,963.

We will need to obtain financing to implement our business plan.

We anticipate that substantial additional equity or debt financings or funding from collaborative agreements or from foundations, government grants or other sources, will be needed to complete preclinical and animal testing necessary to file an investigations new drug application (“IND “) with the U.S Food and Drug Administration (“FDA”), and that further funding beyond such amounts will be required to commence trials and other activities necessary to begin the process of development and regulatory approval of a product for the continued growth of the Company. Additional capital will also be required for the clinical development of the recently discovered anti-fibrotic applications and corporate partnerships will be necessary to move Company products into advanced clinical development and commercialization.

We have no commitments to obtain such financing. We may not be able to obtain any financing on terms favorable to us, on terms that are not more favorable to new investors than the terms of the IAR Agreement, or at all. In the event we are unable to obtain additional financing, we will be unable to implement our business plan. Therefore, you could lose your entire investment.

We expect to continue to incur losses.

We have incurred losses since our inception and have never had any revenues. We expect to continue to incur losses for the foreseeable future. The principal causes of our losses are likely to be personnel costs, working capital costs, research and development costs, intellectual property protection costs, brand development costs, marketing and promotion costs, and the lack of any significant revenue stream for the foreseeable future. We may never achieve profitability.

Risks Related to our Business

We remain a high-risk startup venture.

While we were incorporated in July 1997, our biopharmaceutical operations did not commence until 2013. We face all of the potential expenses, delays, uncertainties and complications typically encountered by development stage businesses, many of which may be beyond our control. These include, but are not limited to, lack of sufficient capital, unanticipated problems, delays or expenses relating to product development and licensing and marketing activities, competition, technological changes and uncertain market acceptance. In addition, if we are unable to manage growth effectively, our operating results could be materially and adversely affected.

We are in the early stage of product development.

We do not have any presently marketable products. The products we hope to develop have had, at most, only limited research and testing in the fields of use we are presently intending to explore and hope to commercialize. We will have to go through extensive research and testing to develop specific products and to determine or demonstrate the safety and effectiveness of their proposed use. Our product candidates and our proposed testing of those products will require various regulatory approvals and clearances. Accordingly, the products we intend to pursue are not presently marketable in the fields of use for which we hope to develop them, and it is possible (or even probable) that some or all of them may never become legally and commercially marketable. The development and testing of pharmaceuticals and related treatments and therapies is difficult, time-consuming and expensive, and the successful development of any products based on innovative technologies is subject to inherent uncertainties and risks of failure. These risks include the possibilities that any or all of the proposed products or procedures may be found to be ineffective, or may otherwise fail to receive necessary regulatory clearances; that the proposed products or procedures may be uneconomical to produce and market or may never achieve broad market acceptance; that third parties may hold proprietary rights that preclude the Company from marketing its intended products or procedures; or that third parties may develop and market superior or equivalent products and procedures. We are unable to predict whether our research and development activities will result in any commercially viable products or procedures. Furthermore, due to the extended testing and regulatory review process required before marketing clearances can be obtained, the time frames for commercialization of any products or procedures are long and uncertain.

If our License Agreement with MGH is terminated, we will not be able to implement our current business plan.

Under our License Agreement with MGH, MGH has the right to terminate the License Agreement if we fail to make any payment due under the License Agreement or default in the performance of any of our other obligations under the License Agreement, subject to certain notice and rights to cure. MGH may also terminate the License Agreement immediately if we (i) make an assignment for the benefit of creditors; or (ii) have a petition in bankruptcy filed for or against it that is not dismissed within sixty (60) days of filing. If our License Agreement with MGH is terminated for any reason, we will lose the right to commercialize our technology and will not be able to implement our current business plan. In such event our business may even fail entirely.

Government regulation of our business is extensive and regulatory approvals are uncertain, expensive and time-consuming.

Our research, development, testing and future clinical trials, manufacturing and marketing of most of our intended products are subject to an extensive regulatory approval process by the FDA and other regulatory agencies in the U.S. and abroad. The process of obtaining FDA and other required regulatory approvals for pharmaceutical products, including required pre-clinical and clinical testing, is lengthy, expensive and uncertain. There can be no assurance that, even after such time and expenditures, the Company will be able to obtain necessary regulatory approvals for clinical testing or for the manufacturing or marketing of any products. Even if regulatory clearance is obtained, a marketed product is subject to continual review, and later discovery of previously unknown safety issues or failure to comply with the applicable regulatory requirements may result in restrictions on a product’s marketing or withdrawal of the product from the market, as well as possible civil or criminal sanctions.

If the third-parties on which we may need to rely to conduct any future clinical trials and to assist us with pre-clinical development or other key steps do not perform as contractually required or expected, we may not be able to obtain regulatory clearance or approval for or commercialize our product candidates.

We do not have (and do not expect to develop) the independent ability to conduct pre-clinical and future clinical trials for our product candidates and to the extent we will need to conduct such trials, we will need to rely on third-parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories to conduct such trials. We also do not have (and do not expect to develop) the independent ability to manufacture our proposed product candidates, and will therefore need to rely on third parties such as contract manufacturing organizations. If these various third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, or if the quality or accuracy of the data they obtain or the quality of the products they produce for us is compromised due to the failure to adhere to our clinical or manufacturing protocols or regulatory requirements or for any other reasons, we may have difficulty replacing them with other qualified third-party providers of the necessary services or products and in the meantime, our pre-clinical development activities or future clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory clearance or approval for, or successfully commercialize, a product candidate on a timely basis, if at all. As such, our business, operating results and prospects may be adversely affected and may even fail entirely. Furthermore, our third-party clinical trial investigators may be delayed in conducting our future clinical trials for reasons outside of their (or our) control.

The results of our future clinical trials may not support our product candidate claims or may result in the discovery of adverse side effects.

Even if the future clinical trials that we hope to undertake are completed as planned, we cannot be certain that their results will support our product candidate claims or that the FDA or foreign authorities will agree with our conclusions regarding the results of the trials. The clinical trial process may fail to demonstrate that a product candidate is safe and effective for the proposed indicated use, which could cause us to abandon a product candidate and could delay development of other product candidates. Any delay or termination of our future clinical trials will delay the filing of our product submissions and, ultimately, our ability to commercialize a product candidate and generate revenue. It is also possible that patients enrolled in future clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile and not predicted or foreseen on the basis of prior experience. Even if future clinical trials are otherwise successful, we may be unable to develop a commercially viable product, treatment or therapy based on those trials.

We depend on our ability to protect our intellectual property.

Our success will depend to a significant extent on our ability to obtain patent protection for technologies and products we develop, to preserve trade secrets and to operate without infringing the proprietary rights of others. There can be no assurance that any patents or patent applications that the Company owns, obtains or files or is able to obtain or license from third parties will afford any competitive advantages or will not be challenged or circumvented by third parties. Furthermore, there can be no assurance that others will not independently develop similar technologies or duplicate any technology developed by the Company. Because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that before any of the Company’s potential products can be commercialized, any related patents may expire or may have only a brief remaining life span following commercialization, thus reducing any advantage of the patents.

In addition, to the extent competitors develop and market products or procedures that we believe infringe our patents and proprietary rights, we may be compelled to initiate lawsuits to protect and enforce our rights. Such litigation is typically expensive, time-consuming and uncertain as to outcome, and may involve opponents who have much more extensive financial resources than we do.

If our trademarks are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

If our trademarks are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected. Our unregistered trademarks may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors may adopt trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our unregistered trademarks. Over the long term, if we are unable to successfully register our trademarks and establish name recognition based on our trademarks, then we may not be able to compete effectively and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely impact our financial condition or results of operations.

Third parties may claim that we infringe on their proprietary rights and may prevent us from commercializing and selling our products.

There has been substantial litigation in the pharmaceutical industry with respect to the manufacture, use and sale of new products. These lawsuits often involve claims relating to the validity of patents supporting the new products and/or the validity and alleged infringement of patents or proprietary rights of third parties. We may be required to defend against challenges to the validity of our patents and against claims relating to the alleged infringement of patent or proprietary rights of third parties.

Litigation initiated by a third party claiming patent invalidity or patent infringement could:

●	require us to incur substantial litigation expense, even if we are successful in the litigation;

●	require us to divert significant time and effort of our management;

●	result in the loss of our rights to develop, make or market our products; and

●	require us to pay substantial monetary damages or royalties in order to license proprietary rights from third parties or to satisfy judgments or to settle actual or threatened litigation.

Although patent and intellectual property disputes within the pharmaceutical industry have often been settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include the long-term payment of royalties. Furthermore, the required licenses may not be made available to us on acceptable terms. Accordingly, an adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent us from manufacturing and selling our products or increase our costs to market our products.

We may be subject to product liability claims that may not be covered by insurance and could require us to pay substantial sums.

If we are successful in obtaining regulatory approval for our products and begin marketing them, we will become subject to an inherent risk of, and adverse publicity associated with, product liability and other liability claims, whether or not such claims are valid. We intend to obtain product liability insurance coverage in amounts and scope that we believe will be adequate once we begin marketing any products. However, product liability insurance may not be available on commercially acceptable terms, or at all. Even if such insurance is available, product liability or other claims may exceed our insurance coverage limits. A successful product liability claim that exceeds our insurance coverage limits could require us to pay substantial sums and could have a material adverse effect on us.

We depend on key personnel.

Our success will depend, in part, upon our ability to attract and retain additional skilled personnel, which will require substantial additional funds. There can be no assurance that we will be able to find, attract and retain additional qualified employees, directors, and advisors having the skills necessary to operate, develop and grow our business. Our inability to hire qualified personnel, the loss of services of Federico Pier, our \Chief Executive Officer, or the loss of services of other executive officers, key employees, or advisors that may be hired in the future, would have a material and adverse effect on our business.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control.

We are subject to the following factors that may negatively affect our operating results:

●	the announcement or introduction of new products by our competitors;

●	our ability to upgrade and develop our systems and infrastructure to accommodate growth;

●	our ability to attract and retain key personnel in a timely and cost-effective manner;

●	technical difficulties;

●	the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure;

●	our ability to identify and enter into relationships with appropriate and qualified third-party providers of necessary testing, future clinical trials and manufacturing services;

●	regulation by federal, state or local governments; and

●	general economic conditions, as well as economic conditions specific to the pharmaceutical and healthcare industries.

As a result of our lack of any operating history and the nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately. We have based our anticipated future expense levels largely on our investment plans and estimates of future events, although certain of our expense levels will, to a large extent, become fixed. As a strategic response to changes in the competitive environment, we may from time to time make certain decisions concerning expenditures, pricing, service or marketing that could have a material and adverse effect on our business, results of operations and financial condition. Due to the foregoing factors, our quarterly revenues and operating results are difficult to forecast.

We may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address potential growth and to handle licensing and research activities. This expansion will place a significant strain on our management, operational and financial resources. To manage the expected growth of our operations and personnel, we must establish appropriate and scalable operational and financial systems, procedures and controls and must establish a qualified finance, administrative and operations staff. Our management may be unable to hire, train, retain, motivate and manage the necessary personnel or to identify, manage and exploit potential strategic relationships and market opportunities.

The failure of government health administrators and private health insurers to reimburse patients for costs of our future products, or of services incorporating our future products, would materially and adversely affect our business.

Healthcare insurance and healthcare delivery systems in the United States are in a state of rapid change. To the extent we are able to develop commercially viable products, our success in marketing those products on a profitable basis may depend, in significant part, on the extent to which reimbursement for the costs of our future products, or for the costs of products or procedures incorporating or using our future products, will be available from governmental or private health insurers or health administration authorities or other organizations. Significant uncertainty exists as to the reimbursement status of newly approved healthcare products. Adequate third-party insurance coverage may be unavailable for us or our sublicensees or potential future corporate partners to establish and maintain price levels sufficient for realization of an appropriate return on investment. Government and other third-party payors are attempting to contain healthcare costs by limiting both coverage and the level of reimbursement for new products. If government and other third party payors do not provide adequate coverage and reimbursement for uses of the products incorporating our technology, the market’s acceptance of our products could be adversely affected.

If we are unable to successfully develop and market our products or if our products do not perform as expected, our business and financial condition will be adversely affected.

With the release of any new product, we will be subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development and implementation, and failure of products to perform as expected. In order to introduce and market new products successfully with minimal disruption in customer purchasing patterns, we will need to manage the transition from existing products in the market. There can be no assurance that we will be successful in developing and marketing, on a timely basis, products that respond to advances by others, that our new products will adequately address the changing needs of the market, or that we will successfully manage product transitions. Further, failure to generate sufficient cash from operations or financing activities to develop or obtain improved products and technologies could have a material adverse effect on our results of operations and financial condition.

We face competition from established as well as other emerging companies, which could divert customers to our competitors and significantly reduce our revenue and profitability.

We expect existing competitors and new entrants to the market to constantly revise and improve their business models in response to challenges from competing businesses, including ours. If these or other participants introduce changes or developments that we cannot meet in a timely or cost-effective manner, our revenue and profitability could be reduced.

In addition, consolidation among our competitors may give them increased negotiating leverage and greater marketing resources, thereby providing corresponding competitive advantages over us. Consolidation among other companies may increase competition from a small number of very prominent companies in the marketplace. If we are unable to compete effectively, competitors could divert our customers away from our products.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

We do not have officer and director liability insurance or general liability insurance for our business. We may be unable to maintain sufficient insurance to cover liability claims made against us or against our officers and directors. If we are unable to adequately insure our business or our officers and directors, our business will be adversely affected, and we may not be able to retain or recruit qualified officers and directors to manage the Company.

Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director.

Our Amended and Restated Articles of Incorporation (“Articles of Incorporation”) and Amended and Restated Bylaws provide, with certain exceptions as permitted by Florida corporation law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our Articles of Incorporation and Amended and Restated Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

Our failure to manage growth effectively could harm our ability to attract and retain key personnel and adversely impact our operating results.

Our culture is important to us, and we anticipate that it will be a major contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Failure to maintain our culture could negatively impact our operations and business results. Additionally, expansion increases the complexity of our business and places a significant strain on our management, operations, technical performance, financial resources and internal control over financial reporting functions.

There can be no assurance that we will be able to manage our expansion effectively. Our current and planned personnel, systems, procedures and controls may not be adequate to support and effectively manage our future operations, especially as we employ personnel in multiple geographic locations. We may not be able to hire, train, retain, motivate and manage required personnel, which may limit our growth, damage our reputation and negatively affect our financial performance and harm our business.

Risks Related to Our Common Stock and this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our drug candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

The market prices and trading volume of our shares of common stock may experience rapid and substantial price volatility which could cause purchasers of our common stock to incur substantial losses.

Recently, the market prices and trading volume of shares of common stock of other small publicly traded with a limited number of shares available to purchasers, have experienced rapid and substantial price volatility unrelated to the financial performance of those companies. Similarly, subsequent to this offering, shares of our common stock may experience similar rapid and substantial price volatility unrelated to our financial performance, which could cause purchasers of our common stock to incur substantial losses, which may be unpredictable and not bear any relationship to our business and financial performance. Extreme fluctuations in the market price of our common stock may occur in response to strong and atypical retail investor interest, including on social media and online forums, the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors.

If there is extreme market volatility and trading patterns in our common stock, it may create several risks for investors, including the following:

●	the market price of our common stock may experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals;

●	if our future market capitalization reflects trading dynamics unrelated to our financial performance or prospects, purchasers of our common stock could incur substantial losses as prices decline once the level of market volatility has abated;

●	if the future market price of our common stock declines, purchasers may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the market of our common stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

Further, we may incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our shares of common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock, including:

●	actual or anticipated variations in our annual or quarterly results of operations, including our earnings estimates and whether we meet market expectations with regard to our earnings;

●	our current inability to pay dividends or other distributions;

●	changes in market valuations of similar companies;

●	market reaction to any additional equity, debt or other securities that we may issue in the future, and which may or may not dilute the holdings of our existing stockholders;

●	additions or departures of key personnel;

●	actions by institutional or significant stockholders;

●	short interest in our stock and the market response to such short interest;

●	the dramatic increase in the number of individual holders of our stock and their participation in social media platforms targeted at speculative investing;

●	speculation in the press or investment community about our company or industry;

●	strategic actions by us or our competitors, such as acquisitions or other investments;

●	legislative, administrative, regulatory or other actions affecting our business, our industry, including positions taken by the Internal Revenue Service (“IRS”);

●	investigations, proceedings, or litigation that involve or affect us;

●	the occurrence of any of the other risk factors included in this Registration Statement on Form S-1; and

●	general market and economic conditions

An active, liquid and orderly market for our common stock may not develop, and you may not be able to resell your common stock at or above the public offering price.

Prior to _________, 2023, our common stock was traded on the OTCQB quotation system, which is a FINRA-sponsored entity and operated inter-dealer automated quotation system for equity securities not included in a national exchange. Quotation of our securities on the OTCQB limits the liquidity and price of our common stock more than if our common stock were quoted or listed on the New York Stock Exchange, or NYSE, or The Nasdaq Capital Market, or Nasdaq, which are national securities exchanges. We intend to apply to list our common stock on Nasdaq under the symbol “VICP” contingent on the completion of this offering. In addition, an active trading market may not develop following the consummation of this offering or, if it is developed, may not be sustained. An inactive market may also impair our ability to raise capital by selling shares and may impair our ability to acquire other businesses, applications or technologies using our shares as consideration, which, in turn, could materially adversely affect our business.

The price of our common stock may be volatile, and you could lose all or part of your investment.

The trading price of our common stock following this offering is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

●	our inability to establish collaborations, if needed;

●	our failure to commercialize our product candidates, if approved;

●	additions or departures of key management personnel;

●	unanticipated serious safety concerns related to the use of our drug candidates;

●	introduction of new products and services offered by us or our competitors;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

●	our ability to effectively manage our growth;

●	actual or anticipated variations in quarterly operating results;

●	our cash position;

●	our failure to meet the estimates and projections of the investment community or that we may otherwise provide to the public;

●	publication of research reports about us or our industry, our product candidates in particular, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	changes in the market valuations of similar companies;

●	changes in the structure of the healthcare payment systems;

●	overall performance of the equity markets;

●	sales of our common stock by us or our stockholders in the future;

●	trading volume of our common stock;

●	changes in accounting practices;

●	ineffectiveness of our internal controls;

●	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

●	significant lawsuits, including patent or stockholder litigation;

●	general political and economic conditions; and

●	other events or factors, many of which are beyond our control.

In addition, the stock market in general, and the market for pharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies, including as a result of the COVID-19 pandemic. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. If the market price of our common stock after this offering does not exceed the public offering price, you may not realize any return on your investment in us and may lose some or all of your investment. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.

We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

We have never paid dividends on or in connection with any class of our common stock and we currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Furthermore, future debt or other financing arrangements may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Any return to stockholders will therefore be limited to the appreciation of their stock.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Immediately following the completion of this offering, our executive officers, directors and their affiliates will beneficially hold, in the aggregate, approximately          % of our outstanding voting stock. These stockholders, acting together, would be able to significantly influence all matters requiring stockholder approval. For example, these stockholders would be able to significantly influence elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The public offering price will be substantially higher than the as adjusted net tangible book value per share of our common stock after this offering. Investors purchasing common stock in this offering will pay a price per share that substantially exceeds the as adjusted net tangible book value per share after this offering. As a result, investors purchasing common stock in this offering will incur immediate dilution. Further, investors purchasing common stock in this offering will contribute approximately             % of the total amount invested by stockholders since our inception, but will own only approximately             % of the shares of common stock outstanding after this offering.

This dilution is due to our investors who purchased shares prior to this offering having paid substantially less when they purchased their shares than the price offered to the public in this offering. To the extent outstanding options or warrants are exercised, there will be further dilution to new investors. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. For a further description of the dilution that you will experience immediately after this offering, see the section entitled “Dilution”.

We are an emerging growth company, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years following the year in which we complete this offering, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our common stock that is held by non-affiliates to exceed $700.0 million as of the prior June 30th and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We may choose to take advantage of some, but not all, of the available exemptions. We cannot predict whether investors will find our common stock less attractive if we rely on certain or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies, which may make our financial statements less comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. We have chosen to take advantage of the extended transition periods available to emerging growth companies under the JOBS Act for complying with new or revised accounting standards until those standards would otherwise apply to private companies provided under the JOBS Act. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates for complying with new or revised accounting standards.

Financial reporting obligations of being a public company in the U.S. are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company we will incur significant additional legal, accounting and other expenses that we did not incur as a privately company. The obligations of being a public company in the U.S. require significant expenditures and will place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the listing requirements of the stock exchange on which our securities are listed. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

We lack effective internal controls and procedures which could cause our investors to lose confidence in us and adversely affect the market price of our common stock and as a result of which we may not be able to accurately report our financial results or prevent fraud.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports in a timely manner. In connection with the preparation of our financial statements for the years ended December 31, 2022 and 2021, our management determined that our controls and procedures were not effective due to identification of material weaknesses. A material weakness is a significant deficiency, or a combination of significant deficiencies, in internal control over financial reporting such that it is reasonably possible that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses that have been identified relate to insufficient resources in that we have an inadequate number of personnel with requisite expertise in the key functional areas of financial accounting; inadequate segregation of duties and lack of an audit committee. While we intend to take steps to remediate the material weakness in our internal control over financial reporting by December 31, 2024, we may not be successful in remediating such weaknesses in a timely manner, if at all, which may undermine our ability to provide accurate, timely and reliable reports on our financial and operating results. Furthermore, if we remediate our current material weakness but identify new material weaknesses in our internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may be negatively affected. As a result of such failures, we could also become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, and become subject to litigation from investors and stockholders, which could harm our reputation, financial condition or divert financial and management resources from our core business.

Substantial amounts of our outstanding shares may be sold into the market when lock-up or market standoff periods end. If there are substantial sales of shares of our common stock, the price of our common stock could decline.

All of our outstanding shares of common stock held by our directors, executive officers and our stockholders are subject to contractual lock-up restrictions on resale as more fully described in the section titled “Underwriting” in this prospectus. If these stockholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market after the expiration of the applicable lock-up period, the trading price of our common stock could decline significantly and could decline below the public offering price.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

There is no guarantee that our common stock will be listed on Nasdaq.

We intend to apply to have our shares of common stock listed on The Nasdaq Capital Market. Upon completion of this offering, we believe that we will satisfy the listing requirements and expect that our common stock will be listed on The Nasdaq Capital Market. Such listing, however, is not guaranteed. If the application is not approved for listing on The Nasdaq Capital Market, we will not proceed with this offering. Even if such listing is approved, there can be no assurance any broker will be interested in trading our common stock. Therefore, it may be difficult to sell any securities you purchase in this offering if you desire or need to sell them. Our lead underwriter, Titan Partners Group is not obligated to make a market in our common stock, and even after making a market, can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our common stock will develop or, if developed, that such markets will continue.

Even if our common stock is accepted for listing on the Nasdaq Capital Market, upon our satisfaction of the exchange’s initial listing criteria, the exchange may subsequently delist our common stock if we fail to comply with ongoing listing standards.

In the event we are able to list our common stock on the Nasdaq Capital Market upon our satisfaction of the exchange’s initial listing criteria, the exchange will require us to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the listing of our common stock. If we fail to meet these continued listing requirements, our common stock may be subject to delisting. If our common stock are delisted and we are not able to list such common stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market; However, if this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our common stock and reduced liquidity for the trading of our securities. In addition, in the event of such delisting, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.

The proposed reverse stock split may decrease the liquidity of our common shares.

The liquidity of our common shares may be affected adversely by our planned reverse stock split given the reduced number of common shares that will be outstanding following the reverse stock split, especially if the market price of our common shares does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our common shares, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following our proposed reverse stock split, the resulting market price of our common shares may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common shares may not improve.

Although we believe that a higher market price of our common shares may help generate greater or broader investor interest, there can be no assurance that our planned reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common shares will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common shares may not necessarily improve.

Failure to maintain effective internal control over our financial reporting in accordance with Section 404 of Sarbanes-Oxley could cause our financial reports to be inaccurate.

We are required pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, to maintain internal control over financial reporting and to assess and report on the effectiveness of those controls. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Although we prepare our financial statements in accordance with accounting principles generally accepted in the United States, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our disclosure controls and procedures, we may be obligated to report control deficiencies, in which case we could become subject to regulatory sanction or investigation. Further, such an outcome could damage investor confidence in the accuracy and reliability of our financial statements.

Our management has concluded that our internal controls over financial reporting were, and continue to be, ineffective, and as of December 31, 2022 as a result of a material weakness in our internal controls due to the lack of segregation of duties, insufficient resources and lack of an audit committee. While management is working to remediate the material weakness, there is no assurance that such changes, when economically feasible and sustainable, will remediate the identified material weaknesses or that the controls will prevent or detect future material weaknesses. If we are not able to maintain effective internal control over financial reporting, our financial statements, including related disclosures, may be inaccurate, which could have a material adverse effect on our business.

Our Board has the authority, without approval of the holders of our common stock, to issue preferred stock with terms that may not be beneficial to holders of common stock and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our Articles of Incorporation allow us to issue up to twenty million (20,000,000) shares of preferred stock without any vote or further action by holders of our common stock. Our Board has the authority to fix and determine the relative rights and preferences of preferred stock. As a result, the Board could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

The Securities and Exchange Commission adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the trading price of our common stock falls below $5.00 per share, the open-market trading of our common stock is subject to the penny stock rules, which imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

In addition to the “penny stock” rules described above, FINRA adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements pursuant to Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our projected financial position and estimated cash burn rate;

●	our estimates regarding expenses, future revenues and capital requirements;

●	our ability to continue as a going concern;

●	our need to raise substantial additional capital to fund our operation;

●	our dependence on third parties;

●	our ability to obtain the necessary regulatory approvals to market and commercialize our product candidates;

●	the ultimate impact of the current COVID-19 pandemic, or any other health epidemic, on our business or the global economy as a whole;

●	the results of market research conducted by us or others;

●	our ability to obtain and maintain intellectual property protection for our current and future product candidates;

●	our ability to protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;

●	the possibility that a third party may claim we or our third-party licensors have infringed, misappropriated or otherwise violated their intellectual property rights and that we may incur substantial costs and be required to devote substantial time defending against claims against us;

●	the success of competing products and services that are or become available;

●	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel;

●	the potential for us to incur substantial costs resulting from product liability lawsuits against us and the potential for these product liability lawsuits to cause us to limit our commercialization of our product candidates;

●	market acceptance of our product candidates, the size and growth of the potential markets for our current product candidates and any future product candidates we may seek to develop, and our ability to serve those markets; and

●	the successful development of our commercialization capabilities, including sales and marketing capabilities.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry for which we may be liable. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and survey are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of           units in this offering will be approximately $             , or approximately $           if the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for product development, marketing and working capital and general corporate purposes.

Any additional capital that we raise pursuant to this offering will be used for general corporate and working capital purposes. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products, however, we have no current commitments or obligations to do so.

This expected use of the net proceeds from this offering and our existing cash represents our intentions based upon our current plans, financial condition and business conditions. Predicting the cost necessary to develop product candidates can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development and commercialization efforts, any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and our existing cash.

In the ordinary course of our business, we expect from time to time to evaluate the acquisition of, investment in or in-license of complementary products, technologies or businesses, and we could use a portion of the net proceeds from this offering for such activities. We currently do not have any agreements, arrangements or commitments with respect to any potential acquisition, investment or license.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and government securities.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our Board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant.

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2023:

●	on an actual basis;

●	on pro forma basis, to reflect the sale by us of shares of common stock sold in our April 2023 private placement and .
●	on an as-adjusted basis, to reflect the sale by us of shares of common stock in this offering, at a public offering price of $ per share, assuming the underwriters do not exercise their over-allotment option, and after deducting estimated underwriting discounts and commissions and other estimated offering expenses payable by us.

The pro forma information in this table is unaudited and is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with the information contained in “Use of Proceeds,” “Summary Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” as well as the financial statements and the notes included elsewhere in this prospectus.

December 31, 2022
	Actual	Pro Forma	Pro Forma As Adjusted
Cash	$		$

[Related party convertible notes, net, less short term portion]
[Short-term portion of related party convertible notes, net]
Stockholders’ deficit:
Preferred Stock; par value $0.001; 20,000,000 shares authorized Series A Convertible Preferred Stock; par value $0.001; 3,000,000 shares authorized; -0- shares issued and outstanding;
Series B Convertible Preferred Stock; par value $0.001; 4,440,000 shares authorized; -0- shares issued and outstanding;
Common Stock, par value $0.001; 300,000,000 shares authorized; 31,168,461 shares issued and outstanding, respectively
Additional paid-in capital
Accumulated deficit
Total stockholders’ deficit
Total capitalization	$		$

A $1.00 increase (decrease) in the assumed public offering price of $         per share of common stock would increase (decrease) the pro forma amount of each of cash, total stockholders’ (deficit) equity and total capitalization by approximately $              , assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters. An increase (decrease) of              shares included in the shares of common stock offered by us, would increase (decrease) the pro forma amount of each of cash, total stockholders’ (deficit) equity and total capitalization by approximately $3,640,000, assuming no change in the assumed public offering price per share of common stock and after deducting estimated underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters.

The number of shares of our common stock to be outstanding after this offering is based on 31,188,460 shares of our common stock outstanding as March 31, 2023, assumes (i) no exercise by the underwriters of their over-allotment option and (ii) a 1-for-       reverse split of our outstanding shares of common stock to be effected immediately prior to the effectiveness of this registration statement of which this prospectus forms a part and excludes:

●	shares of common stock reserved for future issuance under our 2022 Plan;

●	shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $ ;

●	shares of common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $ ;

●	shares of common stock issuable upon exercise of warrants to be issued to the representative of the underwriters as part of this offering at an exercise price of $ .

DILUTION

If you purchase units, which include shares of our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per unit you will pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

As of March 31, 2023, our historical net tangible book value was           or $          per share, based on             shares of common stock outstanding as of March 31, 2023.

After giving effect to the issuance of the                  shares of common stock in our April 2023 private placement and             , our pro forma net tangible book value as of March 31, 2023 would have been $          per share.

After giving effect to our issuance and sale of              units in this offering at a public offering price of $        per unit, assuming the underwriters do not exercise their over-allotment option, and after deducting estimated underwriting discounts and commissions and other estimated offering expenses payable by us, the as-adjusted net tangible book value as of March 31, 2023 would have been $          or $       per share. This represents an immediate increase in as-adjusted net tangible book value to existing shareholders of               per share and an immediate dilution to new investors purchasing shares of our common stock in this offering of              per share.

The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Historical net tangible book value per share as of March 31, 2023	$
[Pro forma increase in net tangible book value per share attributable to the conversion of convertible promissory notes]	$
Pro forma net tangible book value per share as of March 31, 2023		$
Pro forma increase in net tangible book value per share attributable to new investors
Pro forma as adjusted net tangible book value per share immediately after this offering		$
Dilution per share to new investors in this offering		$

If the underwriters exercise their option to purchase additional shares in full, the pro forma as adjusted net tangible book value per share after giving effect to the offering would be $          per share. This represents an increase in pro forma as adjusted net tangible book value of $              per share to existing stockholders and dilution in pro forma as adjusted net tangible book value of $              per share to new investors.

The number of shares of our common stock to be outstanding after this offering is based on 31,188,460 shares of our common stock outstanding as of March 31, 2023, assumes (i) no exercise by the underwriters of their over-allotment option and (ii) a 1-for-           reverse split of our outstanding shares of common stock to be effected immediately prior to the effectiveness of this registration statement of which this prospectus forms a part and and excludes:

●	shares of common stock reserved for future issuance under our 2022 Plan;

●	shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $ ;

●	shares of common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $ ; and

●	shares of common stock issuable upon exercise of warrants to be issued to the representative of the underwriters as part of this offering at an exercise price of $ .

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations and that involve risks, uncertainties and assumptions. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors, including those which we discuss under “Risk Factors” and elsewhere in this prospectus. See “Information Regarding Forward-Looking Statements.” All amounts in this report are in U.S. dollars, unless otherwise noted.

Business Overview

Vicapsys Life Sciences, Inc. (“VLS”) was incorporated in the State of Florida on July 8, 1997 under the name All Product Distribution Corp. On August 19, 1998, the Company changed its name to Phage Therapeutics International, Inc. On November 13, 2007, the Company changed its name to SSGI, Inc. On December 22, 2017, pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among VLS, Michael W. Yurkowsky, ViCapsys, Inc. (“VI”) and the shareholders of VI, a private company, VI became a wholly owned subsidiary of VLS. We refer to VLS and VI together as the “Company”. VLS serves as the holding company for VI. Other than its interest in VI, VLS does not have any material assets or operations.

Per the schedule 14C filed on May 17, 2022, on April 22, 2022, stockholders of the Company approved a reverse split in the range from 1-for-2 to 1-for-50, with the Board of Directors able to pick the ratio or abandon the split. The split is subject to FINRA clearance and filing with Secretary of State. As of the date of this filing, such split has not occurred.

The Company’s strategy is to develop and commercialize, on a worldwide basis, various intellectual property rights (patents, patent applications, know how, etc.) relating to a series of encapsulated products that incorporate proprietary derivatives of the chemokine CXCL12 for creating a zone of immunoprotection around cells, tissues, organs and devices for therapeutic purposes. The product name VICAPSYN™ is the Company’s proprietary product line that is applied to transplantation therapies and related stem-cell applications in the transplantation field.

Recent Developments

June 2023 Note Offering

On June 27, 2023, we entered into a securities purchase agreement (the “SPA”) with AJB Capital Investments, LLC (“AJB”) and issued a promissory note in the principal amount of $330, 000 (the “note”) to AJB pursuant to the SPA for an purchase price of $303, 600. The loan closed and was funded on June 28, 2023. We intend to use the loan proceeds for general working capital purposes.

The note has an original issuance discount of 8% of the principal and bears interest at 10% a year. The note is due on December 27, 2023. Our failure to make required payments under the note or to comply with any of these covenants, among other matters, would constitute an event of default. Upon an event of default under the SPA or note, the note will bear interest at 18% and all outstanding principal and interest will be immediately due and payable and shall be multiplied by 150%, AJB may immediately accelerate the note due date, AJB may convert the amount outstanding under the note into shares of our common stock at a conversion price equal to the average of the 3 lowest VWAP prices of our stock prior to conversion, and AJB will be entitled to its costs of collection, among other penalties and remedies.

We provided customary representations and covenants to AJB in the SPA. Our breach of any representation or failure to comply with the covenants would constitute an event of default. Also pursuant to the SPA, We paid AJB a commitment fee of 328,571 unregistered shares of the company’s common stock (the “commitment fee shares”). If, after December 27, 2023, AJB has been unable to sell the commitment fee shares for $115,000, then AJB may require us to issue additional shares or pay cash in the amount of the shortfall; provided however that upon an uplisting of our common stock to a national exchange, this provision will lapse.

April 2023 Common Stock Offering

In April 2023, we entered into Security Purchase Agreements (“SPA’s) with select accredited investors in connection with a private offering by us to raise a maximum of $300,000 through the sale of shares of common stock at $0.25 per share. We have raised an aggregate amount of $100,000 as of the date of this prospectus.

Proposed Reverse Stock Split

We plan to effect a 1-for-         reverse split of our outstanding shares of common stock prior to effectiveness of the registration statement of which this prospectus forms a part. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of common stock. The conversion and/or exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants, and conversion of our outstanding convertible notes will be adjusted accordingly. All information presented in this prospectus assumes a 1-for-        reverse split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and corresponding conversion price and/or exercise price data set forth in this prospectus have been adjusted to give effect to the assumed reverse stock split.

Results of Operations

The Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021

Revenues

The Company did not have any revenues for the years ended December 31, 2022 and 2021.

Expenses

Operating expenses consist of personnel costs, research and development expenses, professional fees, travel expenses and general and administrative expenses. Our total operating expenses for the year ended December 31, 2022, were $984,790 compared to $336,871 for the year ended December 31, 2021, an increase of $647,919. The increase was primarily a result of the impairment loss of $340,231 recognized in connection with the write off of the intangible asset, as well as an increase in professional fees paid in connection with the Company’s efforts to complete an up listing to NASDAQ. Research and development costs decreased slightly from $13,097 for the year ended December 31, 2022 compared to $17,698 for the year ended December 31, 2021.

Year-over year increases in general and administrative expenses of $24,408 and personnel costs of $30,956 was primarily due to the increase in costs to operate as a publicly traded company as well as stock-based compensation as a result of the issuance of stock options granted in August 2022. The negative impact of COVID-19, continued to hinder the Company’s ability to raise the additional capital necessary to maintain operating activities in 2022.

Other Income

There was no other income or other expenses for the year ended December 31, 2022. Other income for the year ended December 31, 2021 of $100,000 was the result of the sale of the Company’s equity investment in AEI, back to AEI.

Net Loss

As a result of the foregoing, the Company had a net loss of $984,790 for the year ended December 31, 2022, compared to a net operating loss of $336,871 for the year ended December 31, 2021.

Three Months Ended March 31, 2023, and 2022

Revenues

The Company did not have any revenues for the three months ended March 31, 2023 and 2022.

Operating Expenses

We classify our operating expenses into four categories: personnel costs, research and development expenses, professional fees, and general and administrative expenses. The Company’s total operating expenses for the three months ended March 31, 2023 were $211,277, compared to $167,047 for the three months ended March 31, 2022.

The $10,833 monthly increase in Director fees for our CEO commencing in January 2023, resulted in an increase in personnel costs to $64,031 for the three months ended March 31, 2023, from $30,369 for the three months ended March 31, 2022. We incurred $10,000 in research and development expenses during the three months ended March 31, 2023 and 2022, related to a non-refundable royalty fee we agreed to pay upon execution of the Eighth Amendment to the License Agreement with MGH. Research and development expenses remained consistently low as the Company continued ongoing financing efforts in the wake of the negative impact of COVID-19, which continued to hinder the Company’s ability to raise the additional capital necessary to maintain regular operating activities. The decrease in general and administrative costs to $3,763 for the three months ended March 31, 2023, from $12,793 for the three months ended March 31, 2022, was primarily due to no amortization expense incurred during the three months ended March 31, 2023 related to the intangible asset that was written off as of December 31, 2022. The increase in professional fees to $133,483 for the three months ended March 31, 2023, from $113,885 for the three months ended March 31, 2022, was primarily attributable to the legal, accounting, and consulting and investor relations costs incurred in support of the Company’s efforts to obtain a listing on a national securities exchange.

Liquidity and Capital Resources

The Company is not currently generating revenues. At December 31, 2022, we had $14,097 cash on hand, a working capital deficit of $950,791 and an accumulated deficit of $15,117,963. At March 31, 2023, we had $4,140 of cash on hand and an accumulated deficit of $15,325,692.

In July 2022, the Company received proceeds totaling $50,000 and issued 100,000 shares of common stock pursuant to the exercise of warrants at $0.50 per share. In January 2021, the Company sold its equity investment in AEI, back to AEI for $100,000, which is included in other income for the year ended December 31, 2021. During the year ended December 31, 2021, the Company entered into Securities Purchase Agreements with select accredited investors in connection with a private offering by the Company to raise a maximum of $1,000,000 through the sale of shares of common stock of the Company at $0.25 per share. During the year ended December 31, 2021, the Company has raised an aggregate amount of $560,000 from the sale of 2,240,000 shares of common stock.

In April 2023, the Company entered into Security Purchase Agreements (“SPA’s) with select accredited investors in connection with a private offering by the Company to raise a maximum of $300,000 through the sale of shares of common stock at $0.25 per share. The Company has raised an aggregate amount of $100,000 as of the date of these consolidated financial statements.

However, we will require additional capital to meet our liquidity needs and do not believe that we have enough cash on hand to operate our business during the next 12 months. We anticipate we will need to raise an additional $1 million through the issuance of debt or equity securities to sustain base operations during the next 12 months, excluding development work. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of our common stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholder. Debt financing, if available, may involve agreements that include conversion discounts or covenants limiting or restricting our ability to take specific actions, such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through government or other third-party funding, marketing and distribution arrangements or other collaborations, or strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our future revenue streams, products or therapeutic candidates or to grant licenses on terms that may not be favorable to us. These conditions, as well as our recurring losses from operations, deficit in equity, and the need to raise additional capital to fund operations, raise substantial doubt about our ability to continue as a going concern. This “going concern” could impair our ability to finance our operations through the sale of debt or equity securities.

To date, we have financed our operations through our sale of equity and debt securities. Failure to generate revenue or to raise funds could cause us to go out of business, which would result in the complete loss of your investment.

We did not generate revenues from operations for the year ended December 31, 2022, and no substantial revenues are anticipated until we have implemented our full plan of operations. To implement our strategy to grow and expand per our business plan, we intend to generate working capital via private placements of equity or debt securities, or to secure one or more loans. If we are unsuccessful in raising capital, we could be required to cease business operations and investors would lose all of their investment.

Additionally, we will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. This additional corporate governance time required of management could limit the amount of time management has to implement our business plan and may impede the speed of our operations.

Operating Activities

For the year ended December 31, 2022, net cash used in operating activities was $238,197, which primarily consisted of our net loss of $984,790 adjusted for non-cash expenses of $31,289 of amortization, $340,231 impairment loss, and $105,650 of stock-based compensation expense.

For the year ended December 31, 2021, net cash used in operating activities was $443,974, which primarily consisted of our net loss of $236,871 and the $100,000 gain on sale of the Company’s equity investment in AEI, adjusted for non-cash expenses of $31,329 of amortization and $4,326 of stock-based compensation expense. Net changes of $142,758 in operating assets and liabilities increased the cash used in operating activities.

For the three months ended March 31, 2023, net cash used in operating activities was $9,957, which primarily consisted of our net loss of $211,277 adjusted for non-cash expenses of $20,697 of stock-based compensation, $1,229 of prepaid expenses, $83,045 in accounts payable and $98,807 of accounts payable, related parties.

For the three months ended March 31, 2022, net cash used in operating activities was $115,976, which primarily consisted of our net loss of $167,047 adjusted for non-cash expenses of $7,822 of amortization, $1,081 of stock-based compensation, $7,680 of prepaid expenses, $26,208 in accounts payable and $23,640 of accounts payable, related parties.

Investing Activities

There were no investing activities from continuing operations for the year ended December 31, 2022. During the year ended December 31, 2021, the Company sold its equity investment in AEI, back to AEI for $100,000.

There were no investing activities from continuing operations for the three months ended March 31, 2023 and 2022.

Financing Activities

For the year ended December 31, 2022, net cash used in financing activities was $34,999 and consisted of the payment of deferred offering costs of $15,001, offset by proceeds received totaling $50,000 received from the issuance of 100,000 shares of common stock pursuant to the exercise of warrants at $0.50 per share. During the year ended December 31, 2021, the Company sold 2,240,000 shares of common stock at $0.25 per share and received proceeds of $560,000.

There were no financing activities from continuing operations for the three months ended March 31, 2023 and 2022.

Off-Balance Sheet Arrangements

As of December 31, 2022, there were no off-balance sheet arrangements.

Critical Accounting Policies

Our discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of these consolidated financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, expenses, and related disclosure of contingent assets and liabilities. We evaluate, on an ongoing basis, our estimates and judgments, including those related to the useful life of the assets. We base our estimates on historical experience and assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The methods, estimates and judgments we use in applying our most critical accounting policies have a significant impact on the results that we report in our consolidated financial statements. The SEC considers an entity’s most critical accounting policies to be those policies that are both most important to the portrayal of a company’s financial condition and results of operations and those that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about matters that are inherently uncertain at the time of estimation.

We believe the following critical accounting policies, among others, require significant judgments and estimates used in the preparation of our interim condensed consolidated financial statements.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements are prepared in accordance with U.S. GAAP. The consolidated financial statements of the Company include the consolidated accounts of VLS and VI, its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company qualifies as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As an emerging growth company, the Company can delay the adoption of certain accounting standards until those standards would otherwise

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates for the years ended December 31, 2022 and 2021 include impairment of intangible assets, valuation allowance for deferred tax asset and non-cash equity transactions and stock-based compensation.

Cash

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. The Company held no cash equivalents as of December 31, 2022, and 2021. Cash balances may, at certain times, exceed federally insured limits. If the amount of a deposit at any time exceeds the federally insured amount at a bank, the uninsured portion of the deposit could be lost, in whole or in part, if the bank were to fail.

Intangible Assets

Costs for intangible assets are accounted for through the capitalization of those costs incurred in connection with developing or obtaining such assets. Capitalized costs are included in intangible assets in the consolidated balance sheets. The Company’s intangible assets consist of costs incurred in connection with securing an Exclusive Patent License Agreement with The General Hospital Corporation, d/b/a Massachusetts General Hospital (“MGH”), as amended (the “License Agreement”). These costs are being amortized over the term of the License Agreement which is based on the remaining life of the related patents being licensed.

As of December 31, 2022, due to the combination of not having met certain due diligence requirements per the License Agreement, and the Company not raising sufficient capital necessary to maintain regular research and development activities in 2022, the Company reviewed the MGH license agreement for possible impairment. The Company concluded an impairment of the License Agreement existed due to there being no projected undiscounted future net cash flows derived from the asset (See Note 4 to the consolidated financial statements filed herewith).

Long-Lived Assets

The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. Management has reviewed the Company’s long-lived assets for the years ended December 31, 2022, and 2021, and concluded an impairment of the License Agreement existed as of December 31, 2022 due to there being no projected undiscounted future net cash flows derived from the asset (See Note 4 to the consolidated financial statements filed herewith).

Equity Method Investment

The Company accounts for investments in which the Company owns more than 20% or has the ability to exercise significant influence of the investee, using the equity method in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 323, Investments—Equity Method and Joint Ventures. Under the equity method, an investor initially records an investment in the stock of an investee at cost and adjusts the carrying amount of the investment to recognize the investor’s share of the earnings or losses of the investee after the date of acquisition. The amount of the adjustment is included in the determination of net income by the investor, and such amount reflects adjustments similar to those made in preparing consolidated statements including adjustments to eliminate intercompany gains and losses, and to amortize, if appropriate, any difference between investor cost and underlying equity in net assets of the investee at the date of investment.

The investment of an investor is also adjusted to reflect the investor’s share of changes in the investee’s capital. Dividends received from an investee reduce the carrying amount of the investment. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred which is other than temporary, and which should be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method.

In accordance with ASC 323-10-35-20 through 35-22, the investor ordinarily shall discontinue applying the equity method if the investment (and net advances) is reduced to zero and shall not provide for additional losses unless the investor has guaranteed obligations of the investee or is otherwise committed to provide further financial support for the investee. An investor shall, however, provide for additional losses if the imminent return to profitable operations by an investee appears to be assured. For example, a material, nonrecurring loss of an isolated nature may reduce an investment below zero even though the underlying profitable operating pattern of an investee is unimpaired. If the investee subsequently reports net income, the investor shall resume applying the equity method only after its share of that net income equals the share of net losses not recognized during the period the equity method was suspended.

Equity and cost method investments are classified as investments. The Company periodically evaluates its equity and cost method investments for impairment due to declines considered to be other than temporary. If the Company determines that a decline in fair value is other than temporary, then a charge to earnings is recorded as an impairment loss in the accompanying consolidated statements of operations.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2021 and 2020.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued liabilities, payables with related parties, approximate their fair values because of the short maturity of these instruments.

Revenue Recognition

Revenue recognition is accounted for under ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”) and all the related amendments.

The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

The Company’s contracts with customers are generally on a contract and work order basis and represent obligations that are satisfied at a point in time, as defined in the new guidance, generally upon delivery or has services are provided. Accordingly, revenue for each sale is recognized when the Company has completed its performance obligations. Any costs incurred before this point in time, are recorded as assets to be expensed during the period the related revenue is recognized.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation,” which requires recognition in the financial statements of the cost of employee, non-employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur, and the cumulative impact of this change did not have any effect on the Company’s consolidated financial statements and related disclosures.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred. For the years ended December 31, 2022, and 2021, the Company recorded $13,097 and $17,698 of research and development expenses, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740-10, Income Taxes. Deferred tax assets and liabilities are recognized to reflect the estimated future tax effects, calculated at the tax rate expected to be in effect at the time of realization. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. Interest and penalties are classified as a component of interest and other expenses. To date, the Company has not been assessed, nor paid, any interest or penalties.

Uncertain tax positions are measured and recorded by establishing a threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Only tax positions meeting the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. As of December 31, 2022, and 2021, the Company’s dilutive securities are convertible into 3,397,281 and 17,027,281 shares of common stock, respectively. This amount is not included in the computation of dilutive loss per share because their impact is antidilutive. The following table represents the classes of dilutive securities as of December 31, 2022, and 2021:

	December 31, 2022	December 31, 2021
Common stock to be issued	727,281	11,067,281
Stock options	2,670,000	1,900,000
Warrants to purchase common stock	—	4,060,060
	3,397,281	17,027,281

The following is management’s discussion and analysis of certain significant factors that have affected our financial position and operating results during the periods included in the accompanying consolidated financial statements, as well as information relating to the plans of our current management. This report includes forward-looking statements. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this report or other reports or documents we file with the Securities and Exchange Commission from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.

Going Concern

The independent auditors’ reports on our consolidated financial statements for the years ended December 31, 2022 and 2021 includes a “going concern” explanatory paragraph that describes substantial doubt about our ability to continue as a going concern. Management’s plans in regard to the factors prompting the explanatory paragraph are discussed below and also in Note 2 to the consolidated financial statements filed herewith.

While our financial statements are presented on the basis that we are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time, our auditors have raised a substantial doubt about our ability to continue as a going concern.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

BUSINESS

ORGANIZATION

The Company’s strategy is to develop and commercialize, on a worldwide basis, various intellectual property rights (patents, patent applications, know how, etc.) relating to a series of encapsulated product candidates that incorporate proprietary derivatives of the chemokine CXCL12 for creating a zone of immunoprotection around cells, tissues, organs and devices for therapeutic purposes. The product name VICAPSY or Vicapsyn, is the Company’s line of proprietary product candidates that is applied to transplantation therapies and related stem-cell applications in the transplantation field. Vicapsyn, the lead product candidate embodiment in transplantation therapy to treat Type 1 Diabetes (T1D) is an encapsulated human islet cell cluster that is intended to restore normal glucose control when implanted into the peritoneal cavity of a patient. During the research and development process in transplantation, the Company and its related academic researchers had a novel and unexpected finding: the transplanted islet clusters were absolutely free of any signs of fibrotic encapsulation. This anti-fibrotic effect was reconfirmed in additional research studies and the Company has now moved into the development of another product candidate line based on CXCL12 with the trade name of VYBRIN or Vybrin. The clinical applications of Vybrin are being explored in several areas including (1) prevention of post-surgical adhesions in abdominal surgery, (2) coating of implantable medical devices and other implants to eliminate fibrosis and (3) wound healing with a focus on diabetic ulcers.

We believe that we are at the stage at which it is ready to clinically test the safety and efficacy of its product (IND enabling) as we have a large body of data supporting the effectiveness of its core technology–the microencapsulation of insulin producing cells with CXCL12 to allow their transplantation without the need for immune suppressive drugs. We have demonstrated in 2 models –rodents and non-human primates -that our technology effectively protects transplanted beta islet cells from fibrosis/rejection for periods of up to 6 months without systemic immune suppression. We have designed a Phase 1 clinical trial for Vicapsyn, have assembled a clinical trial advisory team composed of the clinical principal investigator (Dr. James Markmann, Chief of Transplant Surgery and highly experienced islet transplantation at MGH), a regulatory adviser (Dr. Bruce Schneider –prior head of FDA regulatory for islet transplantation), a commercial advisor (Dr. Julia Greenstein –islet transplantation product development and regulatory expertise from her prior position at JDRF) and a chief scientific officer (Dr. Steve Carter). In addition, we have identified manufacturing partners for the formulation and for the cells to be transplanted. With funding we will be in a position to submit an IND within 12 months and to initiate clinical studies within 18 months.

MGH License Agreement

On May 8, 2013, ViCapsys, Inc. and The General Hospital Corporation, d/b/a Massachusetts General Hospital (“MGH”) entered into an Exclusive Patent License Agreement as amended (the “License Agreement”). MGH is consistently recognized as one of the top hospitals in the United States and is internationally renowned for providing high-quality medical care. In addition, MGH is one of the largest research institution in the USA, actively engaged in groundbreaking research across various medical fields. Pursuant to the License Agreement. Pursuant to the License Agreement, MGH granted to the Company, in the field of coating and transplanting cells, tissues and devices for therapeutic purposes (the “License Field”), on a worldwide basis (the “License Territory”): (i) an exclusive, royalty-bearing license under its rights in its Patent Cooperation Treaty (PCT) patent application serial numbers PCT/US00/09678, filed on March 7, 2000, PCT/US2013/068916, filed on November 7, 2013, and PCT/US2018/051950, filed on September 28, 2018, including any division, continuation (but not continuation in part) U.S. and foreign patent application, Letters Patent, and/or the equivalent thereof issuing thereon, and/or reissue, reexamination or extension thereof (the “Patent Rights”), to make, use, sell, lease, import and transfer any article, device or composition, the manufacture, use, or sale of which, in whole or in part (the “Products”), employs, is based upon or is derived from research data, designs, formulae, process information and other information pertaining to the invention(s) claimed in the Patent Rights which is created by Dr. Poznansky and owned by MGH and is not confidential information of or otherwise obligated to any third party and which Dr. Poznansky knows as of the date of the License Agreement and reasonably believes is necessary in order for Company to utilize the licenses granted thereunder (the “Technical Information”); (ii) the right to grant sublicenses subject to and in accordance with the terms of the License Agreement, and (iii) the nonexclusive right to use Technological Information disclosed by MGH to the Company under the License Agreement, all subject to and in accordance with the License Agreement.

As amended by the Eighth Amendment to the License Agreement on March 14, 2022 (“Effective Date”), which replaces the prior pre-sales due diligence requirements in their entirety, the License Agreement requires that we satisfy the following requirements prior to the first sale of Products (“MGH License Milestones”), by certain dates.

Pre-Sales Diligence Requirement

(i)	We shall provide a detailed business plan and development plan by June 1, 2022. As of the date of this registration statement of which this prospectus forms a part, we have yet to submit the business and development plan and is negotiating the extension of this requirement with MGH.
(ii)	We shall raise $2 million in financing by December 1, 2022. As of the date of this registration statement of which this prospectus forms a part, we have yet to raise $2 million and is negotiating the extension of this requirement with MGH.
(iii)	We shall raise an additional $8 million in financing by December 1, 2023.
(iv)	We shall initiate research regarding the role of CXCL12 in beta cell function and differentiation by January 1, 2023.
(v)	We shall initiate diabetic non-human primate studies using cadaveric islets encapsulated in the CXCL12 technology by March 1, 2023.
(vi)	We shall initiate research regarding other applications of the CXCL12 platform by June 1, 2023.
(vii)	We shall initiate a Phase I clinical trial of a Product or Process by March 1, 2024.
(viii)	We shall initiate a Phase II clinical trial of a Product or Process within thirteen (13) years from Effective Date.
(ix)	We shall initiate Phase III clinical trial of a Product or Process within sixteen (16) years from Effective Date.

Additionally, as amended by the Eighth Amendment to the License Agreement on March 14, 2022, which replaces the prior post-sales due diligence requirements in their entirety, the License Agreement requires that the Company satisfy the following requirements post-sales of Products (“MGH License Milestones”), by certain dates.

Post-Sales Diligence Requirements

(i)	We shall itself or through an Affiliate or Sublicensee make a First Commercial Sale within the following countries and regions in the License Territory within eighteen (18) years after the Effective Date of this Agreement: US and Europe and China or Japan.

(ii)	Following the First Commercial Sale in any country in the License Territory, we shall itself or through its Affiliates and/or Sublicensees use commercially reasonable efforts to continue to make Sales in such country without any elapsed time period of one (1) year or more in which such Sales do not occur due to lack such efforts by us.

In consideration of the update to the diligence milestones, the Company shall pay the following annual minimum royalty payments:

(i)	Prior to the First Commercial Sale, we shall pay to Hospital a non-refundable annual license fee of ten thousand dollars ($10,000) by June 30, 2022, and on each subsequent anniversary of the Eighth Amendment Effective Date thereafter. The non-refundable annual license fee was paid on July 1, 2022.

(ii)	Following the First Commercial Sale, Company shall pay Hospital a non-refundable annual minimum royalty in the amount of one hundred thousand dollars United States Dollars ($100,000) per year within sixty (60) days after each annual anniversary of the Effective Date. The annual minimum royalty shall be credited against royalties subsequently due on Net Sales made during the same calendar year, if any, but shall not be credited against royalties due on Net Sales made in any other year.

On March 31, 2023, the Company and MGH entered into a Ninth Amendment to License Agreement in order to add new Patent Rights under Section 1.11 of the License Agreement and to update the Diligence Requirements set forth under Section 3.1 of the License Agreement, both of which are set forth in the Ninth Amendment.

The License Agreement also requires us to pay to MGH a 1% royalty rate on net sales related to the first license sub-field, which is the treatment of Type 1 Diabetes (“T1D”). Future sub-fields shall carry a reasonable royalty rate, consistent with industry standards, to be negotiated at the time the first such royalty payment shall become due with respect to the applicable Products and Processes (as defined in the License Agreement).

The License Agreement additionally requires us to pay to MGH a $1.0 million “success payment” within 60 days after the first achievement of total net sales of Product or Process equal to or to exceed $100,000,000 in any calendar year and $4,000,000 within 60 days after the first achievement of total net sales of Product or Process equal or exceed $250,000,000 in any calendar year. We are also required to reimburse MGH’s expenses in connection with the preparation, filing, prosecution and maintenance of all Patent Rights.

The License Agreement expires on the later of (i) the date on which all issued patents and filed patent applications within the Patent Rights have expired (November 2033) or have been abandoned, and (ii) one year after the last sale for which a royalty is due under the License Agreement.

The License Agreement also grants MGH the right to terminate the License Agreement if VI fails to make any payment due under the License Agreement or defaults in the performance of any of its other obligations under the License Agreement, subject to certain notice and rights to cure set forth therein. MGH may also terminate the License Agreement immediately upon written notice to VI if VI: (i) shall make an assignment for the benefit of creditors; or (ii) or shall have a petition in bankruptcy filed for or against it that is not dismissed within 60 days of filing. As of the date of this filing, this License Agreement remains active and the Company has not received any termination notice from MGH.

We may terminate the License Agreement prior to its expiration by giving 90 days’ advance written notice to MGH, and upon such termination shall, subject to the terms of the License Agreement, immediately cease all use and sales of Products and Processes.

As of the date hereof, there have not been any sales of product or process under this License Agreement.

Competitive Advantages Of Our Product Candidates

Currently, we have two product candidates, Vicapsyn and Vybrin

Vicapsyn

We have developed a technology utilizing CXCL12 that eliminates the need for systemic immune suppression during transplantation, in particular in islet transplantation for the treatment of type 1 diabetes. This achievement has the potential change the field of medicine and positively impact lives. We believe Vicapsyn provides the following advantages:

●	Novel Approach: Our technology represents a paradigm shift in the treatment of conditions requiring immunosuppression in that with our approach there is no need for outside immunosuppressants to allow our cells to thrive in treatment.

●	Enhanced Safety: Immunocompromised individuals often face challenges due to the long-term use of immunosuppressants including a high risk of life threatening cancers and infections. With our technology, we expect to eliminate or significantly reduce the need for these medications, leading to enhanced patient safety and well-being with a goal of patients experiencing improved health outcomes without the risks associated with immunosuppressive drugs.

●	Improved Quality of Life: Living with a condition that requires chronic daily immunosuppression can be burdensome, involving strict medication regimens and constant monitoring. We believe our technology could eliminate the need for immunosuppressants, alleviating this burden and significantly improving the quality of life for patients.

●	Potential Cost Savings: The long-term use of immunosuppressants can be financially demanding for both patients and healthcare systems and needs to be monitored on a very regular basis at healthcare facilities. However, our technology eliminates or reduces the need for these medications, potentially generating substantial cost savings in healthcare expenses. This benefits patients and healthcare providers alike, making treatment more accessible and affordable.

●	Expanded Treatment Opportunities: With the elimination of immunosuppressive drugs, our technology opens doors to new treatment possibilities as it can be applied to a wide range of conditions that currently require immunosuppressive therapy, expanding its impact and benefiting numerous patient populations.

●	Accelerated Recovery and Healing: Immune suppression often hinders the body’s natural healing processes. However, with our technology, we have successfully eliminated the need for immunosuppressants in non-human primates, promoting a more robust immune response. This can lead to faster recovery and healing in patients undergoing various medical interventions or treatments.

The successful development of our technology, which we expect can eliminate the need for systemic immunosuppressants by utilizing CXCL12, is, in our opinion, an important achievement. It has the power to transform the lives of individuals with immunocompromised conditions, offering improved safety, quality of life, and treatment outcomes.

Vybrin

Vybrin describes the antifibrotic property of applying CXCL12 is a significant finding with profound implications. The data from rodent models and non-human primate studies, where microbeads containing CXCL12 were utilized, demonstrate its potential to protect against fibrotic overgrowth and prevent the formation of adhesions at the incision site. We believe that this property holds great importance in various medical procedures and surgical interventions and has the following advantages

●	Prevention of Fibrotic Overgrowth: Fibrotic overgrowth refers to the excessive formation of fibrous tissue, which can impede the healing process and lead to complications such as scar tissue formation and adhesions. By applying CXCL12, the risk of fibrotic overgrowth can be mitigated, promoting a more favorable healing environment and reducing the likelihood of adverse outcomes.

●	Inhibition of Adhesion Formation: Adhesions occur when tissues or organs in the body become abnormally connected or stuck together. These adhesions can cause significant complications, such as pain, restricted movement, and organ dysfunction. The ability of CXCL12 to prevent adhesion formation at the incision site is of paramount importance, as it can enhance post-operative recovery and improve patient outcomes.

●	Anti-Inflammatory Properties: CXCL12 possesses anti-inflammatory properties, which further contribute to its efficacy in inhibiting adhesion formation. Inflammation plays a crucial role in the development of fibrosis and adhesions. By reducing inflammation, CXCL12 helps create a more favorable environment for healing and tissue regeneration, minimizing the risk of adhesion formation.

●	Fugetactic Properties: CXCL12 also exhibits fugetactic properties, meaning it can attract and guide cells away from the site of application. This property has been shown to be beneficial in preventing adhesions, as it directs cells to migrate away from the incision site, reducing the likelihood of tissue fusion and adhesion formation.

The research activity focused on combining CXCL12 with bioabsorbable polymers and evaluating their effectiveness in inhibiting adhesion formation is, in our opinion, a promising step forward. By systematically assessing different concentrations of CXCL12 and various polymer complexes, researchers can identify the optimal formulation that achieves the desired antifibrotic and anti-adhesion effects.

We believe that the implications of successfully harnessing the antifibrotic property of CXCL12 are far-reaching. It has the potential to revolutionize surgical procedures by minimizing post-operative complications, reducing the need for additional interventions, and improving patient recovery. Furthermore, the ability to inhibit adhesion formation can enhance the long-term outcomes of various surgeries, preserving organ functionality and patient quality of life.

Overall, the antifibrotic property of CXCL12, coupled with its anti-inflammatory and fugetactic properties, makes it a promising candidate for inhibiting adhesion formation, in our opinion.

Manufacturing

We intend to contract primarily with small and medium-sized manufacturers that are subject to FDA compliance and approval standards. These manufacturers are highly innovative and cost effective because of their streamlined sales infrastructures. We intend to ensure that all of our manufacturing partners will be qualified to manufacture under the FDA’s Quality System Regulations/ISO 13485 standards. The Company intends to retain in-house the quality assurance function so that we can approve all products prior to their release to market. We also intend to utilize high quality software in an effort to assure that our products remain compliant throughout all operations. The Company believes that there are no significant issues with availability of needed materials that would prevent us from meeting the projected market demand for our initial products in a timely manner. Packaging design and manufacturing will be outsourced to one or more experienced medical device packaging companies. We believe that this will allow for accelerated time to market and optimizing the shelf life of those products that are pre-packaged sterile.

Our Market

We intend to develop therapeutic products for treatment of T1D. A 2020 report from Centers for Disease Control and Prevention (the “CDC”) shows a nearly 30% increase in T1D diagnoses in the United States, with youth cases growing most sharply among diverse populations. The CDC’s 2020 National Diabetes Statistics Report cites that in the United States, T1D diagnoses included 1.4 million adults, 20 years and older, and 187,000 children younger than 20.

That totals nearly 1.6 million Americans with T1D—up from 1.25 million people—or nearly 30% from 2017.

A separate CDC report, focused on T1D in youth, showed that T1D is growing most sharply in African American and Hispanic youth populations. As the reason is unknown, the CDC is advocating for continued “surveillance” of T1D in today’s youth populations.

According to the report, between 2002 and 2015:

●	T1D cases among African American children increased by 20% with 20.8 children diagnosed per 100,000
●	T1D cases among Hispanic children increased nearly 20% with 16.3 per 100,000
●	T1D cases among Asian / Pacific Island children increased 19% with 9.4 per 100,000
●	White children are the slowest growing demographic with a 14% increase, yet remain the most impacted group with 27.3 T1D cases per 100,000

The report also showed that diagnoses occurred most frequently between the ages of 5 and 14.

●	33.5% were ages 10-14
●	27% were 5-9

The latest CDC data further demonstrates that despite all the progress in managing the disease, our community’s needs are growing and the need to respond is even more urgent today.

Competition

We are engaged in rapidly evolving industries. Competition from other pharmaceutical companies and from other research and academic institutions is intense and expected to increase. Many of these companies have substantially greater financial and other resources and development capabilities than we do, have substantially greater experience in undertaking pre-clinical and clinical testing of products, and are commonly regarded in the pharmaceutical industries as very aggressive competitors. In addition to competing with universities and other research institutions in the development of products, technologies and processes, we compete with other companies in acquiring rights to products or technologies from universities. There can be no assurance that we can develop products that are more effective or achieve greater market acceptance than competitive products, that we can convince physicians, hospitals and patients of the benefits of our technology, or that our competitors will not succeed in developing products and technologies that are more effective than those being developed by us and that would therefore render our products and technologies less competitive or even obsolete.

Several companies are developing therapies to treat T1D. The companies listed below are select competitors that are specifically developing competitively or potentially competitive transplant technologies for treatment of T1D.

●	ViaCyte Inc. develops human embryonic stem cells that differentiate into pancreatic progenitor cells. We believe they are one of our most significant and advanced competitors, as they announced on August 1, 2017 that the first patients have been implanted with the PEC-Direct™ product candidate, an islet cell replacement therapy in development as a functional cure for patients with T1D who are at high risk for acute life-threatening complications. ViaCyte has established a collaboration with W.L. Gore & Associates, the makers of Goretex to created devices for implantation and protection of transplanted islets. ViaCyte is currently recruiting for a Phase 1/II clinical trial (NCT03163511).

●	Sernova Corp. is a microcap company trading on the Toronto, Canada exchange that has developed a macro-cell pouch system for encapsulating cadaveric (allo-) islets that is currently in a Phase 1/II clinical trial. In July 2019, Sernova reported interim analysis demonstrating the cell pouch transplanted with islet cells showed initial safety as well as key efficacy measures.

●	Beta O2 Technologies Ltd. (Rosh-Haayin, Israel). A biomedical company developing an implantable device, the BetaAir, to encapsulate islet cells for the treatment of T1D. They are in the process of changing from a device that requires external infusion of oxygen into their encapsulation device containing islet cells. Last public information was in 2015. The current status of Beta O2 Technologies Ltd. is unclear.

●	DefyMed (Strasbourg, France): Defymed was founded in 2011 to develop implantable bio-artificial medical devices for diverse therapeutic applications, with a first focus on T1D. The diabetes product, named MAILPAN® (Macro- encapsulation of PANcreatic Islets), is a result of work done by the Centre Europeen d’etude du Diabete (CeeD), STATICE and the Centre de Transfert de Technologies du Mans (CTTM). The Mailpan system which is still in preclinical development uses non-biodegradable, biocompatible membranes for selective diffusion of insulin and glucose while protecting implanted stem-cell derived beta cells.

●	Sigilon Therapeutics is a discovery-based platform combines cell engineering and its proprietary Afibromer™ technology, a new class of implantable biomaterials that do not trigger fibrosis. The company will develop products that emerge from its discovery platform to treat serious hematologic, enzyme deficiency and endocrine disorders –including T1D. Sigilon partnered with Lilly on the T1D indication in April 2018 but no recent information is available on the status of the partnership.

●	Novo Nordisk has a stem cell line that differentiates into beta cells and one of the largest diabetes franchises in the world. In collaboration with Cornell researchers they have developed a hydrogel-based nanofiber encapsulation device with macroscopic dimensions. Currently appears to be in pre-clinical development.

●	Sanofi and Evotec formed a partnership to jointly develop a beta cell replacement therapy for the treatment of diabetes in a deal that could reach more than 300 million Euros in potential milestone payments. Evotec achieved a milestone in 2018 for a manufacturing process for generation of iPSC-derived beta cells including scale-up. Collaboration is still in the pre-clinical phase.

Several companies have developed and are continuing to develop products and treatments to treat scar formation and/or internal adhesions resulting from the fibrosis process, which may compete with the products and treatments that we develop.

The following selected companies are developing products to treat scar formation and/or internal adhesions:

●	Baxter Healthcare has been marketing Adept®, a liquid solution for adhesion reduction, for gynecologic laparoscopic adhesiolysis indications since 2006. Baxter’s Adept solution has been extensively studied and its ability to prevent adhesions is controversial. Baxter Healthcare also markets COSEAL®, a synthetic hydrogel used in patients undergoing cardiac or abdomino-pelvic surgery to prevent or reduce the incidence, severity and extent of postsurgical adhesion formation. In February 2020, Baxter acquired the Sanofi franchise for Seprafilm Adhesion Barrier, a mechanical bioresorbable adhesion barrier that is indicated for the reduction in the incidence, extent, and severity of postoperative adhesions in patients undergoing abdominal or pelvic laparotomy. While Seprafilm is regarded as an effective barrier, challenges with respect to placement remain and limit its widespread use.

●	Gynecare Worldwide, a division of Ethicon, Inc., a Johnson & Johnson company, markets Interceed®, a sheet adhesion barrier similar in intended use to Seprafilm but is indicated only for selected open gynecological indications.

●	FzioMed, Inc. has received CE Mark approval in the European Union for Oxiplex®/AP Gel, an adhesion barrier for abdominal/pelvic surgery, and is conducting a clinical trial in the U.S., which is expected to be completed by December 2020. Fziomed has announced a global distribution agreement with Ethicon for distribution of Oxiplex/AP Gel.

●	Covidien introduced SprayShield®, an adhesion barrier used in abdominopelvic procedures, that is approved for sale in Europe. In 2013, Covidien sold the SprayShield product line to Integra Life Sciences.

Research and Development

We are primarily engaged in preclinical testing of CXCL12 and delivery systems associated with the treatment of T1D. Costs and expenses that can be clearly identified as research and development are charged to expense as incurred. For the years ended December 31, 2022 and 2021, we recorded $13,097 and $17,698, respectively, of research and development expenses to a related party.

Intellectual Property

We strive to protect and enhance the proprietary technology, inventions and improvements that we believe are commercially important to our business by seeking, maintaining, and defending patent rights, whether developed internally or licensed from third parties existing and planned therapeutic programs. We also rely on trade secret protection and confidentiality agreements to protect our proprietary technologies and know-how to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection, as well as continuing technological innovation and in-licensing opportunities to develop, strengthen and maintain our proprietary position in the field of cellular therapies.

We will additionally rely on trademark protection, copyright protection and regulatory protection available via orphan drug designations, data exclusivity, market exclusivity, and patent term extensions. Our success will depend significantly on our ability to defend and enforce our intellectual property rights and our ability to operate without infringing any valid and enforceable patents and proprietary rights of third parties.

Patents and Copyrights

We do not currently own any patents or copyrights. Pursuant to our License Agreement with MGH, MGH granted us, in the field of coating and transplanting cells, tissues and devices for therapeutic purposes, on a worldwide basis: (i) an exclusive, royalty-bearing license under its rights in Patent Rights (as defined in the License Agreement) to make, use, sell, lease, import and transfer Products and Processes (each as defined in the License Agreement); (ii) a non-exclusive, sub-licensable (solely in the License Field and License Territory (each as defined in the License Agreement)) royalty- bearing license to Materials (as defined in the License Agreement) and to make, have made, use, have used, Materials for only the purpose of creating Products, the transfer of Products and to use, have used and transfer Processes; (iii) the right to grant sublicenses subject to and in accordance with the terms of the License Agreement, and (iv) the nonexclusive right to use Technological Information (as defined in the License Agreement) disclosed by MGH to the Company under the License Agreement, all subject to and in accordance with the License Agreement.

Government Regulation

Government authorities in the United States, at the federal, state and local level, and in other countries and jurisdictions, including the European Union, extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, post-approval monitoring and reporting, and import and export of pharmaceutical products, including biological products. Some jurisdictions outside of the United States also regulate the pricing of such products. The processes for obtaining marketing approvals in the United States and in other countries and jurisdictions, along with subsequent compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.

Licensure and Regulation of Biologics in the United States

In the United States, our product candidates are regulated as biological products, or biologics, under the Public Health Service Act or PHSA, and the Federal Food, Drug, and Cosmetic Act, or FDCA, and their implementing regulations. The failure to comply with the applicable U.S. requirements at any time during the product development process, including nonclinical testing, clinical testing, the approval process or post-approval process, may subject an applicant to delays in the conduct of a study, regulatory review and approval, and/or administrative or judicial sanctions.

These sanctions may include, but are not limited to, the FDA’s refusal to allow an applicant to proceed with clinical testing, refusal to approve pending applications, license suspension or revocation, withdrawal of an approval, untitled or warning letters, adverse publicity, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, and civil or criminal investigations and penalties brought by the FDA or the Department of Justice, or DOJ, or other governmental entities. An applicant seeking approval to market and distribute a new biologic in the United States generally must satisfactorily complete each of the following steps:

●	preclinical laboratory tests, animal studies and formulation studies all performed in accordance with the FDA’s Good Laboratory Practice, or GLP, regulations;

●	submission to the FDA of an Investigational New Drug, or IND, application for human clinical testing, which must become effective before human clinical trials may begin;

●	approval by an independent institutional review board, or IRB, representing each clinical site before each clinical trial may be initiated, or by a central IRB if appropriate;

●	performance of adequate and well-controlled human clinical trials to establish the safety, potency, and purity of the product candidate for each proposed indication, in accordance with the FDA’s Good Clinical Practice, or GCP, regulations;

●	preparation and submission to the FDA of a Biologics License Application, or BLA, for a biologic product requesting marketing for one or more proposed indications, including submission of detailed information on the manufacture and composition of the product and proposed labeling;

●	review of the product by an FDA advisory committee, where appropriate or if applicable;

●	satisfactory completion of one or more FDA inspections of the manufacturing facility or facilities, including those of third parties, at which the product, or components thereof, are produced to assess compliance with cGMP requirements and to assure that the facilities, methods, and controls are adequate to preserve the product’s identity, strength, quality, and purity, and, if applicable, the FDA’s current good tissue practice, or CGTP, for the use of human cellular and tissue products;

●	satisfactory completion of any FDA audits of the nonclinical study and clinical trial sites to assure compliance with GLPs and GCPs, respectively, and the integrity of clinical data in support of the BLA;

●	payment of user fees and securing FDA approval of the BLA;

●	compliance with any post-approval requirements, including the potential requirement to implement a Risk Evaluation and Mitigation Strategy, or REMS, adverse event reporting, and compliance with any post-approval studies required by the FDA; and

●	Preclinical Studies and Investigational New Drug Application.

Before testing any biologic product candidate in humans, including a gene therapy product candidate, the product candidate must undergo preclinical testing. Preclinical tests include laboratory evaluations of product chemistry, formulation and stability, as well as studies to evaluate the potential for efficacy and toxicity in animals. The conduct of the preclinical tests and formulation of the compounds for testing must comply with federal regulations and requirements. The results of the preclinical tests, together with manufacturing information and analytical data, are submitted to the FDA as part of an IND application. The IND automatically becomes effective 30 days after receipt by the FDA, unless before that time the FDA imposes a clinical hold based on concerns or questions about the product or conduct of the proposed clinical trial, including concerns that human research subjects would be exposed to unreasonable and significant health risks. In that case, the IND sponsor and the FDA must resolve any outstanding FDA concerns before the future clinical trials can begin.

As a result, submission of the IND may result in the FDA not allowing the trials to commence or allowing the trial to commence on the terms originally specified by the sponsor in the IND. If the FDA raises concerns or questions either during this initial 30-day period, or at any time during the conduct of the IND study, including safety concerns or concerns due to non-compliance, it may impose a partial or complete clinical hold. This order issued by the FDA would delay either a proposed clinical study or cause suspension of an ongoing study, until all outstanding concerns have been adequately addressed and the FDA has notified the company that investigations may proceed or recommence but only under terms authorized by the FDA. This could cause significant delays or difficulties in completing planned clinical studies in a timely manner.

Human Clinical Trials in Support of a BLA

Clinical trials involve the administration of the investigational product candidate to healthy volunteers or patients with the disease to be treated under the supervision of a qualified principal investigator in accordance with GCP requirements. Clinical trials are conducted under study protocols detailing, among other things, the objectives of the study, inclusion and exclusion criteria, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated. A protocol for each clinical trial and subsequent protocol amendments must be submitted to the FDA as part of the IND.

A sponsor who wishes to conduct a clinical trial outside the United States may, but need not, obtain FDA authorization to conduct the clinical trial under an IND. If a non-U.S. clinical trial is not conducted under an IND, the sponsor may submit data from a well-designed and well-conducted clinical trial to the FDA in support of the BLA so long as the clinical trial is conducted in compliance with GCP and the FDA is able to validate the data from the study through an onsite inspection if the FDA deems it necessary.

Further, each clinical trial must be reviewed and approved by an independent institutional review board, or IRB, either centrally or individually at each institution at which the clinical trial will be conducted. The IRB will consider, among other things, clinical trial design, subject informed consent, ethical factors, and the safety of human subjects. An IRB must operate in compliance with FDA regulations. The FDA or the clinical trial sponsor may suspend or terminate a clinical trial at any time for various reasons, including a finding that the clinical trial is not being conducted in accordance with FDA requirements or the subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients. Clinical testing also must satisfy extensive GCP rules and the requirements for informed consent. Additionally, some clinical trials are overseen by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board or committee. This group may recommend continuation of the study as planned, changes in study conduct, or cessation of the study at designated check points based on access to certain data from the study. Finally, research activities involving infectious agents, hazardous chemicals, recombinant DNA, and genetically altered organisms and agents may be subject to review and approval of an Institutional Biosafety Committee, or IBC, a local institutional committee that reviews and oversees basic and clinical research conducted at that institution established under the National Institutes of Health, or NIH, Guidelines for Research Involving Recombinant or Synthetic Nucleic Acid Molecules, or NIH Guidelines. The IBC assess the safety of the research and identifies any potential risk to public health or the environment.

Clinical trials typically are conducted in three sequential phases, but the phases may overlap or be combined. Additional studies may be required after approval.

●	Phase 1 clinical trials are initially conducted in a limited population to test the product candidate for safety, including adverse effects, dose tolerance, absorption, metabolism, distribution, excretion, and pharmacodynamics in healthy humans or, on occasion, in patients, such as cancer patients.

●	Phase 2 clinical trials are generally conducted in a limited patient population to identify possible adverse effects and safety risks, evaluate the efficacy of the product candidate for specific targeted indications and determine dose tolerance and optimal dosage. Multiple Phase 2 clinical trials may be conducted by the sponsor to obtain information prior to beginning larger and costlier Phase 3 clinical trials.

●	Phase 3 clinical trials are undertaken within an expanded patient population to further evaluate dosage and gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for physician labeling.

Progress reports detailing the results, if known, of the clinical trials must be submitted at least annually to the FDA. Written IND safety reports must be submitted to the FDA and the investigators within 15 calendar days after determining that the information qualifies for reporting. IND safety reports are required for serious and unexpected suspected adverse events, findings from other studies or animal or in vitro testing that suggest a significant risk to humans exposed to the drug, and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. Additionally, a sponsor must notify FDA within 7 calendar days after receiving information concerning any unexpected fatal or life-threatening suspected adverse reaction.

In some cases, the FDA may approve a BLA for a product candidate but require the sponsor to conduct additional clinical trials to further assess the product candidate’s safety and effectiveness after approval. Such post-approval trials are typically referred to as Phase 4 clinical trials. These studies are used to gain additional experience from the treatment of patients in the intended therapeutic indication and to document a clinical benefit in the case of biologics approved under accelerated approval regulations. Failure to exhibit due diligence with regard to conducting Phase 4 clinical trials could result in withdrawal of approval for products.

Compliance with cGMP and CGTP Requirements

Before approving a BLA, the FDA typically will inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in full compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. The PHSA emphasizes the importance of manufacturing control for products like biologics whose attributes cannot be precisely defined.

For a gene therapy product, the FDA also will not approve the product if the manufacturer is not in compliance with CGTP. These requirements are found in FDA regulations that govern the methods used in, and the facilities and controls used for, the manufacture of human cells, tissues, and cellular and tissue-based products, or HCT/Ps, which are human cells or tissue intended for implantation, transplant, infusion, or transfer into a human recipient. The primary intent of the CGTP requirements is to ensure that cell and tissue-based products are manufactured in a manner designed to prevent the introduction, transmission, and spread of communicable disease. FDA regulations also require tissue establishments to register and list their HCT/Ps with the FDA and, when applicable, to evaluate donors through screening and testing.

Manufacturers and others involved in the manufacture and distribution of products must also register their establishments with the FDA and certain state agencies for products intended for the U.S. market, and with analogous health regulatory agencies for products intended for other markets globally. Both U.S. and non-U.S. manufacturing establishments must register and provide additional information to the FDA and/or other health regulatory agencies upon their initial participation in the manufacturing process. Any product manufactured by or imported from a facility that has not registered, whether U.S. or non-U.S., is deemed misbranded under the FDCA, and could be affected by similar as well as additional compliance issues in other jurisdictions. Establishments may be subject to periodic unannounced inspections by government authorities to ensure compliance with cGMPs and other laws. Manufacturers may also have to provide, on request, electronic or physical records regarding their establishments. Delaying, denying, limiting, or refusing inspection by the FDA or other governing health regulatory agency may lead to a product being deemed to be adulterated.

Review and Approval of a BLA

The results of product candidate development, preclinical testing, and clinical trials, including negative or ambiguous results as well as positive findings, are submitted to the FDA as part of a BLA requesting a license to market the product. The BLA must contain extensive manufacturing information and detailed information on the composition of the product and proposed labeling as well as payment of a user fee.

The FDA has 60 days after submission of the application to conduct an initial review to determine whether it is sufficient to accept for filing based on the agency’s threshold determination that it is sufficiently complete to permit substantive review. Once the submission has been accepted for filing, the FDA begins an in-depth review of the application. Under the goals and policies agreed to by the FDA under the Prescription Drug User Fee Act, or the PDUFA, the FDA has ten months in which to complete its initial review of a standard application and respond to the applicant, and six months for a priority review of the application. The FDA does not always meet its PDUFA goal dates for standard and priority BLAs. The review process may often be significantly extended by FDA requests for additional information or clarification. The review process and the PDUFA goal date may be extended by three months if the FDA requests or if the applicant otherwise provides through the submission of a major amendment additional information or clarification regarding information already provided in the submission within the last three months before the PDUFA goal date.

Under the PHSA, the FDA may approve a BLA if it determines that the product is safe, pure, and potent and the facility where the product will be manufactured meets standards designed to ensure that it continues to be safe, pure, and potent. On the basis of the FDA’s evaluation of the application and accompanying information, including the results of the inspection of the manufacturing facilities and any FDA audits of nonclinical study and clinical trial sites to assure compliance with GLPs and GCPs, respectively, the FDA may issue an approval letter or a complete response letter. An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. If the application is not approved, the FDA will issue a complete response letter, which will contain the conditions that must be met in order to secure final approval of the application, and when possible will outline recommended actions the sponsor might take to obtain approval of the application. Sponsors that receive a complete response letter may submit to the FDA information that represents a complete response to the issues identified by the FDA. Such resubmissions are classified under PDUFA as either Class 1 or Class 2. The classification of a resubmission is based on the information submitted by an applicant in response to an action letter. Under the goals and policies agreed to by the FDA under PDUFA, the FDA has two months to review a Class 1 resubmission and six months to review a Class 2 resubmission. The FDA will not approve an application until issues identified in the complete response letter have been addressed. Alternatively, sponsors that receive a complete response letter may either withdraw the application or request a hearing.

The FDA may also refer the application to an advisory committee for review, evaluation, and recommendation as to whether the application should be approved. In particular, the FDA may refer applications for novel biologic products or biologic products that present difficult questions of safety or efficacy to an advisory committee. Typically, an advisory committee is a panel of independent experts, including clinicians and other scientific experts, that reviews, evaluates, and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

If the FDA approves a new product, it may limit the approved indications for use of the product. It may also require that contraindications, warnings or precautions be included in the product labeling. In addition, the FDA may call for post-approval studies, including Phase 4 clinical trials, to further assess the product’s safety after approval. The agency may also require testing and surveillance programs to monitor the product after commercialization, or impose other conditions, including distribution restrictions or other risk management mechanisms, including REMS, to help ensure that the benefits of the product outweigh the potential risks. REMS can include medication guides, communication plans for healthcare professionals, and elements to assure safe use, or ETASU. ETASU can include, but are not limited to, specific or special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring, and the use of patent registries. The FDA may prevent or limit further marketing of a product based on the results of post-market studies or surveillance programs. After approval, many types of changes to the approved product, such as adding new indications, certain manufacturing changes and additional labeling claims, are subject to further testing requirements and FDA review and approval.

Fast Track, Breakthrough Therapy and Priority Review Designations

The FDA is authorized to designate certain products for expedited review if they are intended to address an unmet medical need in the treatment of a serious or life-threatening disease or condition. These programs are referred to as fast track designation, breakthrough therapy designation, and priority review designation. Our product candidates do not currently qualify under any of the foregoing programs which are also described below.

Specifically, the FDA may designate a product for fast track review if it is intended, whether alone or in combination with one or more other products, for the treatment of a serious or life-threatening disease or condition, and it demonstrates the potential to address unmet medical needs for such a disease or condition. For fast track products, sponsors may have greater interactions with the FDA and the FDA may initiate review of sections of a fast track product’s application before the application is complete. This rolling review may be available if the FDA determines, after preliminary evaluation of clinical data submitted by the sponsor, that a fast track product may be effective. The sponsor must also provide, and the FDA must approve, a schedule for the submission of the remaining information and the sponsor must pay applicable user fees. However, the FDA’s time period goal for reviewing a fast track application does not begin until the last section of the application is submitted. In addition, the fast track designation may be withdrawn by the FDA if the FDA believes that the designation is no longer supported by data emerging in the clinical trial process, or if the designated drug development program is no longer being pursued.

Second, FDA has a new regulatory scheme allowing for expedited review of products designated as “breakthrough therapies.” A product may be designated as a breakthrough therapy if it is intended, either alone or in combination with one or more other products, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. The FDA may take certain actions with respect to breakthrough therapies, including holding meetings with the sponsor throughout the development process; providing timely advice to the product sponsor regarding development and approval; involving more senior staff in the review process; assigning a cross-disciplinary project lead for the review team; and taking other steps to design the clinical trials in an efficient manner.

Third, the FDA may designate a product for priority review if it is a product that treats a serious condition and, if approved, would provide a significant improvement in safety or effectiveness. The FDA determines, on a case-by-case basis, whether the proposed product represents a significant improvement when compared with other available therapies. Significant improvement may be illustrated by evidence of increased effectiveness in the treatment of a condition, elimination or substantial reduction of a treatment-limiting adverse reaction, documented enhancement of patient compliance that may lead to improvement in serious outcomes, and evidence of safety and effectiveness in a new subpopulation. A priority designation is intended to direct overall attention and resources to the evaluation of such applications, and to shorten the FDA’s goal for taking action on a marketing application from ten months to six months.

Accelerated Approval Pathway

The FDA may grant accelerated approval to a product for a serious or life-threatening condition that provides meaningful therapeutic advantage to patients over existing treatments based upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit. The FDA may also grant accelerated approval for such a condition when the product has an effect on an intermediate clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality, or IMM, and that is reasonably likely to predict an effect on IMM or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. Products granted accelerated approval must meet the same statutory standards for safety and effectiveness as those granted traditional approval. Our product candidates do not currently qualify for accelerated approval by the FDA which is also described below.

For the purposes of accelerated approval, a surrogate endpoint is a marker, such as a laboratory measurement, radiographic image, physical sign, or other measure that is thought to predict clinical benefit but is not itself a measure of clinical benefit. Surrogate endpoints can often be measured more easily or more rapidly than clinical endpoints. An intermediate clinical endpoint is a measurement of a therapeutic effect that is considered reasonably likely to predict the clinical benefit of a product, such as an effect on IMM. The FDA has limited experience with accelerated approvals based on intermediate clinical endpoints but has indicated that such endpoints generally could support accelerated approval where a study demonstrates a relatively short-term clinical benefit in a chronic disease setting in which assessing durability of the clinical benefit is essential for traditional approval, but the short-term benefit is considered reasonably likely to predict long-term benefit.

The accelerated approval pathway is most often used in settings in which the course of a disease is long and an extended period of time is required to measure the intended clinical benefit of a product, even if the effect on the surrogate or intermediate clinical endpoint occurs rapidly. Thus, accelerated approval has been used extensively in the development and approval of products for treatment of a variety of cancers in which the goal of therapy is generally to improve survival or decrease morbidity and the duration of the typical disease course requires lengthy and sometimes large trials to demonstrate a clinical or survival benefit.

The accelerated approval pathway is usually contingent on a sponsor’s agreement to conduct, in a diligent manner, additional post-approval confirmatory studies to verify and describe the product’s clinical benefit. As a result, a product candidate approved on this basis is subject to rigorous post-marketing compliance requirements, including the completion of Phase 4 or post-approval clinical trials to confirm the effect on the clinical endpoint. Failure to conduct required post-approval studies, or confirm a clinical benefit during post-marketing studies, would allow the FDA to withdraw the product from the market on an expedited basis. All promotional materials for product candidates approved under accelerated regulations are subject to prior review by the FDA.

Post-Approval Regulation

If regulatory approval for marketing of a product or new indication for an existing product is obtained, the sponsor will be required to comply with all regular post-approval regulatory requirements as well as any post-approval requirements that the FDA has imposed as part of the approval process. The sponsor will be required to report certain adverse reactions and production problems to the FDA, provide updated safety and efficacy information and comply with requirements concerning advertising and promotional labeling requirements. Manufacturers and certain of their subcontractors are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with ongoing regulatory requirements, including cGMP regulations, which impose certain procedural and documentation requirements upon manufacturers. Accordingly, the sponsor and its third-party manufacturers must continue to expend time, money, and effort in the areas of production and quality control to maintain compliance with cGMP regulations and other regulatory requirements.

A product may also be subject to official lot release, meaning that the manufacturer is required to perform certain tests on each lot of the product before it is released for distribution. If the product is subject to official lot release, the manufacturer must submit samples of each lot, together with a release protocol showing a summary of the history of manufacture of the lot and the results of all of the manufacturer’s tests performed on the lot, to the FDA. The FDA may in addition perform certain confirmatory tests on lots of some products before releasing the lots for distribution. Finally, the FDA will conduct laboratory research related to the safety, purity, potency, and effectiveness of pharmaceutical products.

Once an approval is granted, the FDA may withdraw the approval if compliance with regulatory requirements is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution or other restrictions under a REMS program. Other potential consequences of a failure to comply with regulatory requirements include, among other things:

●	restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;

●	fines, untitled or warning letters or holds on post-approval clinical trials;

●	refusal of the FDA to approve pending applications or supplements to approved applications, or suspension or revocation of product license approvals;

●	product seizure or detention, or refusal to permit the import or export of products; or

●	injunctions or the imposition of civil or criminal penalties.

The FDA strictly regulates marketing, labeling, advertising and promotion of licensed and approved products that are placed on the market. Pharmaceutical products may be promoted only for the approved indications and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability.

Orphan Drug Designation

Orphan drug designation in the United States is designed to encourage sponsors to develop products intended for rare diseases or conditions. In the United States, a rare disease or condition is statutorily defined as a condition that affects fewer than 200,000 individuals in the United States or that affects more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making available the biologic for the disease or condition will be recovered from sales of the product in the United States.

Orphan drug designation qualifies a company for tax credits and market exclusivity for seven years following the date of the product’s marketing approval if granted by the FDA. An application for designation as an orphan product can be made any time prior to the filing of an application for approval to market the product. A product becomes an orphan when it receives orphan drug designation from the Office of Orphan Products Development, or OOPD, at the FDA based on acceptable confidential requests made under the regulatory provisions. The product must then go through the review and approval process for commercial distribution like any other product.

A sponsor may request orphan drug designation of a previously unapproved product or new orphan indication for an already marketed product. In addition, a sponsor of a product that is otherwise the same product as an already approved orphan drug may seek and obtain orphan drug designation for the subsequent product for the same rare disease or condition if it can present a plausible hypothesis that its product may be clinically superior to the first drug. More than one sponsor may receive orphan drug designation for the same product for the same rare disease or condition, but each sponsor seeking orphan drug designation must file a complete request for designation.

The period of exclusivity begins on the date that the marketing application is approved by the FDA and applies only to the indication for which the product has been designated. The FDA may approve a second application for the same product for a different use or a second application for a clinically superior version of the product for the same use. The FDA cannot, however, approve the same product made by another manufacturer for the same indication during the market exclusivity period unless it has the consent of the sponsor or the sponsor is unable to provide sufficient quantities.

Pediatric Studies and Exclusivity

Under the Pediatric Research Equity Act of 2003, as amended, a BLA or supplement thereto must contain data that are adequate to assess the safety and effectiveness of the product for the claimed indications in all relevant pediatric subpopulations, and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. Sponsors must also submit pediatric study plans prior to the assessment data. Those plans must contain an outline of the proposed pediatric study or studies the applicant plans to conduct, including study objectives and design, any deferral or waiver requests, and other information required by regulation.

The applicant, the FDA, and the FDA’s internal review committee must then review the information submitted, consult with each other, and agree upon a final plan. The FDA or the applicant may request an amendment to the plan at any time.

The FDA may, on its own initiative or at the request of the applicant, grant deferrals for submission of some or all pediatric data until after approval of the product for use in adults, or full or partial waivers from the pediatric data requirements. Unless otherwise required by regulation, the pediatric data requirements do not apply to products with orphan designation.

Pediatric exclusivity is another type of non-patent marketing exclusivity in the United States and, if granted, provides for the attachment of an additional six months of marketing protection to the term of any existing regulatory exclusivity, including the non-patent and orphan exclusivity. This six-month exclusivity may be granted if a BLA sponsor submits pediatric data that fairly respond to a written request from the FDA for such data. The data do not need to show the product to be effective in the pediatric population studied; rather, if the clinical trial is deemed to fairly respond to the FDA’s request, the additional protection is granted. If reports of requested pediatric studies are submitted to and accepted by the FDA within the statutory time limits, whatever statutory or regulatory periods of exclusivity or patent protection cover the product are extended by six months. This is not a patent term extension, but it effectively extends the regulatory period during which the FDA cannot approve another application.

Biosimilars and Exclusivity

The Patient Protection and Affordable Care Act, which was signed into law in March 2010, included a subtitle called the Biologics Price Competition and Innovation Act of 2009 or BPCIA. The BPCIA established a regulatory scheme authorizing the FDA to approve biosimilars and interchangeable biosimilars. The FDA has issued several guidance documents outlining an approach to review and approval of biosimilars.

Under the BPCIA, a manufacturer may submit an application for licensure of a biologic product that is “biosimilar to” or “interchangeable with” a previously approved biological product or “reference product.” In order for the FDA to approve a biosimilar product, it must find that there are no clinically meaningful differences between the reference product and proposed biosimilar product in terms of safety, purity, and potency. For the FDA to approve a biosimilar product as interchangeable with a reference product, the agency must find that the biosimilar product can be expected to produce the same clinical results as the reference product, and (for products administered multiple times) that the biologic and the reference biologic may be switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic.

Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date of approval of the reference product. The FDA may not approve a biosimilar product until 12 years from the date on which the reference product was approved. Even if a product is considered to be a reference product eligible for exclusivity, another company could market a competing version of that product if the FDA approves a full BLA for such product containing the sponsor’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity, and potency of their product. The BPCIA also created certain exclusivity periods for biosimilars approved as interchangeable products. At this juncture, it is unclear whether products deemed “interchangeable” by the FDA will, in fact, be readily substituted by pharmacies, which are governed by state pharmacy law.

Patent Term Restoration and Extension

A patent claiming a new biologic product may be eligible for a limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, or Hatch-Waxman Amendments, which permits a patent restoration of up to five years for patent term lost during product development and FDA regulatory review. The restoration period granted on a patent covering a product is typically one-half the time between the effective date of an IND and the submission date of a marketing application, plus the time between the submission date of the marketing application and the ultimate approval date, less any time the applicant failed to act with due diligence. Patent term restoration cannot be used to extend the remaining term of a patent past a total of 14 years from the product’s approval date. Only one patent applicable to an approved product is eligible for the extension, and the application for the extension must be submitted prior to the expiration of the patent in question. A patent that covers multiple products for which approval is sought can only be extended in connection with one of the approvals. The USPTO reviews and approves the application for any patent term extension or restoration in consultation with the FDA.

Regulation and Procedures Governing Approval of Medicinal Products in the European Union

In order to market any product outside of the United States, a company must also comply with numerous and varying regulatory requirements of other countries and jurisdictions regarding quality, safety and efficacy and governing, among other things, clinical trials, marketing authorization, commercial sales and distribution of products. Whether or not it obtains FDA approval for a product, an applicant will need to obtain the necessary approvals by the comparable health regulatory authorities before it can commence clinical trials or marketing of the product in those countries or jurisdictions. Specifically, the process governing approval of medicinal products in the European Union, or EU, generally follows the same lines as in the United States. It entails satisfactory completion of preclinical studies and adequate and well-controlled clinical trials to establish the safety and efficacy of the product for each proposed indication. It also requires the submission to the European Medicines Agency, or EMA, or the relevant competent authorities of a marketing authorization application, or MAA, and granting of a marketing authorization by the EMA or these authorities before the product can be marketed and sold in the EU.

Clinical Trial Approval

Pursuant to the currently applicable Clinical Trials Directive 2001/20/EC and the Commission Directive 2005/28/EC on GCP, a system for the approval of clinical trials in the EU has been implemented through national legislation of the member states. Under this system, an applicant must obtain approval from the competent national authority of an EU member state in which the clinical trial is to be conducted, or in multiple member states if the clinical trial is to be conducted in a number of member states. Furthermore, the applicant may only start a clinical trial at a specific study site after the ethics committee has issued a favorable opinion. The CTA must be accompanied by an investigational medicinal product dossier with supporting information prescribed by Directive 2001/20/EC and Commission Directive 2005/28/EC and corresponding national laws of the member states and further detailed in applicable guidance documents.

In April 2014, the EU adopted a new Clinical Trials Regulation (EU) No 536/2014, which is set to replace the current Clinical Trials Directive 2001/20/EC. The new Clinical Trials Regulation (EU) No 536/2014 is expected to become applicable in 2019. It will overhaul the current system of approvals for clinical trials in the EU. Specifically, the new legislation, which will be directly applicable in all member states, aims at simplifying and streamlining the approval of clinical trials in the EU. For instance, the new Clinical Trials Regulation provides for a streamlined application procedure via a single-entry point and strictly defined deadlines for the assessment of clinical trial applications.

Marketing Authorization

To obtain a marketing authorization for a product under the EU regulatory system, an applicant must submit an MAA, either under a centralized procedure administered by the European Medicines Agency, or EMA, or one of the procedures administered by competent authorities in EU Member States (decentralized procedure, national procedure, or mutual recognition procedure). A marketing authorization may be granted only to an applicant established in the EU. Regulation (EC) No 1901/2006 provides that prior to obtaining a marketing authorization in the EU, an applicant must demonstrate compliance with all measures included in an EMA-approved Pediatric Investigation Plan, or PIP, covering all subsets of the pediatric population, unless the EMA has granted a product-specific waiver, class waiver, or a deferral for one or more of the measures included in the PIP.

The centralized procedure provides for the grant of a single marketing authorization by the European Commission that is valid for all EU member states. Pursuant to Regulation (EC) No. 726/2004, the centralized procedure is compulsory for specific products, including for medicines produced by certain biotechnological processes, products designated as orphan medicinal products, advanced therapy products and products with a new active substance indicated for the treatment of certain diseases, including products for the treatment of cancer. For products that are highly innovative or for which a centralized process is in the interest of patients, the centralized procedure may be optional.

Specifically, the grant of marketing authorization in the European Union for products containing viable human tissues or cells such as gene therapy medicinal products is governed by Regulation (EC) No 1394/2007 on advanced therapy medicinal products, read in combination with Directive 2001/83/EC of the European Parliament and of the Council, commonly known as the Community code on medicinal products. Regulation (EC) No 1394/2007 lays down specific rules concerning the authorization, supervision, and pharmacovigilance of gene therapy medicinal products, somatic cell therapy medicinal products, and tissue engineered products. Manufacturers of advanced therapy medicinal products must demonstrate the quality, safety, and efficacy of their products to EMA which provides an opinion regarding the application for marketing authorization. The European Commission grants or refuses marketing authorization in light of the opinion delivered by EMA.

Under the centralized procedure, the Committee for Medicinal Products for Human Use, or the CHMP, established at the EMA is responsible for conducting an initial assessment of a product. Under the centralized procedure in the European Union, the maximum timeframe for the evaluation of an MAA is 210 days, excluding clock stops when additional information or written or oral explanation is to be provided by the applicant in response to questions of the CHMP. Accelerated evaluation may be granted by the CHMP in exceptional cases, when a medicinal product is of major interest from the point of view of public health and, in particular, from the viewpoint of therapeutic innovation. If the CHMP accepts such a request, the time limit of 210 days will be reduced to 150 days, but it is possible that the CHMP may revert to the standard time limit for the centralized procedure if it determines that it is no longer appropriate to conduct an accelerated assessment.

Regulatory Data Protection in the European Union

In the European Union, new chemical entities approved on the basis of a complete independent data package qualify for eight years of data exclusivity upon marketing authorization and an additional two years of market exclusivity pursuant to Regulation (EC) No 726/2004, as amended, and Directive 2001/83/EC, as amended. Data exclusivity prevents regulatory authorities in the European Union from referencing the innovator’s data to assess a generic (abbreviated) application for a period of eight years. During the additional two-year period of market exclusivity, a generic marketing authorization application can be submitted, and the innovator’s data may be referenced, but no generic medicinal product can be marketed until the expiration of the market exclusivity. The overall ten-year period will be extended to a maximum of eleven years if, during the first eight years of those ten years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to authorization, is held to bring a significant clinical benefit in comparison with existing therapies. Even if a compound is considered to be a new chemical entity so that the innovator gains the prescribed period of data exclusivity, another company may market another version of the product if such company obtained marketing authorization based on an MAA with a complete independent data package of pharmaceutical tests, preclinical tests and clinical trials.

Periods of Authorization and Renewals

A marketing authorization is valid for five years, in principle, and it may be renewed after five years on the basis of a reevaluation of the risk-benefit balance by the EMA or by the competent authority of the authorizing member state. To that end, the marketing authorization holder must provide the EMA or the competent authority with a consolidated version of the file in respect of quality, safety and efficacy, including all variations introduced since the marketing authorization was granted, at least nine months before the marketing authorization ceases to be valid. Once renewed, the marketing authorization is valid for an unlimited period, unless the European Commission or the competent authority decides, on justified grounds relating to pharmacovigilance, to proceed with one additional five-year renewal period. Any authorization that is not followed by the placement of the drug on the EU market (in the case of the centralized procedure) or on the market of the authorizing member state within three years after authorization ceases to be valid.

Regulatory Requirements after Marketing Authorization

Following approval, the holder of the marketing authorization is required to comply with a range of requirements applicable to the manufacturing, marketing, promotion and sale of the medicinal product. These include compliance with the EU’s stringent pharmacovigilance or safety reporting rules, pursuant to which post-authorization studies and additional monitoring obligations can be imposed. In addition, the manufacturing of authorized products, for which a separate manufacturer’s license is mandatory, must also be conducted in strict compliance with the EMA’s GMP requirements and comparable requirements of other regulatory bodies in the EU, which mandate the methods, facilities, and controls used in manufacturing, processing and packing of drugs to assure their safety and identity. Finally, the marketing and promotion of authorized products, including advertising directed toward the prescribers of drugs and/or the general public, are strictly regulated in the European Union under Directive 2001/83/EC, as amended.

Orphan Drug Designation and Exclusivity

Regulation (EC) No 141/2000 and Regulation (EC) No 847/2000 provide that a product can be designated as an orphan drug by the European Commission if its sponsor can establish: that the product is intended for the diagnosis, prevention or treatment of (i) a life-threatening or chronically debilitating condition affecting not more than five in ten thousand persons in the EU when the application is made, or (ii) a life-threatening, seriously debilitating or serious and chronic condition in the EU and that without incentives it is unlikely that the marketing of the drug in the EU would generate sufficient return to justify the necessary investment. For either of these conditions, the applicant must demonstrate that there exists no satisfactory method of diagnosis, prevention, or treatment of the condition in question that has been authorized in the EU or, if such method exists, the drug will be of significant benefit to those affected by that condition.

An orphan drug designation provides a number of benefits, including fee reductions, regulatory assistance, and the ability to apply for a centralized EU marketing authorization. Marketing authorization for an orphan drug leads to a ten-year period of market exclusivity. During this market exclusivity period, neither the European Commission nor the member states can accept an application or grant a marketing authorization for a “similar medicinal product.” A “similar medicinal product” is defined as a medicinal product containing a similar active substance or substances as contained in an authorized orphan medicinal product, and which is intended for the same therapeutic indication. The market exclusivity period for the authorized therapeutic indication may, however, be reduced to six years if, at the end of the fifth year, it is established that the product no longer meets the criteria for orphan drug designation because, for example, the product is sufficiently profitable not to justify market exclusivity.

For other markets in which we might in future seek to obtain marketing approval for the commercialization of products, there are other health regulatory regimes for seeking approval, and we would need to ensure ongoing compliance with applicable health regulatory procedures and standards, as well as other governing laws and regulations for each applicable jurisdiction.

Coverage, Pricing and Reimbursement

Significant uncertainty exists as to the coverage and reimbursement status of any product candidates for which we may seek regulatory approval by the FDA or other government authorities. In the United States and markets in other countries, patients who are prescribed treatments for their conditions and providers performing the prescribed services generally rely on third-party payors to reimburse all or part of the associated healthcare costs. Patients are unlikely to use any product candidates we may develop unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of such product candidates. Even if any product candidates we may develop are approved, sales of such product candidates will depend, in part, on the extent to which third-party payors, including government health programs in the United States such as Medicare and Medicaid, commercial health insurers, and managed care organizations, provide coverage, and establish adequate reimbursement levels for, such product candidates. The process for determining whether a payor will provide coverage for a product may be separate from the process for setting the price or reimbursement rate that the payor will pay for the product once coverage is approved. Third-party payors are increasingly challenging the prices charged, examining the medical necessity, and reviewing the cost-effectiveness of medical products and services and imposing controls to manage costs. Third-party payors may limit coverage to specific products on an approved list, also known as a formulary, which might not include all of the approved products for a particular indication.

In order to secure coverage and reimbursement for any product that might be approved for sale, a company may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of the product, in addition to the costs required to obtain FDA or other comparable marketing approvals. Nonetheless, product candidates may not be considered medically necessary or cost effective. A decision by a third-party payor not to cover any product candidates we may develop could reduce physician utilization of such product candidates once approved and have a material adverse effect on our sales, results of operations and financial condition. Additionally, a payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Further, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage and reimbursement for the product, and the level of coverage and reimbursement can differ significantly from payor to payor. Third-party reimbursement and coverage may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development.

The containment of healthcare costs also has become a priority of various federal, state and/or local governments, as well as other payors, within the U.S. and in other countries globally, and the prices of pharmaceuticals have been a focus in these efforts. Governments and other payors have shown significant interest in implementing cost-containment programs, including price controls, restrictions on reimbursement, and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit a company’s revenue generated from the sale of any approved products. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which a company or its collaborators receive marketing approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

Outside the United States, ensuring adequate coverage and payment for any product candidates we may develop will face challenges. Pricing of prescription pharmaceuticals is subject to governmental control in many countries. Pricing negotiations with governmental authorities can extend well beyond the receipt of regulatory marketing approval for a product and may require us to conduct a clinical trial that compares the cost effectiveness of any product candidates we may develop to other available therapies. The conduct of such a clinical trial could be expensive and result in delays in our commercialization efforts.

In the European Union, pricing and reimbursement schemes vary widely from country to country. Some countries provide that products may be marketed only after a reimbursement price has been agreed. Some countries may require the completion of additional studies that compare the cost-effectiveness of a particular product candidate to currently available therapies (so called health technology assessments, or HTAs) in order to obtain reimbursement or pricing approval. For example, the European Union provides options for its member states to restrict the range of products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. E.U. member states may approve a specific price for a product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the product on the market. Other member states allow companies to fix their own prices for products, but monitor and control prescription volumes and issue guidance to physicians to limit prescriptions. Recently, many countries in the European Union have increased the amount of discounts required on pharmaceuticals and these efforts could continue as countries attempt to manage healthcare expenditures, especially in light of the severe fiscal and debt crises experienced by many countries in the European Union. The downward pressure on health care costs in general, particularly prescription products, has become intense. As a result, increasingly high barriers are being erected to the entry of new products. Political, economic, and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after reimbursement has been obtained. Reference pricing used by various European Union Member States, and parallel trade (arbitrage between low-priced and high-priced member states), can further reduce prices. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of our products, if approved in those countries.

Healthcare Law and Regulation

Healthcare providers and third-party payors play a primary role in the recommendation and prescription of pharmaceutical products that are granted marketing approval. Arrangements with providers, consultants, third-party payors, and customers are subject to broadly applicable fraud and abuse, anti-kickback, false claims laws, reporting of payments to physicians and teaching physicians and patient privacy laws and regulations and other healthcare laws and regulations that may constrain our business and/or financial arrangements. Restrictions under applicable federal and state healthcare laws and regulations, include the following:

●	the U.S. federal Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, paying, or receiving remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made, in whole or in part, under a federal healthcare program such as Medicare and Medicaid;

●	the federal civil and criminal false claims laws, including the civil U.S. False Claims Act, and civil monetary penalties laws, which prohibit individuals or entities from, among other things, knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false, fictitious, or fraudulent or knowingly making, using, or causing to be made or used a false record or statement to avoid, decrease, or conceal an obligation to pay money to the federal government. In addition, the government may assert that a claim including items and services resulting from a violation of the U.S. federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the U.S. False Claims Act;

●	the federal false statements statute prohibits knowingly and willfully falsifying, concealing, or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items, or services; similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

●	the anti-inducement law, which prohibits, among other things, the offering or giving of remuneration, which includes, without limitation, any transfer of items or services for free or for less than fair market value (with limited exceptions), to a Medicare or Medicaid beneficiary that the person knows or should know is likely to influence the beneficiary’s selection of a particular supplier of items or services reimbursable by a federal or state governmental program;

●	the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, and their respective implementing regulations, (collectively “HIPAA”) which imposes criminal and civil liability for knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program (including private payors) or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services;

●	HIPAA, which impose obligations with respect to safeguarding the privacy, security, and transmission of individually identifiable information that constitutes protected health information, including mandatory contractual terms and restrictions on the use and/or disclosure of such information without proper authorization;

●	the federal transparency requirements known as the federal Physician Payments Sunshine Act, under the U.S. Patient Protection and Affordable Care Act, as amended by the U.S. Health Care and Education Reconciliation Act, collectively, the Affordable Care Act (the “ACA”), which requires certain manufacturers of drugs, devices, biologics and medical supplies to report annually to the Centers for Medicare & Medicaid Services, or CMS, within the U.S. Department of Health and Human Services, information related to payments and other transfers of value made by that entity to physicians and teaching hospitals, and requires certain manufacturers and applicable group purchasing organizations to report ownership and investment interests held by physicians or their immediate family members;

●	federal government price reporting laws, which require us to calculate and report complex pricing metrics in an accurate and timely manner to government programs;

●	federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers;

●	The Foreign Corrupt Practices Act, or FCPA, prohibits companies and their intermediaries from making, or offering or promising to make improper payments to non-U.S. officials for the purpose of obtaining or retaining business or otherwise seeking favorable treatment; and

●	analogous laws and regulations in other national jurisdictions and states, such as state anti-kickback and false claims laws, which may apply to healthcare items or services that are reimbursed by non-governmental third-party payors, including private insurers.

Some state and other laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government in addition to requiring pharmaceutical manufacturers to report information related to payments to physicians and other health care providers or marketing expenditures. State and other laws also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Healthcare Reform

A primary trend in the U.S. healthcare industry and elsewhere is cost containment. There have been a number of federal and state proposals during the last few years regarding the pricing of pharmaceutical and biopharmaceutical products, limiting coverage and reimbursement for drugs and other medical products, government control and other changes to the healthcare system in the United States.

By way of example, the United States and state governments continue to propose and pass legislation designed to reduce the cost of healthcare. In March 2010, the ACA went into effect, which, among other things, includes changes to the coverage and payment for products under government health care programs. Among the provisions of the ACA of importance to our potential product candidates are:

●	an annual, nondeductible fee on any entity that manufactures or imports specified branded prescription drugs and biologic products, apportioned among these entities according to their market share in certain government healthcare programs, although this fee would not apply to sales of certain products approved exclusively for orphan indications;

●	expansion of eligibility criteria for Medicaid programs by, among other things, allowing states to offer Medicaid coverage to certain individuals with income at or below 133% of the federal poverty level, thereby potentially increasing a manufacturer’s Medicaid rebate liability;

●	expanded manufacturers’ rebate liability under the Medicaid Drug Rebate Program by increasing the minimum rebate for both branded and generic drugs and revising the definition of “average manufacturer price,” or AMP, for calculating and reporting Medicaid drug rebates on outpatient prescription drug prices and extending rebate liability to prescriptions for individuals enrolled in Medicare Advantage plans;

●	addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for products that are inhaled, infused, instilled, implanted or injected;

●	expanded the types of entities eligible for the 340B drug discount program;

●	established the Medicare Part D coverage gap discount program by requiring manufacturers to provide a 50% point-of-sale-discount off the negotiated price of applicable products to eligible beneficiaries during their coverage gap period as a condition for the manufacturers’ outpatient products to be covered under Medicare Part D;

●	a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research; and

●	established the Center for Medicare and Medicaid Innovation within CMS to test innovative payment and service delivery models to lower Medicare and Medicaid spending, potentially including prescription product spending. Funding has been allocated to support the mission of the Center for Medicare and Medicaid Innovation from 2011 to 2019.

Other legislative changes have been proposed and adopted in the United States since the ACA was enacted. For example, in August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2012 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers of up to 2% per fiscal year, which went into effect in April 2013 and will remain in effect through 2024 unless additional Congressional action is taken. In January 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, further reduced Medicare payments to several l providers, including hospitals, imaging centers, and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

Since its enactment, some of the provisions of the ACA have yet to be fully implemented, while certain provisions have been subject to judicial, Congressional, and Executive challenges. In 2012, the U.S. Supreme Court upheld certain key aspects of the legislation, including a tax-based shared responsibility payment imposed on certain individuals who fail to maintain qualifying health coverage for all or part of a year, which is commonly the requirement that all individuals maintain health insurance coverage or pay a penalty, referred to as the “individual mandate.” Though Congress has not passed repeal legislation to date, the 2017 Tax Reform Act included a provision which repealed the individual mandate effective January 1, 2019. On December 14, 2018, a U.S. District Court judge in the Northern District of Texas ruled that the individual mandate portion of the ACA is an essential and inseverable feature of the ACA, and therefore because the mandate was repealed as part of the Tax Cuts and Jobs Act, the remaining provisions of the ACA are invalid as well. On December 30, 2018 the same judge issued an order staying the judgment pending appeal. It is unclear how this decision and any subsequent appeals and other efforts to repeal and replace the ACA will impact the ACA and our business.

On January 20, 2017, then-United States President Donald Trump signed an Executive Order directing federal agencies with authorities and responsibilities under the Affordable Care Act to waive, defer, grant exemptions from, or delay the implementation of any provision of the Affordable Care Act that would impose a fiscal burden on states or a cost, fee, tax, penalty or regulatory burden on individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices. A second Executive Order signed in 2017 terminates the cost-sharing subsidies that reimburse insurers under the ACA. Several state Attorneys General filed suit to stop the administration from terminating the subsidies, but their request for a restraining order was denied by a federal judge in California on October 25, 2017. The loss of the cost share reduction payments is expected to increase premiums on certain policies issued by qualified health plans under the ACA. Congress continues to consider subsequent legislation to replace elements of the Affordable Care Act or to repeal it entirely. It is unclear whether new legislation modifying the Affordable Care Act will be enacted, and, if so, precisely what the new legislation will provide, when it will be enacted and what impact it will have on the availability of healthcare and containing or lowering the cost of healthcare. We plan to continue to evaluate the effect that the Affordable Care Act and its possible repeal and replacement may have on our business.

Further, the Centers for Medicare & Medicaid Services, or CMS, recently proposed regulations that would give states greater flexibility in setting benchmarks for insurers in the individual and small group marketplaces, which may have the effect of relaxing the essential health benefits required under the ACA for plans sold through such marketplaces. On November 30, 2018, CMS announced a proposed rule that would amend the Medicare Advantage and Medicare Part D prescription drug benefit regulations to reduce out of pocket costs for plan enrollees and allow Medicare plans to negotiate lower rates for certain drugs. Among other things, the proposed rule changes would allow Medicare Advantage plans to use pre-authorization (PA) and step therapy (ST) for six protected classes of drugs, with certain exceptions, permit plans to implement PA and ST in Medicare Part B drugs; and change the definition of “negotiated prices” while a definition of “price concession” in the regulations. It is unclear whether these proposed changes we be accepted, and if so, what effect such changes will have on our business.

There has also been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several recent Congressional inquiries and proposed bills designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for pharmaceutical products. Individual states in the United States have also become increasingly active in enacting legislation and implementing regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. Beyond challenges to the ACA, other legislative measures have also been enacted that may impose additional pricing and product development pressures on our business. For example, on May 30, 2018, the Right to Try Act, was signed into law. The law, among other things, provides a federal framework for certain patients to access certain investigational new drug products that have completed a Phase I clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA permission under the FDA expanded access program. There is no obligation for a drug manufacturer to make its drug products available to eligible patients as a result of the Right to Try Act, but the manufacturer must develop an internal policy and respond to patient requests according to that policy. We expect that additional foreign, federal and state healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in limited coverage and reimbursement and reduced demand for our products, once approved, or additional pricing pressures.

There have been, and likely will continue to be, legislative and regulatory proposals at the national level in the U.S. and other jurisdictions globally, as well as at some regional, state and/or local levels within the U.S. or other jurisdictions, directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. Such reforms could have an adverse effect on anticipated revenues from product candidates that we may successfully develop and for which we may obtain marketing approval and may affect our overall financial condition and ability to develop product candidates.

Additional Regulation

In addition to the foregoing, state, and federal laws regarding environmental protection and hazardous substances, including the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, and the Toxic Substances Control Act, affect our business. These and other laws govern the use, handling, and disposal of various biologic, chemical, and radioactive substances used in, and wastes generated by, operations. If our operations result in contamination of the environment or expose individuals to hazardous substances, we could be liable for damages and governmental fines. Equivalent laws have been adopted in third countries that impose similar obligations.

Employees

As of December 31, 2022, we have two employees. None of our employees are represented by a labor union, and none of our employees has entered into a collective bargaining agreement with us. We consider our employee relations to be good.

Corporate History

We were incorporated in the State of Florida on July 8, 1997 under the name All Product Distribution Corp. On August 19, 1998, we changed our name to Phage Therapeutics International, Inc. On November 13, 2007, we changed our name to SSGI, Inc. On September 13, 2017, we changed our name to Vicapsys Life Sciences, Inc., effected a 1-for-100 reverse stock split of our outstanding common stock, increased the Company’s authorized capital stock to 300,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share. On December 22, 2017, pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among VLS, Michael W. Yurkowsky, ViCapsys, Inc. ( “VI”) and the shareholders of VI, a private company, VI became a wholly owned subsidiary of VLS. We refer to VLS and VI together as the “Company”. VLS serves as the holding company for VI. Other than its interest in VI, VLS does not have any material assets or operations.

Our principal executive offices are located at 7778 Mcginnis Ferry Rd. #270, Suwanee, GA 30024 and our telephone number is (972) 891-8033. Our website address is www.vicapsys.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Properties

Our mailing address is 7778 Mcginnis Ferry Rd., Ste 270, Suwanee, GA 30024, but we currently do not maintain a corporate office. We believe this to be sufficient to meet our needs for the foreseeable future and that any additional space we may require will be available on commercially reasonable terms.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position of each of our executive officers, key employees and directors as of June __, 2023.

Name	Age	Position(s) and Office(s) Held
Federico Pier	55	Chief Executive Officer (Principal Executive Officer) and Executive Chairman of the Board of Directors
Jeffery Wright	40	Chief Financial Officer (Principal Financial and Accounting Officer)
Charles Farrahar	61	Director
Colleen Delaney	55	Director
Dorothy Jordan	66	Director
Richard Rosenblum	63	Director

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified.

Set forth below is a brief description of the background and business experience of our current executive officers and directors.

Federico Pier – Chief Executive Officer and Executive Chairman of the Board

Mr. Pier was appointed as the Executive Chairman of the Board in May 2019, and he served as Interim Chief Executive Officer from August 2020 until February 2022 and has served as the Company’s Chief Executive Officer since February 2022.. Mr. Pier has more than 25 years of experience in reverse mergers, structured finance, convertible debt and straight equity. He previously served as a Senior Director at Oppenheimer & Co. and as Managing Director at Bear Stearns. He holds a Bachelors’ degree from the University of North Texas and an MBA from the Graduate School of Management at the University of Dallas.

Jeffery Wright - Chief Financial Officer

Mr. Wright is a Certified Public Accountant who joined the Company in June 2019 as Controller. On February 1, 2020, he was promoted to Chief Financial Officer. Prior to joining the Company, Mr. Wright served as the Controller and Chief Financial Officer for Medovex Corporation (MDVX), a publicly traded medical device company that was subsequently acquired by H-CYTE Inc. Prior to his career with Medovex Corporation, Mr. Wright worked as an auditor at Ernst & Young within the Assurance Services division, where he managed audits of large ($2 billion to $10 billion annual revenue) publicly-traded companies. Prior to his career in public accounting, Mr. Wright worked as a trading analyst in the retirement trust services department at Reliance Trust Company, managing the institutional trading desk to settle mutual fund transactions with the National Securities Clearing Corporation. Mr. Wright holds Master of Professional Accountancy and Bachelor of Business Administration degrees from the Georgia State University Robinson College of Business and is a member of the Georgia Society of Certified Public Accountants.

Dorothy Jordan – Director

Dr. Jordan graduated with a B.S. in Nursing from East Stroudsburg University, a Masters in Child Health from Emory University, a Post-Masters Certificate in Psychiatric Mental Health from Georgia State University, and a Doctor of Nursing Practice from the University of Tennessee Health Science Center. Dr. Jordan served for many years on the Juvenile Diabetes Research Foundation board and the Camp Kudzu board. She currently serves on the advisory board of the Emory University Winship Cancer Institute and the Emory University Child and Adolescent Mood Program.

Charlie Farrahar – Director

Mr. Farrahar, age 61, is a certified public accountant with over 30 years of managerial finance, administration, human resource, investor relations and risk management experience in the public, private and non-profit sectors. Mr. Farrahar served as the Company’s original Chief Financial Officer from its inception in 2014 through its merger with SSGI, Inc. to become a public entity. He has served as Chief Financial Officer for several small biotech startups in various stages of development and has been involved with their exits or mergers. Currently, he serves as Chief Financial Officer for Rion LLC , a privately held biotech company headquartered in Rochester, MN that licenses a platform technology from Mayo Clinic. In the late 1990s, Mr. Farrahar was Chief Financial Officer of Credit Depot Corp (Nasdaq). He was Chief Financial Officer of Medovex Corp. when it initially went public on Nasdaq in 2014 and was Chief Financial Officer of Roadie, Inc., when it was purchased by UPS in 2021.

Dr. Colleen Delaney- Director

Dr. Delaney, age 55, is Scientific Founder and Chief Scientific Officer, Executive Vice President of Research and Development of Deverra Therapeutics, Inc., a cellular therapy company focused on development of universal donor, off-the-shelf cell therapies for patients with hematologic malignancies and other critical diseases. Additionally, Dr. Delaney is a stem cell transplant physician and an Affiliate and former Professor of the Fred Hutchinson Cancer Research Center, Clinical Research Division, where she was PI of an NIH/government funded laboratory and where she established and became the Director of the Program in Cord Blood Transplant and Cord Blood Research at the Fred Hutch/Seattle Cancer Care Alliance. Dr. Delaney’s research interests focus on the development of methods to expand the number of umbilical cord blood stem cells and to then direct these cells to further differentiate into mature blood and immune cells for clinical application. She has more than 20 years of experience in the development of cord blood derived allogeneic cell therapies from bench to bedside and is an inventor on numerous patents.

Dr. Delaney received her MSc from Oxford University and her MD from Harvard Medical School and is the recipient of numerous awards, including the prestigious Damon Runyon Foundation Clinical Investigator Award, the Dr. Ali Al-Johani Award in recognition of exemplary clinical medical care and compassion to patients and families, the Seattle Business Journal’s Leaders in Health Care Award for Outstanding Medical Research and the Seattle American Women in Science’s Award for the Scientific Advancement and Leadership in STEM.

Richard Rosenblum - Director

Mr. Rosenblum, age 63, has served as President, Chief Financial Officer and Director of Payment Solutions Inc. since July 22, 2021. Mr. Rosenblum has also been a member of the Board of Directors of H-Cyte since February 1 2022. Mr. Rosenblum has been, since its founding in 1994, Chief Executive Officer and Principal at Harborview Capital Advisors LLC, which provided strategic advisory services in the areas of capital formation, merchant banking and management consulting. Additionally, Mr. Rosenblum has been the owner of Harborview Property Management for over 25 years, where he invests and manages domestic and international commercial real-estate, and multi-family real-estate assets. From 2008 to 2014, Mr. Rosenblum was a Director, President and Executive Chairman of Alliqua Biomedical Inc. (NASDAQ: ALQA), which developed and marketed hydrogel manufacturing technology in the wound care sector. His philanthropic and community-centered activities include being a founding board member of the Dr. David Feit Memorial Foundation, which for over 15 years raised money for the benefit and support of youth activities. Since 2018, Mr. Rosenblum has served on the Board of Directors of the Chilton Hospital Foundation. Mr. Rosenblum graduated Summa Cum Laude from SUNY Buffalo with a B.S. in Business Administration.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Director Independence

Currently, Dr. Delaney, Mr. Rosenblum and Mr. Farrahar each qualifies as an independent director in accordance with the published listing requirements of The NASDAQ Stock Market (“NASDAQ”). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our Board would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

In performing the functions of the audit committee, our board oversees our accounting and financial reporting process. In this function, our board performs several functions. Our board, among other duties, evaluates and assesses the qualifications of the Company’s independent auditors; determines whether to retain or terminate the existing independent auditors; meets with the independent auditors and financial management of the Company to review the scope of the proposed audit and audit procedures on an annual basis; reviews and approves the retention of independent auditors for any non-audit services; reviews the independence of the independent auditors; reviews with the independent auditors and with the Company’s financial accounting personnel the adequacy and effectiveness of accounting and financial controls and considers recommendations for improvement of such controls; reviews the financial statements to be included in our annual and quarterly reports filed with the Securities and Exchange Commission; and discusses with the Company’s management and the independent auditors the results of the annual audit and the results of our quarterly financial statements.

Our board as a whole will consider executive officer compensation, and our entire board participates in the consideration of director compensation. Our board as a whole oversees our compensation policies, plans and programs, reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers, if any, and administers our equity incentive and stock option plans, if any.

Each of our directors participates in the consideration of director nominees. In addition to nominees recommended by directors, our board will consider nominees recommended by shareholders if submitted in writing to our secretary. Our board believes that any candidate for director, whether recommended by shareholders or by the board, should be considered on the basis of all factors relevant to our needs and the credentials of the candidate at the time the candidate is proposed. Such factors include relevant business and industry experience and demonstrated character and judgment.

Board Leadership Structure

Federico Pier serves as both Chief Executive Officer and serves as the Executive Chairman of our Board. As Chairman of the Board, Mr. Pier’s key responsibilities include facilitating communication between our Board and management, assessing management’s performance, managing directors, preparation of the agenda for each Board meeting, acting as Chairman of Board meetings and meetings of our Company’s stockholders and managing relations with stockholders, other stakeholders and the public.

We will take steps to ensure that adequate structures and processes are in place to permit our Board to function independently of management. The directors are able to request at any time a meeting restricted to independent directors for the purposes of discussing matters independently of management and are encouraged to do so should they feel that such a meeting is required.

Lead Independent Director

Federico Pier, our Chief Executive Officer, serves as the Executive Chairman of our Board. Mr. Pier is not “independent” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. Our corporate governance guidelines provide that one of our independent directors may serve as the lead independent director at any time that Mr. Pier or anyone else who is not an independent director is serving as the Chairman of our Board. The independent directors of our Board appointed [ ] to serve as our lead independent director. As lead independent director, [ ] presides over periodic meetings of our independent directors (including at any meetings of our Board where the Chairman is not present) and coordinate certain activities of the independent directors.

Committees of Our Board of Directors

Our Board directs the management of our business and affairs, as provided by Florida law, and conducts its business through meetings of the Board and its standing committees. Upon consummation of this offering, we will have a standing audit committee, compensation committee and nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

Audit Committee

Our audit committee will be responsible for, among other things:

●	approving and retaining the independent auditors to conduct the annual audit of our financial statements;

●	reviewing the proposed scope and results of the audit;

●	reviewing and pre-approving audit and non-audit fees and services;

●	reviewing accounting and financial controls with the independent auditors and our financial and accounting staff;

●	reviewing and approving transactions between us and our directors, officers and affiliates;

●	establishing procedures for complaints received by us regarding accounting matters;

●	overseeing internal audit functions, if any; and

●	preparing the report of the audit committee that the rules of the SEC require to be included in our annual meeting proxy statement.

Upon the consummation of this offering, our audit committee will consist of Dr. Delaney, Mr. Rosenblum and Mr. Farrahar and with Mr. Farrahar serving as chair. Our Board has affirmatively determined that Dr. Delaney, Mr. Rosenblum and Mr. Farrahar each meet the definition of “independent director” upon consummation of this offering under Nasdaq rules, and that they meet the independence standards under Rule 10A-3. Each member of our audit committee meets the financial literacy requirements of Nasdaq. In addition, our Board has determined that Mr. Farrahar will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board will adopt a written charter for the audit committee, which will be available on our principal corporate website at www.vicapsys.com concurrently with the consummation of this offering.

Compensation Committee

Our compensation committee will be responsible for, among other things:

●	reviewing and recommending the compensation arrangements for management, including the compensation for our chief executive officer;

●	establishing and reviewing general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administering our stock incentive plans; and

●	preparing the report of the compensation committee that the rules of the SEC require to be included in our annual meeting proxy statement.

Upon the consummation of this offering, our compensation committee will consist of Dr. Delaney, Mr. Rosenblum and Mr. Farrahar with Mr. Farrahar serving as chair. Our Board has determined that Dr. Delaney, Mr. Rosenblum and Mr. Farrahar are each independent directors as of the consummation of this offering under Nasdaq rules. Our Board will adopt a written charter for the compensation committee, which will be available on our principal corporate website at www.vicapsys.com concurrently with the consummation of this offering.

Nominating and Governance Committee

Our nominating and governance committee will be responsible for, among other things:

●	nominating members of the Board;

●	developing a set of corporate governance principles applicable to our company; and

●	overseeing the evaluation of our Board.

Upon the consummation of this offering, our nominating and corporate governance committee will consist of Dr. Delaney, Mr. Rosenblum and Mr. Farrahar with Mr. Farrahar serving as chair. Our Board has determined that Dr. Delaney, Mr. Rosenblum and Mr. Farrahar are each independent directors as of the consummation of this offering under Nasdaq rules. Our Board will adopt a written charter for the nominating and governance committee, which will be available on our principal corporate website at www.vicapsys.com concurrently with the consummation of this offering.

Code of Business Conduct and Ethics

We will adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be posted on our website, www.vicapsys.com, concurrently with the consummation of this offering. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq rules concerning any amendments to, or waivers from, any provision of the code.

Limitations on Liability and Indemnification Matters

Our officers and directors are indemnified as provided by the FBCA and our Amended and Restated Bylaws. Our Articles of Incorporation provide that we shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or a director, to the full extent now or hereafter permitted by law. Our Amended and Restated Bylaws set forth indemnification provisions which are substantively the same as those provided in the FBCA, as follows:

1. The corporation shall indemnify any person who is or was a Director or Officer of the corporation and is made, or threatened to be made, a party to, or is otherwise involved in, any action, suit or other type of proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) by reason of the fact that he or she is or was a Director, Officer, employee or agent of the corporation or, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, to the fullest extent authorized or permitted by the laws of Florida as in effect at the date hereof and, if broader, as authorized or permitted pursuant to the laws of Florida hereafter.

2. Expenses (including counsel fees) incurred by any current or former Officer or Director in defending any pending, threatened, or completed action, suit or other type of proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) shall be paid by the corporation in advance of the determination of such current or former Officer’s or Director’s entitlement to indemnification promptly upon receipt of an undertaking by or on behalf of such current or former Officer or Director to repay amounts so advanced in the event and to the extent that such current or former Officer or Director is ultimately found not to be entitled to indemnification by the corporation as authorized by this Article. The Board may, upon approval of such current or former Officer or Director, authorize the corporation’s counsel to represent such current or former Officer or Director, in any action, suit or proceeding, whether or not the corporation is a party thereto.

3. All rights to indemnification and advances under this Article: (a) shall be deemed to be a contract between the corporation and each person who is or was a Director or Officer of the corporation who serves or served in such capacity at any time while this Article is in effect; and (b) are and are intended to be, retroactive and shall be available with respect to events occurring prior to the adoption of these provisions. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the FBCA or any other applicable laws shall not, with respect to any events occurring or matters arising prior to the date of such repeal or modification, in any way diminish any rights to indemnification and to such advances of such person or the obligations of the corporation arising hereunder.

4. The provisions of this Article shall inure to the benefit of heirs, executors, administrators and personal representatives of those entitled to such indemnification and advances and shall be binding upon any successor to the corporation to the fullest extent permitted by the laws of Florida as from time to time in effect.

5. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under Florida law, the corporation’s Articles of Incorporation, any agreement, any vote of Shareholders or disinterested Directors or otherwise.

6. Any indemnification required by this Article shall be made promptly, and in any event within 30 days, upon the written request of the indemnified party. Any advance required by this Article shall be made within 5 business days after the written request of the indemnified party. The right to indemnification or advances as granted by this Article shall be enforceable by the indemnified party in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the time period specified in this Section 6. The indemnified party’s costs and expenses incurred in connection with successfully establishing a right of indemnification or advances, in whole or in part, in any such action shall also be indemnified by the corporation.

7. Except as provided in Section 8, any determination that indemnification of a Director or Officer is proper in the circumstances because he or she has met the standard of conduct pursuant to applicable law, unless pursuant to a determination by a court, shall be made:

(a) By the Board by a majority vote of a quorum consisting of Directors who were not parties to such proceeding;

(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee, consisting solely of two or more Directors not at the time parties to the proceeding, which committee shall be designated by the Board (and Directors who are parties to the proceeding may participate in the vote to select such committee);

(c) By independent legal counsel:

(i) Selected by the Board as prescribed in clause (a) above or by the committee prescribed in clause (b) above; or

(ii) If a quorum of the Directors cannot be obtained for clause (a) above and the committee cannot be designated under clause (b), selected by majority vote of the full Board (and Directors who are parties to the proceeding may participate in the vote to select such counsel);

(d) By the Shareholders by a majority vote of a quorum consisting of Shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of Shareholders who were not parties to such proceeding; or

(e) By any other method authorized by the laws of the State of Florida.

8. If a Change in Control has occurred, the person asserting the right to indemnification shall be entitled to select the method of making the determination described in Section 7, so long as such method is authorized pursuant to applicable law. As used herein, Change in Control means the occurrence of an event which results in any of the following:

(a) any person or “group” as defined in Section 13(d)(3) of the Exchange Act, but excluding any employee benefit plan or plans of the corporation and its subsidiaries, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the corporation’s outstanding voting securities ordinarily having the right to vote for the election of Directors of the corporation;

(b) any merger, consolidation, reorganization or similar event of the corporation or any of its subsidiaries, as a result of which the holders of the voting stock of the corporation immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity;

(c) the individuals who, as of April 22, 2009 (the “Effective Date”), constitute the Board of the corporation (the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the corporation, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Article, considered as though such person were a member of the Incumbent Board; or

(d) there is a liquidation or dissolution of the corporation or a sale of all or substantially all of its assets.

9. For purposes of this Article, the term “corporation” shall include any predecessor of the corporation and any constituent corporation (including any constituent of a constituent) absorbed by the corporation in a consolidation or merger. Any Director or Officer of the corporation serving (i) another corporation, partnership, joint venture, trust, or other enterprise, of which a majority of the equity interests entitled to vote in the election of its directors or the equivalent is controlled directly or indirectly by the corporation, or (ii) any employee benefit plan of the corporation or any entity referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the corporation and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the corporation.

10. Each of the provisions of this Article is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable in whole or in part for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. In the event that all or any portion of this Article is ever held void or unenforceable by a court of competent jurisdiction, then such court is hereby expressly authorized to modify any provision(s) held void or unenforceable to the extent, and only to the extent, necessary to render it valid and enforceable. If any such portion cannot be so modified and is invalidated on any ground by a court of competent jurisdiction, then the corporation shall nevertheless indemnify each person who is or was a Director and Officer of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

EXECUTIVE AND DIRECTOR COMPENSATION

2022 Summary Compensation Table

The following table sets forth information regarding compensation earned in or with respect to our fiscal years 2022 and 2022 for the following persons (collectively, the “named executive officers”):

(i)	our principal executive officer or other individual serving in a similar capacity during the fiscal year ended December 31, 2022;

(ii)	our two most highly compensated executive officers other than our principal executive officers who were serving as executive officers at December 31, 2022 whose compensation exceed $100,000; and

(iii)	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2022.

Name	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Federico Pier	2022	$120,000	$-	$-	$120,000
Chief Executive Officer	2021	$90,000	$-	$-	$90,000

Jeffrey Wright	2022	$90,000	$-	$-	$90,000
Chief Financial Officer	2021	$60,000	$-	$-	$60,000

Narrative Disclosure to Summary Compensation Table

Except as otherwise described below, there are no compensatory plans or arrangements, including payments to be received from the Company with respect to any named executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or our subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards At 2022 Fiscal Year-End

The following table presents information concerning unexercised options and unvested restricted stock awards for the named executive officer outstanding as of December 31, 2022.

	Option Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Federico Pier	6/14/19	250,000	-	-	$0.25	6/14/29
Federico Pier	8/10/22	-	250,000	-	$0.25	8/10/32
Jeff Wright	8/10/22	-	150,000	-	$0.25	8/10/32

Executive Officer Compensation - Employment Agreements

On January 1, 2023, Vicapsys Life Sciences, Inc. (the “Company”) entered into that certain Employment Agreement (the “Pier Agreement”), dated as of January 1, 2023, by and between the Company and Federico Pier, the Company’s Chief Executive Officer and Executive Chairman of the Board.

Pursuant to the terms of the Pier Agreement, the Company agreed to pay Mr. Pier an annual base salary of $250,000 for his services as Chief Executive Officer. Mr. Pier’s base salary is subject to review annually by the Company’s Board of Directors (the “Board”) and may be increased, but not decreased. Mr. Pier will not receive any compensation for his services as a member of the Board.

In addition, Mr. Pier is eligible to receive an annual cash bonus of up to 100% of his annual base salary upon achievement of performance objectives to be determined by the Board or its compensation committee in consultation with Mr. Pier.

Also, Mr. Pier will have earned and will be paid a one-time cash bonus in a gross amount equal to $100,000 if either of the following triggering events occurs during the Term (as hereinafter defined):

●	The Company’s common stock is listed on The Nasdaq Stock Market or the New York Stock Exchange; or

●	The Company secures and receives financing of at least $8 million.

Pursuant to the terms of the Pier Agreement, the Company also agreed to issue to Mr. Pier a restricted stock unit award containing the following terms: Mr. Pier will receive shares of common stock of the Company (i) representing 1% of the Company’s fully diluted equity as of the payment date (the “Initial Equity Payment”) if the Company achieves a market capitalization of at least $250 million for 60 consecutive days during the term of the Pier Agreement (the “Initial Market Capitalization Target”); and (ii) representing the difference between 2% of the Company’s fully diluted equity as of the payment date and the amount of Initial Equity Payment (the “Subsequent Equity Payment”) and, together with Initial Equity Payment, “Equity Payments”) if the Company achieves a market capitalization of at least $500 million for 60 consecutive days during the Term (the “Subsequent Market Capitalization Target” and, together with Initial Market Capitalization Target, “Market Capitalization Targets”), such that Mr. Pier has, in the aggregate, received shares of common stock of the Company representing 2% of the Company’s fully diluted equity as of the date of payment of Subsequent Equity Payment.

Mr. Pier is also eligible to receive additional equity-based compensation awards as the Company may grant from time to time.

The Pier Agreement has a five-year term and will be automatically renewed for successive one-year periods until either party delivers a written notice of non-renewal at least 30 days prior to the then-effective term (the “Term”); provided that the Term will terminate prior to any such date (i) immediately upon Mr. Pier’s death or Disability (as defined in the Pier Agreement), (ii) on a date of termination set forth in the Company’s written notice of termination for any reason (whether for Cause (as defined in the Pier Agreement) or without Cause), or (iii) on a date of termination set forth in a written notice of Mr. Pier’s resignation.

Director Compensation

Mr. Federico Pier was named Executive Chairman of the Board of Directors in May 2019. For the years ended December 31, 2022, and 2021, the Company recorded expenses of $120,000 and $90,000 for these services. As of December 31, 2022, and 2021, Mr. Pier is owed $144,000 and $60,000, respectively, of accrued and unpaid director fees, and such amount is included in accounts payable, related parties on the consolidated balance sheet.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee of the company, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” the following is a description of all related person transactions that occurred during the period from January 1, 2022, through December 31, 2022, and any currently proposed transaction (the “Reporting Period”).

Consulting Agreements

On November 5, 2021, the Company entered into a Consulting Agreement (the “Poznansky Agreement”) with Mark Poznansky, MD, a minority stockholder and former Director. The Company engaged Dr. Poznansky to render consulting services with respect to informing, guiding, and supervising the development of antagonists to immune repellents or anti-fugetaxins for the treatment of cancer. The initial term of the Poznansky Agreement was for six months (the “Initial Term”), which was extended indefinitely, and the Company agreed to pay the Consultant $2,000 per month commencing November 5, 2021, with consideration for an increase in the monthly fee following the completion for the Company’s successful up listing to the NASDAQ Stock Market. The Company incurred a total of $24,000 and $4,000 in expenses for the years ended December 31, 2022 and 2021, respectively, related to the Poznansky Agreement, which is included in professional fees on the consolidated statements of operations. As of December 31, 2022 and 2021, $26,000 and $9,000, respectively, is included in accounts payable, related parties, on the consolidated balance sheets, related to the Poznansky Agreement.

On January 1, 2022, the Company entered into a consulting agreement (the “Toneguzzo Agreement”) with Frances Toneguzzo, Ph.D., the Company’s former CEO. Pursuant to the one-year term of the Toneguzzo Agreement in exchange for services in leading the research and development teams and laboratory work, the consultant will receive $5,000 per month. The Company incurred a total of $60,000 in expenses for the year ended December 31, 2022 related to the Toneguzzo Agreement, which is included in professional fees on the consolidated statements of operations. The Company did not incur any expenses related to the Toneguzzo Agreement for the year ended December 31, 2021. As of December 31, 2022, $40,000 is included in accounts payable, related parties, on the consolidated balance sheet related to the Toneguzzo Agreement.

On January 12, 2022, the Company entered into a Consulting Agreement (the “Donohoe Agreement”) with Donohoe Advisory Associates, LLC. (the “Consultant”). The Company engaged the Consultant to provide assistance and advice to the Company in support of the Company’s efforts to obtain a listing on a national securities exchange. The Company agreed to pay the Consultant a retainer fee of $17,500, which is to be applied to the Company’s monthly invoices until such time as the retainer fee is exhausted or the engagement under the agreement ends. The Company incurred $10,680 in expenses for the year ended December 31, 2022, which are included in professional fees on the consolidated statements of operations, and none of which is included in accounts payable on the consolidated balance sheet. As of December 31, 2022, the remaining balance of the retainer paid to the Consultant was $6,820 and is included in prepaid expenses on the consolidated balance sheet. No expenses were paid to the Consultant during the year ended December 31, 2021. If the Company is successful in listing on an exchange, the Company will be obligated to pay a “success fee” to the Consultant of either $10,000 or that number of registered common shares equivalent to $10,000 divided by the closing price of the Company’s common stock on the last day of trading on the OTC Market. The form of the success fee will be determined by the Company.

On March 7, 2022, the Company entered into a Consulting Agreement (the “Alpha Agreement”) with Alpha IR Group, LLC. (the “Consultant”). The Company engaged the Consultant to provide consulting, investor relations, and corporate and transaction communication related services. The initial term of the Consulting Agreement was for three months (the “Initial Term”) beginning March 1, 2022, and the Company agreed to pay compensation equal to the sum of $50,000 payable in cash or stock options for the three months of service. The Company incurred $50,000 in expenses for the year ended December 31, 2022, which are included in professional fees on the consolidated statements of operations. No expenses were paid to the Consultant for the year ended December 31, 2021. As of December 31, 2022, the balance owed to the Consultant was $50,000 which is included in accounts payable on the condensed balance sheet.

MGH License Agreement

On May 8, 2013, ViCapsys and The General Hospital Corporation, d/b/a Massachusetts General Hospital (“MGH”) entered into a License Agreement as amended. As partial consideration upon execution of the License Agreement with MGH, the Company issued 3,000,000 shares of common stock to MGH with an estimated value of $200 which was capitalized as an intangible asset. Due to MGH’s current beneficial ownership of 11.2% of the Company’s common stock, the License Agreement is deemed to be a related party transaction. The Company incurred expenses to MGH of $13,097 and $17,698 for the years ended December 31, 2022, and 2021, respectively. As of December 31, 2022, there have not been any sales of product or process under this License Agreement. See “Item 1. Business; MGH License Agreement.”

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment (“ASC 360”) requires that a company recognize an impairment loss if, and only if, the carrying amount of a long-lived asset is not recoverable from the sum of the undiscounted cash flows expected to result from the use and eventual disposal of the asset, and if the carrying amount exceeds the asset’s fair value. Per ASC 360, a long-lived asset should be tested for recoverability whenever events or changes in circumstances indicate that its’ carrying amount may not be recoverable. As such, due to the combination of not having met certain due diligence requirements per the License, and the Company not raising sufficient capital necessary to maintain regular research and development activities in 2022, the Company reviewed the MGH license agreement for possible impairment as of December 31, 2022 by evaluating whether the anticipated future benefit of the license agreement exceeded the carrying value of the intangible asset of approximately $348,000 as of that date.

The Company concluded an impairment of the license agreement existed as of December 31, 2022 due to there being no projected undiscounted future net cash flows derived from the asset. As such, the Company wrote-off the carrying value of the asset as of December 31, 2022.

Accounts Payable, related parties and Accrued Salaries, related party

The Company incurred director fees of $120,000 and $90,000 for the years ended December 31, 2022, and 2021, respectively, to Federico Pier, the Company’s Chief Executive Officer and Chairman of the Board, which are included in personnel costs on the consolidated statements of operations. As of December 31, 2022, and 2021, $144,000 and $60,000, respectively, of these director fees are included in accounts payable, related parties, on the consolidated balance sheets.

The Company incurred consulting fees of $90,000 and $60,000 for the years ended December 31, 2022, and 2021, respectively, to Jeff Wright, the Company’s external Chief Financial Officer, which are included in professional fees on the consolidated statements of operations. As of December 31, 2022, and 2021, $99,000 and $40,000, respectively, is included in accounts payable, related parties, on the consolidated balance sheets.

In August 2020, Frances Tonneguzzo, the Company’s then-Chief Executive Officer (the “former CEO”), tendered her resignation as CEO. For the years ended December 31, 2022, and 2021, the Company did not incur any expenses to the former CEO. As of December 31, 2022 and 2021, $115,312 of unpaid salary to the former CEO is included in accrued salaries, related party on the consolidated balance sheets.

Related Person Transaction Policy

Prior to this offering, we have not had a formal policy regarding approval of transactions with related parties. Upon consummation of this offering, we shall adopt a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. The policy will become effective immediately upon the closing of this offering. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 29, 2023 for:

●	each person, or group of affiliated persons, known to us to beneficially own more than 5% of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership of our common stock is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of June 29, 2023. Except as indicated by footnote, and subject to applicable community property laws, we believe the persons identified in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

In the following table, percentage ownership is based on 32,047,032 shares of our common stock. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of voting securities subject to options or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of June 29, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each of the following persons is c/o Vicapsys Life Sciences, Inc., 7778 Mcginnis Ferry Rd. #270, Suwanee, GA 30024. Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Title:	Class of Security	Amount of beneficial ownership	Percent of Class (1)
Executive Officers and Directors:

Jeffery Wright, Chief Financial Officer	Common Stock (4)	150,000	* %

Federico Pier	Common Stock (3)	1,105,785	3.40%

Chief Executive Officer and Executive Chairman of the Board of Directors

Charles Farrahar, Director	Common Stock	450,000	1.40%

Richard Rosenblum, Director	Common Stock	0	0%

Dorothy Jordan, Director	Common Stock (2)	212,500	* %

Colleen Delaney	Common Stock	0	0%

All Executive Officers and Directors (6 persons)	Common Stock (2,3,4)	1.918.285	5.85%

More than 5% Beneficial Owners:

Bonderman Family Limited Partnership (5)	Common Stock	6,070,588	18.94%

ADEC Private Equity Investments LLC (6)	Common Stock	3,135,294	9.78%

Massachusetts General Hospital (7)	Common Stock	3,582,880	11.18%

*Less than 1%.

(1)	Based on 32,047,032 shares of common stock outstanding as of June 29, 2023.
(2)	Includes 100,000 shares of common stock issuable upon the exercise of vested options.
(3)	Includes 500,000 shares of common stock issuable upon the exercise of vested options.
(4)	Includes 150,000 shares of common stock issuable upon the exercise of vested options.
(5)	Leonard Potter has voting and dispositive control over the Bonderman Family Limited Partnership. The address of the Bonderman Family Limited Partnership is 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(6)	E. Burke Ross has voting and dispositive control over the ADEC Private Equity Investments, LLC.
(7)	Emile Braun has voting control and dispositive control over Massachusetts General Hospital.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

As of June 29, 2023, there were 320 record holders of our securities. As of June 29, 2023 there were 32,047,032 shares of common stock issued and outstanding).

The following description of our capital stock and provisions of our Articles of Incorporation and Amended and Restated Bylaws is only a summary. You should refer to our Articles of Incorporation and Amended and Restated Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue up to a total of 300,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights.

Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of our assets which are legally available. Each outstanding share of our common stock is, and all shares of common stock to be issued in this offering when they are paid for will be, fully paid and non-assessable.

The holders of a majority of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

Our Board will have the authority, without further action by the stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our Board, without stockholder approval, will be able to issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any shares of preferred stock following this offering.

Options

Our 2022 Plan provides for us to sell or issue shares of common stock or restricted shares of common stock, or to grant incentive stock options or nonqualified stock options, stock appreciation rights and restricted stock unit awards for the purchase of shares of common stock to certain service providers. As of [ ], 2022, options to purchase [ ] shares of our common stock were issued and outstanding. For additional information regarding the terms of our plan, see “Executive and Director Compensation—2022 Omnibus Equity Incentive Plan.”

Representative Warrants

In addition to cash compensation, we have agreed to issue to the Representative, Representative Warrants to purchase up to a total of [●] shares of common stock (equal to 5.0% of the shares of common stock sold in this offering). The Representative Warrants will be immediately exercisable from time to time, in whole or in part, from the date of issuance until five years from the commencement of sales in this offering. The Representative Warrants are exercisable at a per share price equal to $[●]. The Representative Warrants are also exercisable on a cashless basis. Pursuant to FINRA Rule 5110(e), the Representative Warrants and any shares of common stock issued upon exercise of such Representative Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Underwriters or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. The exercise price and number of shares of common stock issuable upon exercise of the Representative Warrants may be adjusted in certain circumstances including in the event of a stock dividend, subdivisions, combinations, reclassification, merger or consolidation. The Representative Warrants and the shares of common stock underlying the Representative Warrants are being registered hereby.

Anti-Takeover Provisions of Florida Law, our Charter and our Amended and Restated Bylaws

Provisions of our Articles of Incorporation, as amended, and our Amended and Restated Bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Stockholders. Our Amended and Restated Bylaws provide that special meetings of the stockholders may be called only by the Chairman of the Board, the President or the Board, or when requested in writing by the holders of not less than ten percent of all the shares entitled to vote at the meeting.

Amendment of Bylaws. Our Amended and Restated Bylaws provide that our Board may amend or repeal the bylaws, or new bylaws may be adopted by the Board, at any time without stockholder approval unless the FBCA reserves the power to amend a particular bylaw provision exclusively to the shareholders. Allowing the Board to amend our bylaws without stockholder approval enhances Board control over our bylaws.

Preferred Stock. Our Articles of Incorporation, as amended, authorize the issuance of up to 20,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board in their sole discretion. Our Board may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock. Our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult. Our Articles of Incorporation, as amended, and our Amended and Restated Bylaws provide that special meetings may be called only by a unanimous vote of the Board.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the FBCA, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

●	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our Articles of Incorporation, as amended, to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Indemnification

Both our Articles of Incorporation, as amended, and Amended and Restated Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Florida law. We have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation whose address is One Glenwood Avenue, Suite 1001, Raleigh, NC 27603.

Stock Market Listing

We intend to apply to have our shares of common stock listed for trading on The Nasdaq Capital Market under the symbols “VICP”. The successful listing of our shares of common stock on the Nasdaq Capital Market is a condition of this offering.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Dismissal of Independent Registered Public Accounting Firm

On May 12, 2023, the Board of Directors (the “Board”) of the Vicapsys Life Sciences, Inc. (the “Company”) approved the dismissal of D. Brooks and Associates CPAs, P.A. (“D. Brooks”) as the Company’s independent registered public accounting firm effective May 12, 2023.

The audit reports of D. Brooks on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2022 and 2021 contained an explanatory paragraph regarding the substantial doubt out the Company’s ability to continue as a going concern but did not otherwise contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2022 and 2021, and in the subsequent interim period through May 12, 2023, (i) there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with D. Brooks on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of D. Brooks, would have caused D. Brooks to make reference to the subject matter of such disagreement in connection with its reports on the financial statements for such periods, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company provided D. Brooks with a copy of the disclosure contained in this section of this Current Report on Form 8-K prior to the time this report was filed with the Securities and Exchange Commission (the “SEC”) and requested that D. Brooks furnish a letter addressed to the SEC stating whether it agrees with the above statements and, if not, stating the respects to which it does not agree. A copy of D. Brooks’ letter, dated May 17, 2023, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2023.

Engagement of Independent Registered Public Accounting Firm

On May 12, 2023, 2023, the Board appointed Assurance Dimensions. (“Assurance”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2023.

During our two most recent fiscal years ended December 31, 2022 and 2021 and in the subsequent interim period through May 12, 2023, neither the Company nor anyone on the Company’s behalf consulted Assurance regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, in connection with which either a written report or oral advice was provided to the Company that Assurance concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO
NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our common stock but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operations or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions, regulated investment companies or real estate investment trusts;

●	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;

●	tax-exempt organizations or governmental organizations;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	U.S. expatriates and certain former citizens or long-term residents of the U.S.;

●	partnerships or entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code; or

●	persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code.

Non-U.S. holders are urged to consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, a non-U.S. holder (other than a partnership) is any holder of our common stock other than:

●	an individual citizen or resident of the U.S. (for U.S. federal income tax purposes);

●	a corporation or other entity taxable as a corporation created or organized in the U.S. or under the laws of the U.S., any state thereof, or the District of Columbia, or other entity treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

Distributions

As described in “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a non-taxable return of capital and will first reduce a non-U.S. holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Gain on Disposition of Common Stock.”

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, any dividend paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or at such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us (or the applicable withholding agent) with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. A non-U.S. holder of shares of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.) are generally exempt from such withholding tax. In order to obtain this exemption, a non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, dividends received by a non-U.S. holder that is a corporation that are effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.);

●	the non-U.S. holder is a non-resident alien individual who is present in the U.S. for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

●	our common stock constitutes a U.S. real property interest by reason of our status as a “U.S. real property holding corporation,” (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period preceding the non-U.S. holder’s disposition of our common stock, or (ii) the non-U.S. holder’s holding period for our common stock.

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, a non-U.S. holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of shares of our common stock by reason of our status as a USRPHC so long as (i) our common stock is regularly traded on an established securities market during the calendar year in which such sale, exchange or other tax disposition of shares of our common stock occurs and (ii) such non-U.S. holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the relevant period.

Non-U.S. holders described in the first bullet above will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may generally be offset by U.S. source capital losses for the year (provided such non-U.S. holders have timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to non-U.S. holders, their names and addresses and the amount of tax withheld, if any. A similar report will be sent to non-U.S. holders. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in a non-U.S. holder’s country of residence.

Payments of dividends or of proceeds on the disposition of stock made to non-U.S. holders may be subject to information reporting and backup withholding at a current rate of 28% unless such non-U.S. holders establish an exemption, for example, by properly certifying their non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to “foreign financial institutions” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. An intergovernmental agreement between the U.S. and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock.

Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

Titan Partners Group LLC, a division of American Capital Partners, LLC (the “Representative”) is acting as representative of the underwriters of the offering. We have entered into an underwriting agreement dated [●], 2023 with the several underwriters listed in the table below as underwriters (the “Underwriting Agreement”). Subject to the terms and conditions of the Underwriting Agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus, the number of shares listed next to its name in the following table.

Number of Shares
Titan Partners Group LLC, a division of American Capital Partners, LLC

Total

Underwriting Discount and Expenses

The following table summarizes the underwriting discount and commission to be paid to the underwriters by us.

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions (7%)	$	$	$
Proceeds, before expenses, to us	$	$	$

Representative’s Warrants

We have also agreed to issue to the Representative, at the closing of this offering, Representative’s Warrants to purchase up to an aggregate of shares of our common stock (5% of the shares of common stock sold in the offering, including any shares sold upon exercise of the Representative’s over-allotment option). The Representative’s Warrants are exercisable at a per share price equal to 125% of the public offering price per share in this offering (excluding the over-allotment option). The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, commencing on the six-month anniversary of the commencement of sales in this offering and expiring on the date that is four and a half years following the date that such warrants become exercisable. The registration statement of which this prospectus forms a part also registers the Representative’s Warrants and underlying shares of common stock.

The Representative’s Warrants are deemed underwriter compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative (or permitted assignees under Rule 5110(e)(1) will not sell, transfer, assign, pledge or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales in this offering. In addition, the Representative’s Warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration right provided will not be greater than seven years from the effective date of this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative’s Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger, or consolidation. However, neither the Representative Warrant exercise price, nor the number of shares of common stock underlying such warrants, will be adjusted for issuances of shares of common stock by the Company at a price below the exercise price of the Representative’s Warrants.

Tail Period

The Representative shall be entitled to a cash fee equal to five percent (5%) of and a five-year warrant to purchase 5% of the (i) the aggregate equity securities issued in the offering at that closing, or (ii) if the securities issued in the offering are convertible into or exercisable for equity securities, the aggregate number of equity securities issuable upon conversion or exercise of those securities and a non-accountable expense allowance of 1% of the gross proceeds (“Tail Financing”), to the extent that such financing or capital is provided to us by investors whom the Representative had contacted during the Term or introduced to us during the Term, if such Tail Financing is consummated at any time within the twelve (12)-month period following the expiration or termination of this Agreement.

Right of First Refusal

Until twelve (12) months from the closing date of this offering, the Representative will have an irrevocable right of first refusal, in its sole discretion, to act as sole book-running manager, sole underwriter or sole placement agent for all future public and private equity and debt offerings, including all equity-linked financings on terms and conditions customary to the Representative for such transactions. The Representative will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation.

Lock-Up Agreements

We have agreed, on behalf of our and any successor entity, that, without the prior written consent of the Representative, we will not, for a period of one hundred eighty (180) days after the closing of the offering (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise; provided, however, that so long none of such equity securities shall be saleable in the public market until the expiration of the Restricted Period, the following matters shall not be prohibited: (i) the adoption of an equity incentive plan and the grant of awards pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8 relating to such a plan, (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of equity securities, and (iii) the issuance of equity securities upon the exercise or conversion of options, warrants or other convertible securities outstanding.

Our officers, directors and holders of 5% or more of any class of our equity securities issued and outstanding immediately prior to the Offering, will enter into customary lock-up agreements with the Representative for a period of one hundred eighty (180) days after the closing of this offering.

The Representative, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Indemnification

We have agreed to indemnify the Representative, any sub-agents and their related persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Issuer Direct Corporation whose address is One Glenwood Avenue, Suite 1001, Raleigh, NC 27603.

Listing

We intend to apply to list our common stock on The Nasdaq Capital Market under the symbols “VICP”. We will not consummate this offering unless our common stock are approved for listing on Nasdaq.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (the “PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in member states of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements), and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of our Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by our Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1, et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales, and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007, and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”), pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales, and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by our Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the securities offered by this prospectus and certain legal matters as to Utah law have been passed upon by Anthony L.G., PLLC. We have been advised on U.S. securities matters by Sheppard Mullin Richter & Hampton, LLP, New York, New York. The representative of the underwriters is being represented by Lucosky Brookman LLP, New York, New York.

EXPERTS

The consolidated financial statements of Vicapsys Life Sciences, Inc. as of and for the years ended December 31, 2022 and 2021, included in this registration statement, of which this prospectus forms a part, have been audited by D. Brooks and Associates, CPAs, independent registered public accounting firm, as set forth in their report (which includes an explanatory paragraph related to the existence of substantial doubt about the Company’s ability to continue as a going concern) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the public reference room of the SEC at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s website at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act, and, accordingly, will be required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy such periodic reports, proxy statements and other information at the SEC’s public reference room, and the website of SEC referred to above.

VICAPSYS LIFE SCIENCES, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Vicapsys Life Sciences, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Vicapsys Life Sciences, Inc. (the Company) as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2022 and 2021, and the related notes to the consolidated financial statements (collectively referred to as the consolidated financial statements).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years ended December 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred operating losses, used cash in operations, has a working capital deficit, and has a significant accumulated deficit. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

D. Brooks and Associates CPAs, P.A.

We have served as the Company’s auditors since 2019.

Palm Beach Gardens, Florida

April 14, 2023

F-2

VICAPSYS LIFE SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
Assets

Current Assets:
Cash	$14,097	$217,295
Prepaid Expenses	7,483	5,498
Deferred offering costs	50,441	–
Total Current Assets	72,021	222,793

Intangible asset, net of accumulated amortization of $0 and $120,994, respectively	–	371,520
Total Assets	$72,021	$594,313

Liabilities and Stockholders’ Deficit

Current Liabilities:
Accounts payable	$635,183	$487,792
Accounts payable, related parties	272,317	112,860
Accrued salaries, related parties	115,312	115,312
Total Current Liabilities	1,022,812	715,964

Stockholders’ Deficit:
Preferred Stock; par value $.001; 20,000,000 shares authorized Series A Convertible Preferred Stock; par value $0.001; 3,000,000 shares authorized; -0- shares issued and outstanding	–	–
Series B Convertible Preferred Stock; par value $0.001; 4,440,000 shares authorized; -0- shares issued and outstanding	–	–
Common stock, par value $0.001; 300,000,000 shares authorized; 31,188,461 and 19,747,283 shares issued and outstanding, respectively	31,188	19,747
Common stock to be issued, par value $0.001; 727,281 and 11,067,281 shares outstanding, respectively	727	12,068
Additional paid-in capital	14,135,257	13,976,159
Accumulated deficit	(15,117,963)	(14,129,625)
Total Stockholders’ Deficit	(950,791)	(121,651)

Total Liabilities and Stockholders’ Deficit	$72,021	$594,313

See accompanying notes to consolidated financial statements.

F-3

VICAPSYS LIFE SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2022	2021
Revenues	$-	$-

Operating Expenses:
Personnel costs	122,458	91,502
Research and development expenses, related party	13,097	17,698
Professional fees	448,806	191,881
Impairment loss	340,231	–
General and administrative expenses	60,198	35,790
Total operating expenses	984,790	336,871

Loss from operations	(984,790)	(336,871)

Other income:
Other income	–	100,000
Total other income	–	100,000

Loss before income taxes	(984,790)	(236,871)
Income taxes	–	–
Net loss available to common shareholders	$(984,790)	$(236,871)

Deemed dividend on warrant modification	(3,548)	–
Net loss available to common stockholders	$(988,338)	$(236,871)

Net loss per common share:
Basic and diluted	$(0.03)	$(0.01)

Weighted average common shares outstanding:
Basic and diluted	30,577,988	17,656,762

See accompanying notes to consolidated financial statements.

F-4

VICAPSYS LIFE SCIENCES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2022 and 2021

											Total
	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Common Stock to be Issued		Additional	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Deficit
Balance January 1, 2021	3,000,000	$3,000	4,440,000	$4,440	17,483,283	17,483	1,652,458	$1,652	$13,417,073	$(13,892,754)	$(449,106)
Conversion of Series A Preferred Stock to common stock to be issued	(3,000,000)	(3,000)	–	–	–	–	6,000,000	6,000	(3,000)	–	–
Conversion of Series B Preferred Stock to common stock	–	–	(4,440,000)	(4,440)	–	–	4,440,000	4,440	–	–	–
Common stock issued for common stock to be issued	–	–	–	–	24,000	24	(24,000)	(24)	–	–	–
Sale of common stock for cash	–	–	–	–	2,240,000	2,240	–	–	557,760	–	560,000
Stock-based compensation expense	–	–	–	–	–	–	–	–	4,326	–	4,326
Net loss	–	–	–	–	–	–	–	–	–	(236,871)	(236,871)
Balance December 31, 2021	–	–	–	–	19,747,283	19,747	12,068,458	12,068	13,976,159	(14,129,625)	(121,651)

Common stock issued fom common stock to be issued	–	–	–	–	11,441,177	11,441	(11,441,177)	(11,441)	(1,001)	–	–
Deemed dividend on warrant modification	–	–	–	–	–	–	–	–	3,548	(3,548)	–
Common stock issued from warrant exercise	–	–	–	–	–	–	100,000	100	49,900	–	50,000
Stock-based compensation expense	–	–	–	–	–	–	–	–	105,650	–	105,650
Net loss	–	–	–	–	–	–	–	–	–	(984,790)	(984,790)
Balance December 31, 2022	–	$–	–	$–	31,188,460	$31,188	727,281	$727	$14,135,257	$(15,117,963)	$(950,791)

See accompanying notes to consolidated financial statements.

F-5

VICAPSYS LIFE SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(984,790)	$(236,871)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	31,289	31,329
Impairment loss	340,231	–
Stock-based compensation	105,650	4,326
Gain on sale of equity method investment	–	(100,000)
Changes in operating assets and liabilities:
Prepaid Expenses	(1,985)	(5,498)
Accounts payable	111,951	(13,940)
Accounts payable, related parties	159,457	(123,320)
Net Cash Used in Operating Activities	(238,197)	(443,974)

Cash Flows from Investing Activities:
Proceeds from sale of equity method investment	–	100,000
Net Cash Used in Investing Activities	–	100,000

Cash Flows from Financing Activities:
Proceeds from exercise of warrants	50,000	–
Payment of deferred offering costs	(15,001)	–
Proceeds from sale of common stock	–	560,000
Net Cash Provided By Financing Activities	34,999	560,000
Net Increase (decrease) in Cash	(203,198)	216,026

Cash, Beginning of year	217,295	1,269

Cash, End of year	$14,097	$217,295

Supplementary Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplementary Non-Cash Flow Information
Deferred offering costs in accounts payable	$35,440	$-

See accompanying notes to consolidated financial statements.

F-6

VICAPSYS LIFE SCIENCES, INC.

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 1 - ORGANIZATION

Business

Vicapsys Life Sciences, Inc. (“VLS”) was incorporated in the State of Florida on July 8, 1997 under the name All Product Distribution Corp. On August 19, 1998, the Company changed its name to Phage Therapeutics International, Inc. On November 13, 2007, the Company changed its name to SSGI, Inc. On September 13, 2017, the Company changed its name to Vicapsys Life Sciences, Inc., effected a 1-for-100 reverse stock split of its outstanding common stock, increased the Company’s authorized capital stock to 300,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share. On December 22, 2017, pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among VLS, Michael W. Yurkowsky, ViCapsys, Inc. (“VI”) and the shareholders of VI, a private company, VI became a wholly owned subsidiary of VLS. We refer to VLS and VI together as the “Company”. VLS serves as the holding company for VI. Other than its interest in VI, VLS does not have any material assets or operations.

The Company’s strategy is to develop and commercialize, on a worldwide basis, various intellectual property rights (patents, patent applications, know how, etc.) relating to a series of encapsulated products that incorporate proprietary derivatives of the chemokine CXCL12 for creating a zone of immunoprotection around cells, tissues, organs and devices for therapeutic purposes. The product name VICAPSYN™ is the Company’s proprietary product line that is applied to transplantation therapies and related stem-cell applications in the transplantation field.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S PLANS

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which assumes the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company experienced a net loss of $984,790 for the year ended December 31, 2022, had a working capital deficit of $950,791 and an accumulated deficit of $15,117,963 as of December 31, 2022. These factors raise substantial doubt about the Company’s ability to continue as a going concern and to operate in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

In March 2020, the World Health Organization declared the novel COVID-19 virus as a global pandemic. The COVID-19 outbreak in the United States has resulted in a significant impact to the Company’s ability to secure additional debt or equity funding to support operations. The Company received proceeds of $50,000 from the exercise of warrants in 2022. In 2021, the Company raised $560,000 from the sale of common stock (see Note 10) and management intends to raise additional funds in 2023 to support current operations and extend research and development of its product line. No assurance can be given that the Company will be successful in this effort. If the Company is unable to raise additional funds in 2023, it will be forced to severely curtail all operations and research and development activities.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The consolidated financial statements of the Company include the consolidated accounts of VLS and VI, its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

F-7

Emerging Growth Company

The Company qualifies as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, as amended, (the “JOBS Act”). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. As an emerging growth company, the Company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates for the years ended December 31, 2022, and 2021, include impairment of intangible assets, valuation allowance for deferred tax asset, and non-cash equity transactions and stock-based compensation.

Cash

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. The Company held no cash equivalents as of December 31, 2022, and 2021. Cash balances may, at certain times, exceed federally insured limits. If the amount of a deposit at any time exceeds the federally insured amount at a bank, the uninsured portion of the deposit could be lost, in whole or in part, if the bank were to fail.

Intangible Assets

Costs for intangible assets are accounted for through the capitalization of those costs incurred in connection with developing or obtaining such assets. Capitalized costs are included in intangible assets in the consolidated balance sheets. The Company’s intangible assets consist of costs incurred in connection with securing an Exclusive Patent License Agreement with The General Hospital Corporation, d/b/a Massachusetts General Hospital (“MGH”), as amended (the “License Agreement”). These costs are being amortized over the term of the License Agreement which is based on the remaining life of the related patents being licensed.

As of December 31, 2022, due to the combination of not having met certain due diligence requirements per the License Agreement, and the Company not raising sufficient capital necessary to maintain regular research and development activities in 2022, the Company reviewed the MGH License Agreement for possible impairment. The Company concluded an impairment of the License Agreement existed due to there being no projected undiscounted future net cash flows derived from the asset (See Note 4).

Long-Lived Assets

The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. Management has reviewed the Company’s long-lived assets for the years ended December 31, 2022, and 2021, and concluded an impairment of the License Agreement held with MGH disclosed above existed as of December 31, 2022 (See Note 4).

Equity Method Investment

The Company accounts for investments in which the Company owns more than 20% or has the ability to exercise significant influence of the investee, using the equity method in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 323, Investments—Equity Method and Joint Ventures. Under the equity method, an investor initially records an investment in the stock of an investee at cost and adjusts the carrying amount of the investment to recognize the investor’s share of the earnings or losses of the investee after the date of acquisition.

F-8

The amount of the adjustment is included in the determination of net income by the investor, and such amount reflects adjustments similar to those made in preparing consolidated statements including adjustments to eliminate intercompany gains and losses, and to amortize, if appropriate, any difference between investor cost and underlying equity in net assets of the investee at the date of investment. The investment of an investor is also adjusted to reflect the investor’s share of changes in the investee’s capital. Dividends received from an investee reduce the carrying amount of the investment. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred which is other than temporary, and which should be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method.

In accordance with ASC 323-10-35-20 through 35-22, the investor ordinarily shall discontinue applying the equity method if the investment (and net advances) is reduced to zero and shall not provide for additional losses unless the investor has guaranteed obligations of the investee or is otherwise committed to provide further financial support for the investee. An investor shall, however, provide for additional losses if the imminent return to profitable operations by an investee appears to be assured. For example, a material, nonrecurring loss of an isolated nature may reduce an investment below zero even though the underlying profitable operating pattern of an investee is unimpaired. If the investee subsequently reports net income, the investor shall resume applying the equity method only after its share of that net income equals the share of net losses not recognized during the period the equity method was suspended.

Equity and cost method investments are classified as investments. The Company periodically evaluates its equity and cost method investments for impairment due to declines considered to be other than temporary. If the Company determines that a decline in fair value is other than temporary, then a charge to earnings is recorded as an impairment loss in the accompanying consolidated statements of operations.

The Company’s equity method investment consisted of equity owned in Athens Encapsulation Inc. (“AEI”), a Company controlled by former directors of the Company which was given to the Company as part of an investment and restructuring agreement entered into in May 2019. In January 2021, the Company sold its equity investment in AEI, back to AEI for $100,000, which is included in gain on sale of equity method investment for the year ended December 31, 2021. As of December 31, 2022, the Company did not have any remaining equity investment in AEI. During the year ended December 31, 2021, the Company’s proportionate share of net income, while it held the interest, was insignificant.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2022 and 2021.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, deferred offering costs, accounts payable and accrued liabilities, payables with related parties, approximate their fair values because of the short maturity of these instruments.

Revenue Recognition

Revenue recognition is accounted for under ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”) and all the related amendments.

The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

F-9

The Company’s contracts with customers are generally on a contract and work order basis and represent obligations that are satisfied at a point in time, as defined in the new guidance, generally upon delivery or has services are provided. Accordingly, revenue for each sale is recognized when the Company has completed its performance obligations. Any costs incurred before this point in time, are recorded as assets to be expensed during the period the related revenue is recognized. During the years ended December 31, 2022, and 2021, the Company did not have any revenue.

Stock-based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation,” which requires recognition in the financial statements of the cost of employee, non-employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to account for forfeitures as they occur, on their share-based payment awards.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred. For the years ended December 31, 2022, and 2021, the Company recorded $13,097 and $17,698, respectively, in research and development expenses to a related party.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740-10, Income Taxes. Deferred tax assets and liabilities are recognized to reflect the estimated future tax effects, calculated at the tax rate expected to be in effect at the time of realization. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. Interest and penalties are classified as a component of interest and other expenses. To date, the Company has not been assessed, nor paid, any interest or penalties.

Uncertain tax positions are measured and recorded by establishing a threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Only tax positions meeting the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. As of December 31, 2022, and 2021, the Company’s dilutive securities are convertible into 3,397,281 and 17,027,281 shares of common stock, respectively. This amount is not included in the computation of dilutive loss per share because their impact is antidilutive. The following table represents the classes of dilutive securities as of December 31, 2022, and 2021:

	December 31, 2022	December 31, 2021
Common stock to be issued	727,281	11,067,281
Stock options	2,670,000	1,900,000
Warrants to purchase common stock	—	4,060,000
	3,397,281	17,027,281

F-10

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements for the years ended December 31, 2022, and 2021.

NOTE 4 – INTANGIBLE ASSET

The Company’s intangible asset as of December 31, 2021 consist of costs incurred in connection with the License Agreement with MGH, as amended (See Note 7). The consideration paid for the rights included in the License Agreement was in the form of common stock shares. The estimated value of the common stock was being amortized over the term of the License Agreement which is based on the remaining life of the related patents being licensed which was approximately 16 years, when the intangible asset was acquired.

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment (“ASC 360”) requires that a company recognize an impairment loss if, and only if, the carrying amount of a long-lived asset is not recoverable based on the sum of the undiscounted cash flows expected to result from the use and eventual disposal of the asset, and if the carrying amount exceeds the asset’s fair value. Per ASC 360, a long-lived asset should be tested for recoverability whenever events or changes in circumstances indicate that its’ carrying amount may not be recoverable. As of December 31, 2022, due to the combination of not having met certain due diligence requirements per the License Agreement, and the Company not raising sufficient capital necessary to maintain regular research and development activities in 2022, the Company reviewed the MGH license agreement for possible impairment as of December 31, 2022 by evaluating whether the anticipated future benefit and estimated undiscounted cashflows of the license agreement exceeded the carrying value of the intangible asset of approximately $348,000 as of that date.

The Company concluded an impairment of the license agreement existed as of December 31, 2022 due to there being no projected undiscounted future net cash flows derived from the asset. As such, the Company wrote off the carrying value of the asset as of December 31, 2022 and recognized an impairment loss as presented on the statement of operations in operating expenses.

The Company’s intangible assets consisted of the following at December 31, 2022, and 2021:

	December 31, 2022	December 31, 2021
Licensed patents	$—	$492,514
Accumulated Amortization	—	(120,994)
Balance	$—	$371,520

The Company recognized $31,289 and $31,329 of amortization expense for the years ended December 31, 2022, and 2021, respectively, which is included in general and administrative expenses on the statement of operations. The Company recognized $340,231 of an impairment loss related to the License Agreement for the year ended December 31, 2022.

NOTE 5 – RELATED PARTY TRANSACTIONS

Consulting Agreements

On November 5, 2021, the Company entered into a Consulting Agreement (the “Poznansky Agreement”) with Mark Poznansky, MD, a minority stockholder and former Director. The Company engaged Dr. Poznansky to render consulting services with respect to informing, guiding, and supervising the development of antagonists to immune repellents or anti-fugetaxins for the treatment of cancer. The initial term of the Poznansky Agreement was for six months (the “Initial Term”), which was extended indefinitely, and the Company agreed to pay the Consultant $2,000 per month commencing November 5, 2021, with consideration for an increase in the monthly fee following the completion and successful up listing to the NASDAQ Stock Market, which has yet to occur. The Company incurred a total of $24,000 and $4,000 in expenses for the years ended December 31, 2022 and 2021, respectively, related to the Poznansky Agreement, which is included in professional fees on the consolidated statements of operations. As of December 31, 2022 and 2021, $26,000 and $9,000, respectively, is included in accounts payable, related parties, on the consolidated balance sheets, related to the Poznansky Agreement.

F-11

Accounts Payable, Related Parties, and Accrued Salary, Related party

The Company incurred director fees of $120,000 and $90,000 for the years ended December 31, 2022, and 2021, respectively, to Federico Pier, the Company’s Chief Executive Officer and Chairman of the Board, which are included in personnel costs on the consolidated statements of operations. As of December 31, 2022, and 2021, $144,000 and $60,000, respectively, of these director fees are included in accounts payable, related parties, on the consolidated balance sheets.

The Company incurred consulting fees of $90,000 and $60,000 for the years ended December 31, 2022, and 2021, respectively, to Jeff Wright, the Company’s external Chief Financial Officer, which are included in professional fees on the consolidated statements of operations. As of December 31, 2022, and 2021, $99,000 and $40,000, respectively, is included in accounts payable, related parties, on the consolidated balance sheets.

In August 2020, Frances Tonneguzzo, the Company’s then-Chief Executive Officer (the “former CEO”), tendered her resignation as CEO. For the years ended December 31, 2022, and 2021, the Company did not incur any payroll related expenses to the former CEO as an employee. As of December 31, 2022 and 2021, $115,312 of unpaid salary to the former CEO is included in accrued salaries, related party on the consolidated balance sheets. On January 1, 2022, the Company entered into a consulting agreement with Frances Tonneguzzo for a one-term in exchange for services in leading the research and development teams and laboratory work for monthly fee of $5,000. As of December 31, 2022, $40,000 is included in accounts payable related to this consulting agreement.

Sale of Equity Method Investment

In January 2021, the Company sold its equity investment in AEI back to AEI for $100,000, which is included in gain on sale of equity method investment on the consolidated statements of operations for the year ended December 31, 2021 (see Note 3).

MGH License Agreement

On May 8, 2013, VI and MGH, a principal stockholder (see Note 6), entered into the License Agreement, pursuant to which MGH granted to the Company, in the field of coating and transplanting cells, tissues and devices for therapeutic purposes, on a worldwide basis: (i) an exclusive, royalty-bearing license under its rights in Patent Rights (as defined in the License Agreement) to make, use, sell, lease, import and transfer Products and Processes (each as defined in the License Agreement); (ii) a non-exclusive, sub-licensable (solely in the License Field and License Territory (each as defined in the License Agreement)) royalty-bearing license to Materials (as defined in the License Agreement) and to make, have made, use, have used, Materials for only the purpose of creating Products, the transfer of Products and to use, have used and transfer processes; (iii) the right to grant sublicenses subject to and in accordance with the terms of the License Agreement, and (iv) the nonexclusive right to use technological information (as defined in the License Agreement) disclosed by MGH to the Company under the License Agreement, all subject to and in accordance with the License Agreement (the “License”).

As amended by the Eighth Amendment to the License Agreement on March 14, 2022 (“Effective Date”), which replaces the prior pre-sales due diligence requirements in their entirety, the License Agreement requires that the Company satisfy the following requirements prior to the first sale of Products (“MGH License Milestones”), by certain dates.

Pre-Sales Diligence Requirement:

(x)	The Company shall provide a detailed business plan and development plan by June 1st, 2022. As of the date of this filing the Company has yet to submit the business and development plan and is negotiating the extension of this requirement with MGH.
(xi)	The Company shall raise $2 million in financing by December 1st, 2022. As of the date of this filing the Company has yet to raise $2 million and is negotiating the extension of this requirement with MGH.
(xii)	The Company shall raise an additional $8 million in financing by December 1st, 2023.
(xiii)	The Company shall initiate research regarding the role of CXCL12 in beta cell function and differentiation by January 1st, 2023.
(xiv)	The Company shall initiate diabetic non-human primate studies using cadaveric islets encapsulated in the CXCL12 technology by March 1st, 2023.
(xv)	The Company shall initiate research regarding other applications of the CXCL12 platform by June 1st, 2023.
(xvi)	The Company shall initiate a Phase I clinical trial of a Product or Process by March 1st, 2024.
(xvii)	The Company shall initiate a Phase II clinical trial of a Product or Process within thirteen (13) years from Effective Date.
(xviii)	The Company shall initiate Phase III clinical trial of a Product or Process within sixteen (16) years from Effective Date.

F-12

Additionally, as amended by the Eighth Amendment to the License Agreement on March 14, 2022, which replaces the prior post-sales due diligence requirements in their entirety, the License Agreement requires that the Company satisfy the following requirements post-sales of Products (“MGH License Milestones”), by certain dates.

Post-Sales Diligence Requirements:

(i)	The Company shall itself or through an Affiliate or Sublicensee make a First Commercial Sale within the following countries and regions in the License Territory within eighteen (18) years after the Effective Date of this Agreement: US and Europe and China or Japan.

(ii)	Following the First Commercial Sale in any country in the License Territory, Company shall itself or through its Affiliates and/or Sublicensees use commercially reasonable efforts to continue to make Sales in such country without any elapsed time period of one (1) year or more in which such Sales do not occur due to lack such efforts by Company.

In consideration of the update to the diligence milestones, the Company shall pay the following Annual Minimum Royalty payments:

(i)	Prior to the First Commercial Sale, the Company shall pay to MGH a non-refundable annual license fee of ten thousand dollars ($10,000) by June 30, 2022, and on each subsequent anniversary of the Eighth Amendment Effective Date thereafter. The non-refundable annual license fee was paid on July 1, 2022.

(ii)	Following the First Commercial Sale, the Company shall pay MGH a non-refundable annual minimum royalty in the amount of one hundred thousand dollars United States Dollars ($100,000) per year within sixty (60) days after each annual anniversary of the Effective Date. The annual minimum royalty shall be credited against royalties subsequently due on Net Sales made during the same calendar year, if any, but shall not be credited against royalties due on Net Sales made in any other year.

The License Agreement also requires VI to pay to MGH a 1% royalty rate on net sales related to the first license sub-field, which is the treatment of Type 1 Diabetes (“T1D”). Future sub-fields shall carry a reasonable royalty rate, consistent with industry standards, to be negotiated at the time the first such royalty payment shall become due with respect to the applicable Products and Processes (as defined in the License Agreement).

The License Agreement additionally requires VI to pay to MGH a $1.0 million “success payment” within 60 days after the first achievement of total net sales of Product or Process equal to or to exceed $100,000,000 in any calendar year and $4,000,000 within 60 days after the first achievement of total net sales of Product or Process equal or exceed $250,000,000 in any calendar year. The Company is also required to reimburse MGH’s expenses in connection with the preparation, filing, prosecution and maintenance of all Patent Rights.

The License Agreement expires on the later of (i) the date on which all issued patents and filed patent applications within the Patent Rights have expired (November 2033) or have been abandoned, and (ii) one year after the last sale for which a royalty is due under the License Agreement.

The License Agreement also grants MGH the right to terminate the License Agreement if VI fails to make any payment due under the License Agreement or defaults in the performance of any of its other obligations under the License Agreement, subject to certain notice and rights to cure set forth therein. MGH may also terminate the License Agreement immediately upon written notice to VI if VI: (i) shall make an assignment for the benefit of creditors; or (ii) or shall have a petition in bankruptcy filed for or against it that is not dismissed within 60 days of filing. As of the date of this filing, this License Agreement remains active and the Company has not received any termination notice from MGH.

F-13

VI may terminate the License Agreement prior to its expiration by giving 90 days’ advance written notice to MGH, and upon such termination shall, subject to the terms of the License Agreement, immediately cease all use and sales of Products and Processes.

The Company incurred costs to MGH of $13,097 and $17,698, respectively, for the years ended December 31, 2022 and 2021, respectively, which is classified as research and development costs, related party, on the consolidated statements of operations. As of December 31, 2022, and December 31, 2021, $3,097 and $3,860, respectively, is included in accounts payable, related parties, on the consolidated balance sheets, for services that remain unpaid.

During the years ended December 31, 2022, and 2021, there have not been any sales of Product or Process under this License Agreement.

NOTE 6– COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is not aware of any material, existing or pending legal proceedings against our Company, nor is the Company involved as a plaintiff in any material proceeding or pending litigation.

MGH License Agreement

As discussed in Note 5, the Company executed a License Agreement with MGH. Prior to the first commercial sale, the License Agreement requires the Company to pay MGH a non-refundable annual license fee of $10,000 by June 30, 2022, and on each subsequent anniversary of the Effective Date thereafter. The first non-refundable annual license fee was paid on July 1, 2022. Additionally, following the first commercial sale, the License agreement requires the Company to pay MGH a non-refundable annual minimum royalty in the amount of $100,000 per year within sixty days after each annual anniversary of the Effective Date.

The License Agreement also requires VI to pay to MGH a 1% royalty rate on net sales related to the first license sub-field, which is the treatment of T1D. Future sub-fields shall carry a reasonable royalty rate, consistent with industry standards, to be negotiated at the time the first such royalty payment shall become due with respect to the applicable Products and Processes (as defined in the License Agreement).

The License Agreement additionally requires VI to pay to MGH a $1.0 million “success payment” within 60 days after the first achievement of total net sales of Product or Process equal or exceeding $100,000,000 in any calendar year and $4,000,000 within 60 days after the first achievement of total net sales of Product or Process equal to or exceeding $250,000,000 in any calendar year. The Company is also required to reimburse MGH’s expenses in connection with the preparation, filing, prosecution and maintenance of all Patent Rights. Such reimbursements were not significant during the years ended December 31, 2022 and 2021.

Consulting Agreements

On January 1, 2022, the Company entered into a consulting agreement (the “Toneguzzo Agreement”) with Frances Toneguzzo, Ph.D., the Company’s former CEO. Pursuant to the one-year term of the Toneguzzo Agreement in exchange for services in leading the research and development teams and laboratory work, the consultant will receive $5,000 per month. The Company incurred a total of $60,000 in expenses for the year ended December 31, 2022 related to the Toneguzzo Agreement, which is included in professional fees on the consolidated statements of operations. The Company did not incur any expenses related to the Toneguzzo Agreement for the year ended December 31, 2021. As of December 31, 2022, $40,000 is included in accounts payable, related parties, on the consolidated balance sheet related to the Toneguzzo Agreement.

F-14

On January 12, 2022, the Company entered into a Consulting Agreement (the “Donohoe Agreement”) with Donohoe Advisory Associates, LLC. (the “Consultant”). The Company engaged the Consultant to provide assistance and advice to the Company in support of the Company’s efforts to obtain a listing on a national securities exchange. The Company agreed to pay the Consultant a retainer fee of $17,500, which is to be applied to the Company’s monthly invoices until such time as the retainer fee is exhausted or the engagement under the agreement ends. The Company incurred $10,680 in expenses for the year ended December 31, 2022, which are included in professional fees on the consolidated statements of operations, and none of which is included in accounts payable on the consolidated balance sheet. As of December 31, 2022, the remaining balance of the retainer paid to the Consultant was $6,820 and is included in prepaid expenses on the consolidated balance sheet. No expenses were paid to the Consultant during the year ended December 31, 2021. If the Company is successful in listing on an exchange, the Company will be obligated to pay a “success fee” to the Consultant of either $10,000 or that number of registered common shares equivalent to $10,000 divided by the closing price of the Company’s common stock on the last day of trading on the OTC Market. The form of the success fee will be determined by the Company.

On March 7, 2022, the Company entered into a Consulting Agreement (the “Alpha Agreement”) with Alpha IR Group, LLC. (the “Consultant”). The Company engaged the Consultant to provide consulting, investor relations, and corporate and transaction communication related services. The initial term of the Consulting Agreement was for three months (the “Initial Term”) beginning March 1, 2022, and the Company agreed to pay compensation equal to the sum of $50,000 payable in cash or stock options for the three months of service. The Company incurred $50,000 in expenses for the year ended December 31, 2022, which are included in professional fees on the consolidated statements of operations in connection with the Alpha Agreement. No expenses were paid to the Consultant for the year ended December 31, 2021. As of December 31, 2022, the balance owed to the Consultant was $50,000 which is included in accounts payable on the condensed balance sheet.

NOTE 7 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company has 20,000,000 authorized shares of $0.001 preferred stock.

Series A Preferred Stock

On December 19, 2017, the Company amended its articles of incorporation by filing a certificate of designation with the Secretary of State of Florida therein designating a class of preferred stock as Series A Preferred Stock, $0.001 par value per share, consisting of 3,000,000 shares. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of votes held by the number of shares of common stock into which such share of Series A Preferred Stock could be converted, and except as otherwise required by applicable law, shall have the voting rights and power equal to the voting rights and powers of the common stock. The holders of the Series A Preferred Stock shall vote together with the holders of the common stock of the Company as a single class and as single voting group upon all matters required to be submitted to a class or series vote pursuant to the protective provisions of the Certificate of Designation or under applicable law. In the event of liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any common stock holders, distribution of any surplus funds equal to the greater of (i) the sum of $1.67 per share or (ii) such amount per share as would have been payable had all shares been converted to common stock.

Each share of Series A Preferred Stock is convertible into shares of common stock at a conversion Rate of 2:1 (the “Series A Conversion Rate”). The Series A Conversion Rate shall be adjusted for stock splits, stock combinations, stock dividends or similar recapitalizations.

Pursuant to the Articles of Incorporation, the shares of Series A Preferred Stock automatically converted into 6,000,000 shares of common stock to be issued on February 12, 2021, (the one-year anniversary of the initial filing by the Company of the Form 10 filed with the Securities and Exchange Commission).

As of December 31, 2022, and 2021, there were -0- shares of Series A Preferred Stock issued and outstanding.

F-15

Series B Preferred Stock

On December 19, 2017, the Company amended the articles of incorporation by filing a certificate of designation with the Secretary of State of Florida therein designating a class of preferred stock as Series B Preferred Stock, $0.001 par value per share, consisting of 4,440,000 shares (the “Series B Preferred Stock Certificate of Designation”).

Each holder of shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of votes held by the number of shares of common stock into which such share of Series B Preferred Stock could be converted, and except as otherwise required by applicable law, shall have the voting rights and power equal to the voting rights and powers of the common stock. The holders of the Series B Preferred Stock shall vote together with the holders of the common stock of the Company as a single class and as single voting group upon all matters required to be submitted to a class or series vote pursuant to the protective provisions of the Series B Preferred Stock Certificate of Designation or under applicable law. In the event of liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any common stock holders, distribution of any surplus funds equal to the greater of: the sum of $0.83 per share or such amount per share as would have been payable had all shares been converted to common stock.

The holder of Series B Preferred Stock may elect at any time to convert such sharers into common stock of the Company. Each share of Series B Preferred Stock is convertible into shares of common stock at a conversion rate of 1:1 (the “Series B Conversion Rate”). The Series B Conversion Rate shall be adjusted for stock splits, stock combinations, stock dividends or similar recapitalizations.

Pursuant to the Articles of Incorporation, the shares of Series B Preferred Stock automatically converted into 4,440,000 shares of common stock to be issued on February 12, 2021, the one-year anniversary of the initial filing by the Company of the Form 10 filed by the Company with the Securities and Exchange Commission.

As of December 31, 2022, and 2021, there were -0 of Series B Preferred Stock issued and outstanding.

Common Stock

The Company has 300,000,000 authorized shares of $0.001 common stock. As of December 31, 2022, and 2021, there are 31,188,461 and 19,747,283 shares of common stock outstanding, respectively.

Common Stock Issuances

On February 11, 2021, the Company issued 24,000 shares to an investor. The shares were previously included in common stock to be issued.

During the year ended December 31, 2021, the Company sold 2,240,000 shares of common stock pursuant to a Private Placement Memorandum (the “PPM”) for $0.25 per share and received $560,000.

On February 12, 2021, the Company issued 6,000,000 shares of common stock to the holders of Series A Preferred Stock, pursuant to the automatic conversion feature of the Series A Certificate of Designation, whereby, the Series A shares are to automatically convert on the one-year anniversary of the Company filing its Registration Statement on Form 10. The Form 10 Registration Statement was filed with the SEC on February 12, 2020. The common stock shares for the conversion of the Series A Preferred Stock were issued on January 13, 2022.

On February 12, 2021, the Company issued 4,440,000 shares of common stock to the holders of Series B Preferred Stock, pursuant to the automatic conversion feature of the Series B Certificate of Designation, whereby, the Series B shares are to automatically convert on the one-year anniversary of the Company filing its Registration Statement on Form 10. The Form 10 Registration Statement was filed with the SEC on February 12, 2020. The common stock shares for the conversion of the Series B Preferred Stock were issued on January 13, 2022.

During the year ended December 31, 2022, the Company determined that the former Series B Preferred Stockholders, subsequent to all Series B Preferred Stock having previously been converted to shares of common stock in 2021, were owed additional shares of common stock due to an adjustment to the conversion price that occurred as a result of a down round trigger event that occurred in 2019 when the Company sold shares of common stock in a private placement at a price of $0.25, which was below the original conversion ratio of the Series B Preferred Stock.

F-16

Management determined the total additional shares owed to the Preferred B Stockholders to be 1,001,177 as a result of the down round trigger. The financial statement impact of this down round trigger was not significant. The shares owed to the Series B Preferred Stockholders due to the 2019 trigger event have been presented on the statement of stockholders’ equity retrospectively as common stock to be issued with no impact on total stockholders’ deficit. The Company issued the additional shares to the Series B Preferred Stockholders on March 24, 2022.

In July 2022, the Company received proceeds totaling $50,000 and issued 100,000 shares of common stock pursuant to the exercise of a common stock warrant at $0.50 per share.

Common Stock to be Issued

As of December 31, 2022, and 2021, there were 727,281 and 11,067,281, respectively, shares of common stock to be issued. The December 31, 2022, amount relates to 597,281 shares to be issued pursuant to the SRI Agreement, 30,000 shares of common stock to be issued to two initial shareholders of VI, and 100,000 shares of common stock to be issued pursuant to the exercise of warrants in July 2022. The December 31, 2021 amount relates to 6,000,000 shares of common stock be issued for the automatic conversion of the Series A Preferred Stock, 4,440,000 shares of common stock to be issued for the automatic conversion of the Series B Preferred Stock, 597,281 shares to be issued pursuant to a Stock Issuance and Release Agreement (“SRI Agreement”) executed by the Company in February 2019 to stockholders for no consideration who purchased shares in 2018 at $1.85, and 30,000 shares of common stock to be issued to two initial shareholders of VI.

Stock Option-Based Compensation Plan

On August 10, 2022, the Board of Directors of the Company approved and adopted the Vicapsys Life Sciences, Inc., 2022 Omnibus Equity Incentive Plan (the “Plan”). The material terms of the 2022 Plan are set forth below:

●	The Board or a committee established by the Board will administer the 2022 Plan.
●	The total number of shares of common stock authorized for issuance under the 2022 Plan is 3,200,000 shares of common stock plus, to the extent the Company issues new shares of common stock other than under the terms of the 2022 Plan or other than certain Inducement Awards, 3.1% of the shares of common stock issued by the Company in such issuance (or such lower amount as determined by the Board). As of August 16, 2022, 3,200,000 shares of common stock represents approximately 10.1% of our common stock outstanding.
●	Eligible recipients of awards include employees, directors or independent contractors of the Company who has been selected as an eligible participant by the Administrator, subject to certain limitations relating to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
●	No non-employee director may be granted awards under the 2022 plan during any calendar year if such awards and cash fees paid for serving as a non-employee director would exceed $150,000 in the non-employee director’s initial year of service, or $195,000 in any year thereafter.
●	In no event shall the exercise price of an option issued pursuant to the 2022 Plan be less than one hundred percent (100%) of the fair market value of a share of common stock on the date of grant.

The purposes of the Plan are to (i) provide an additional incentive to selected employees, directors, and independent contractors of the Company or its Affiliates whose contributions are essential to the growth and success of the Company, (ii) strengthen the commitment of such individuals to the Company and its Affiliates, (iii) motivate those individuals to faithfully and diligently perform their responsibilities and (iv) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish these purposes, the Plan provides that the Company may grant options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards or any combination of the foregoing.

Stock Options

On August 10, 2022, the Board of Directors authorized the Company to issue options to purchase an aggregate of 770,000 shares of common stock to certain consultants, directors, and former directors. The stock options are exercisable at a price of $0.50. The options granted are estimated to have fair market value per share of $0.16. The stock options fully vest after six months from the grant date.

We utilized the Black-Scholes valuation method to determine the estimated future value of the option on the date of grant. The Company utilized the following assumptions when applying the model.

F-17

The simplified method provided for in Securities and Exchange Commission release, Staff Accounting Bulletin No. 110, averages an award’s weighted average vesting period and contractual term for “plain vanilla” share options. The expected volatility was estimated by analyzing the historic volatility of similar public biotech companies in an early stage of development. No dividend payouts were assumed as we have not historically paid, and do not anticipate paying, dividends in the foreseeable future. The risk-free rate of return reflects the average interest rate offered for US treasury rates over the expected term of the options.

The option price was set at the estimated fair value of the common stock on the date of grant using an actual transactions approach. The actual transactions method considers actual sales of the Company’s common stock prior to the valuation date. The Company determined the price per share of the most recent private sale of equity to be a more reliable indicator of the Company’s fair value rather than the quoted OTC prices, which reflected very low trading volume that subjected the quote priced to unusual fluctuations in the stock prices.

The significant assumptions used to estimate the fair value of the equity awards granted were;

Grant date	August 10, 2022
Underlying common stock	$0.25
Expected term (years)	5.25
Risk-free interest rate	2.93%
Volatility	95%
Dividend yield	None

The following table summarizes activities related to stock options of the Company for the years ended December 31, 2022, and 2021:

	Number of Options	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Life (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2021	1,900,000	$0.66	6.83	$-
Outstanding at December 31, 2021	1,900,000	$0.66	5.83	$-
Granted	770,000	0.50	-
Outstanding at December 31, 2022	2,670,000	$0.62	6.21	$-
Exercisable at December 31, 2022	1,900,000	$0.66	4.83	$-

The Company recorded stock compensation expense of $105,650 and $4,326 for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, there were 770,000 shares of time-based, non-vested stock options that fully vest in February 2023. As of December 31, 2022, there was $20,697 of total unrecognized stock-based compensation related to these non-vested stock options to be recognized in February 2023, or 0.25 years.

Warrants

On July 14, 2022, the Board authorized and approved to extend the end date of certain warrants issued with common stock purchases at various dates in 2019, by and among the Company and certain investors, pursuant to which the investors had the right to exercise the warrants until July 31, 2022.

Accounting Standards Codification (“ASC”) ASC 718-20 Compensation-Stock compensation, which provides for the guidance on the accounting for a modification of the terms or conditions of an equity award, and requires a modification to be treated as an exchange of the original issuance for a new issuance, and any incremental value between the original award and the modified award be recorded.

F-18

We utilized a Black-Scholes valuation method to determine any incremental value due to the modification. The inputs used to value the warrant as of the modification date are as follows:

●	Underlying common stock value: $0.25
●	Exercise price of the warrant: $0.50
●	Life of the warrant: 0.15 years
●	Risk free return rate: 1.99%
●	Annualized volatility rate of four comparative companies: 94%

The Company recognized $3,548 in incremental value for the fair market value of the modified warrants over the fair market value of the original warrants. The Company recognized the effect of the excess fair market value as a deemed dividend which increased the loss available to common stockholders for the year ended December 31, 2022.

The following table summarizes activities related to warrants of the Company for the years ended December 31, 2022, and 2021:

	Number of Warrants	Weighted Average Exercise Price Per Share	Weighted Average Remining Life (Years)
Outstanding and exercisable at January 1, 2021	4,060,000	$0.53	2.50
Outstanding an exercisable at December 31, 2021	4,060,000	$0.53	1.50
Expired	(3,960,000)	$0.51	—
Exercised	(100,000)	$0.50	—
Outstanding and exercisable at December 31, 2022	—	$—	—

The Company did not issue any warrants during the years ended December 31, 2022 and 2021.

NOTE 8 – INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

At December 31, 2022, the Company had a net operating loss (“NOL”) carryforward of approximately $13,055,594. NOLs generated prior to 2018, which will expire during the years 2033 to 2039. NOLs generated after 2018 have an indefinite period of use but are subject to annual limitations. Realization of any portion of the NOL at December 31, 2022, is not considered more likely than not by management; accordingly, a valuation allowance has been established for the full tax amount, which as of December 31, 2022, was $2,741,675. The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position.

F-19

A reconciliation of the Company’s effective tax rate to statutory rates for the years ended December 31, 2022, and 2021, is as follows:

	Year Ended December 31,
	2022	2021
Pre- tax loss	$(984,790)	$(236,871)
U.S. federal corporate income tax rate	21%	21%
Expected U.S. income tax credit	(206,806)	(49,743)
Permanent changes	22,187	908
Change in valuation	184,620	48,834
Tax expense	$-	$-

The Company had deferred tax assets as follows:

	Year Ended December 31,
	2022	2021
Tax loss carryforward	$2,741,675)	$2,557,055
Valuation allowance	(2,741,675)	(2,557,055)
Net deferred tax assets	$-	$-

The Company’s NOL carryforwards may be significantly limited under the Internal Revenue Code (“IRC”). NOL carryforwards are limited under Section 382 when there is a significant ownership change as defined in the IRC. During the year ended December 31, 2017, and previous years, the Company may have experienced such ownership changes, which could pose limitations.

NOTE 9 – SUBSEQUENT EVENTS

In April 2023, the Company entered into Security Purchase Agreements (“SPA’s) with select accredited investors in connection with a private offering by the Company to raise a maximum of $300,000 through the sale of shares of common stock at $0.25 per share. The Company has raised an aggregate amount of $100,000 as of the date of these consolidated financial statements.

F-20

VICAPSYS LIFE SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2023	December 31, 2022
Assets

Current Assets:
Cash	$4,140	$14,097
Prepaid Expenses	8,712	7,483
Deferred offering costs	50,441	50,441
Total Current Assets	63,293	72,021

Total Assets	$63,293	$72,021

Liabilities and Stockholders’ Deficit

Current Liabilities:
Accounts payable	$718,228	$635,183
Accounts payable, related parties	371,124	272,317
Accrued salaries, related party	115,312	115,312
Total Current Liabilities	1,204,664	1,022,812

Stockholders’ Deficit:
Series A Convertible Preferred Stock; par value $0.001; 3,000,000 shares authorized; -0- shares issued and outstanding	—	—
Series B Convertible Preferred Stock; par value $0.001; 4,440,000 shares authorized; -0- shares issued and outstanding	—	—
Common Stock, par value $0.001; 300,000,000 shares authorized; 31,188,460 shares issued and outstanding	31,188	31,188
Common stock to be issued, par value $0.001; 727,281 shares outstanding	727	727
Additional paid-in capital	14,152,406	14,135,257
Accumulated deficit	(15,325,692)	(15,117,963)
Total Stockholders’ Deficit	(1,141,371)	(950,791)

Total Liabilities and Stockholders’ Deficit	$63,293	$72,021

See accompanying notes to unaudited consolidated financial statements.

F-21

VICAPSYS LIFE SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended March 31,
	2023	2022
Revenues	$-	$-

Operating Expenses:
Personnel costs	64,031	30,369
Research and development expenses, related party	10,000	10,000
Professional fees	133,483	113,885
General and administrative expenses	3,763	12,793
Total operating expenses	211,277	167,047

Loss from operations	(211,277)	(167,047)

Income (loss) before income taxes	(211,277)	(167,047)
Income taxes	—	—
Net loss available to common shareholders	$(211,277)	$(167,047)

Net loss per common share:
Basic	$(0.01)	$(0.01)
Diluted	$(0.01)	$(0.01)

Weighted average common shares outstanding:
Basic	$34,585,742	28,712,656
Diluted	$34,585,742	28,712,656

See accompanying notes to unaudited consolidated financial statements.

F-22

VICAPSYS LIFE SCIENCES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Three Months Ended March 31, 2023 and 2022

(Unaudited)

	Common Stock		Common Stock to be Issued		Additional Paid-in	Accumulated	Stockholders’Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance December 31, 2021	19,747,283	$19,747	12,067,458	$12,068	$13,976,159	$(14,129,625)	$(121,651)
Common stock issued from common stock to be issued	11,441,177	11,441	(11,440,177)	(11,441)	—	—	—
Stock-based compensation expense	—	—	—	—	1,081	—	1,081
Net loss	—	—	—	—	—	(167,047)	(167,047)
Balance March 31, 2022	31,188,460	31,188	627,281	627	13,977,240	(14,296,672)	(287,617)

Balance December 31, 2022	31,188,460	31,188	727,281	727	14,135,257	(15,117,963)	(950,791)
Stock-based compensation expense	—	—	—	—	20,697	—	20,697
Net loss	—	—	—	—	—	(211,277)	(211,277)
Balance March 31, 2023	31,188,460	$31,188	727,281	$727	$14,152,406	$(15,325,692)	$(1,141,371)

See accompanying notes to unaudited consolidated financial statements.

F-23

VICAPSYS LIFE SCIENCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2022	2022
Cash Flows from Operating Activities:
Net (loss)	$(211,277)	$(167,047)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Amortization	—	7,822
Stock-based compensation	20,697	1,081
Changes in operating assets and liabilities:
Prepaid Expenses	(1,229)	(7,680)
Accounts payable	83,045	26,208
Accounts payable, related parties	98,807	23,640
Net Cash Used in Operating Activities	(9,957)	(115,976)

Net (decrease) in Cash	(9,957)	(115,976)

Cash, Beginning of period	14,097	217,295

Cash, End of period	$4,140	$101,319

Supplementary Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

See accompanying notes to unaudited consolidated financial statements.

F-24

VICAPSYS LIFE SCIENCES, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

Business

Vicapsys Life Sciences, Inc. (“VLS”) was incorporated in the State of Florida on July 8, 1997 under the name All Product Distribution Corp. On August 19, 1998, the Company changed its name to Phage Therapeutics International, Inc. On November 13, 2007, the Company changed its name to SSGI, Inc. On December 22, 2017, pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among VLS, Michael W. Yurkowsky, ViCapsys, Inc. (“VI”) and the shareholders of VI, a private company, VI became a wholly owned subsidiary of VLS. We refer to VLS and VI together as the “Company”. VLS serves as the holding company for VI. Other than its interest in VI, VLS does not have any material assets or operations.

Per the schedule 14C filed on May 17, 2022, on April 22, 2022, stockholders of the Company approved a reverse split in the range from 1-for-2 to 1-for-50, with the Board of Directors able to pick the ratio or abandon the split. The split is subject to FINRA clearance and filing with Secretary of State. As of the date of this filing such split has not occurred.

The Company’s strategy is to develop and commercialize, on a worldwide basis, various intellectual property rights (patents, patent applications, know how, etc.) relating to a series of encapsulated products that incorporate proprietary derivatives of the chemokine CXCL12 for creating a zone of immunoprotection around cells, tissues, organs and devices for therapeutic purposes. The product name VICAPSYN™ is the Company’s proprietary product line that is applied to transplantation therapies and related stem-cell applications in the transplantation field.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S PLANS

The accompanying unaudited consolidated financial statements have been prepared assuming the Company will continue as a going concern, which assumes the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company experienced a net loss of $211,277 for the three months ended March 31, 2023, had a working capital deficit of $1,141,371 and an accumulated deficit of $15,325,692 as of March 31, 2023. These factors raise substantial doubt about the Company’s ability to continue as a going concern and to operate in the normal course of business within one year after the date that the financial statements are issued. These unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might result from this uncertainty.

In March 2020, the World Health Organization declared the novel COVID-19 virus as a global pandemic. The COVID-19 outbreak in the United States continued to negatively impact to the Company’s ability to secure additional debt or equity funding to support operations in 2022 and 2023. In 2022, the Company received proceeds of $50,000 from the exercise of warrants. In April 2023, the Company raised an aggregate of $100,000 from the sale of 400,000 shares of common stock to support current operations and extend research and development of its product line. No assurance can be given that the Company will be successful in this effort. If the Company is unable to raise additional funds in 2023, it will be forced to severely curtail all operations and research and development activities.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements in this report have been prepared by the Company without audit. In the opinion of management, all adjustments necessary to present the financial position, results of operations and cash flows for the stated periods have been made. Except as described below, these adjustments consist only of normal and recurring adjustments. Certain information and note disclosures normally included in the Company’s consolidated annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted.

F-25

These unaudited consolidated financial statements should be read in conjunction with a reading of the Company’s consolidated audited financial statements and notes thereto for the year ended December 31, 2022, filed with the Company’s annual report on Form 10-K with the Securities and Exchange Commission (the “SEC”) on April 14, 2023. Interim results of operations for the three months ended March 31, 2023, and 2022, are not necessarily indicative of future results for the full year. The unaudited consolidated financial statements of the Company include the consolidated accounts of VLS and its wholly owned subsidiary VI. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates included in the financial statements, include useful the life of intangible assets, valuation allowance for deferred tax assets and non-cash equity transactions and stock-based compensation.

Cash

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. The Company held no cash equivalents as of March 31, 2023, and December 31, 2022. Cash balances may, at certain times, exceed federally insured limits. If the amount of a deposit at any time exceeds the federally insured amount at a bank, the uninsured portion of the deposit could be lost, in whole or in part, if the bank were to fail.

Intangible Assets

Costs of intangible assets are accounted for through the capitalization of those costs incurred in connection with developing or obtaining such assets. Capitalized costs are included in intangible assets in the unaudited consolidated balance sheets. The Company’s intangible assets consist of costs incurred in connection with securing an Exclusive Patent License Agreement with The General Hospital Corporation, d/b/a Massachusetts General Hospital (“MGH”), as amended (the “License Agreement”). These costs are being amortized over the term of the License Agreement which is based on the remaining patent life of the related patents being licensed.

In 2022, due to the combination of not having met certain due diligence requirements per the License Agreement, and the Company not raising sufficient capital necessary to maintain regular research and development activities in 2022, the Company reviewed the MGH license agreement for possible impairment. The Company concluded an impairment of the License Agreement existed due to there being no projected undiscounted future net cash flows derived from the asset (See Note 4).

Long-Lived Assets

The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. In 2022, management reviewed the Company’s long-lived assets and concluded an impairment of the License Agreement existed as of December 31, 2022 due to there being no projected undiscounted future net cash flows derived from the asset (See Note 4).

F-26

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2023.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued liabilities, payables with related parties, approximate their fair values because of the short maturity of these instruments.

Revenue Recognition

Revenue recognition is accounted for under ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”) and all the related amendments. The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

The Company’s contracts with customers are generally on a contract and work order basis and represent obligations that are satisfied at a point in time, as defined in the new guidance, generally upon delivery or has services are provided. Accordingly, revenue for each sale is recognized when the Company has completed its performance obligations. Any costs incurred before this point in time, are recorded as assets to be expensed during the period the related revenue is recognized. The Company did not generate any revenue for the three months ended March 31, 2023, and 2022.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation,” which requires recognition in the financial statements of the cost of employee, director and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under the FASB’s Accounting Standards Update ASU 2016-09 Improvements to Employee Share-Based Payment.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred. For each of the three months ended March 31, 2023 and 2022, the Company incurred $10,000, respectively, in research and development expenses with a related party.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740-10, Income Taxes. Deferred tax assets and liabilities are recognized to reflect the estimated future tax effects, calculated at the tax rate expected to be in effect at the time of realization. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

F-27

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure, and transition issues. Interest and penalties are classified as a component of interest and other expenses. To date, the Company has not been assessed, nor paid, any interest or penalties.

Uncertain tax positions are measured and recorded by establishing a threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Only tax positions meeting the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period using the treasury stock method and as-if converted method. As of March 31, 2023, and 2022, the Company’s dilutive securities are convertible into 3,397,281 and 23,467,283 shares of common stock, respectively, which are not included in the computation of dilutive loss per share because their impact is antidilutive.

The following table represents the classes of dilutive securities as of March 31, 2023, and 2022:

	March 31, 2023	March 31, 2022
Common stock to be issued	727,281	627,281
Stock options	2,670,000	1,900,000
Warrants to purchase common stock	—	4,060,000
	3,397,281	6,587,281

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying unaudited consolidated financial statements for the three months ended March 31, 2023, and 2022.

NOTE 4 – INTANGIBLE ASSETS

The Company’s intangible assets consist of costs incurred in connection with the License Agreement with MGH (See Note 5). The consideration paid for the rights included in the License Agreement was in the form of common stock shares which resulted in MGH receiving approximately 20% of the total outstanding shares of common stock of VI. The estimated fair value of the common stock as of the date of the agreement is being amortized over the term of the License Agreement which is based on the remaining patent life of the related patents being licensed which is approximately 16 years.

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment (“ASC 360”) requires that a company recognize an impairment loss if, and only if, the carrying amount of a long-lived asset is not recoverable based on the sum of the undiscounted cash flows expected to result from the use and eventual disposal of the asset, and if the carrying amount exceeds the asset’s fair value. Per ASC 360, a long-lived asset should be tested for recoverability whenever events or changes in circumstances indicate that its’ carrying amount may not be recoverable. In 2022, due to the combination of not having met certain due diligence requirements per the License Agreement, and the Company not raising sufficient capital necessary to maintain regular research and development activities in 2022, the Company reviewed the MGH license agreement for possible impairment as of December 31, 2022 by evaluating whether the anticipated future benefit and estimated undiscounted cashflows of the license agreement exceeded the carrying value of the intangible asset of approximately $348,000 as of that date.

F-28

The Company concluded an impairment of the license agreement existed as of December 31, 2022 due to there being no projected undiscounted future net cash flows derived from the asset. As such, the Company wrote off the carrying value of the asset as of December 31, 2022.

The Company recognized $0 and $7,822 of amortization expense related to the License Agreement with MGH for the three months ended March 31, 2023, and 2022, respectively, which is included in general and administrative expenses on the unaudited consolidated statements of operations.

NOTE 5 – RELATED PARTY TRANSACTIONS

Consulting Agreements

On November 5, 2021, the Company entered into a Consulting Agreement (the “Poznansky Agreement”) with Mark Poznansky, MD, a minority stockholder and former Director. The Company engaged Dr. Poznansky to render consulting services with respect to informing, guiding, and supervising the development of antagonists to immune repellents or anti-fugetaxins for the treatment of cancer. The initial term of the Poznansky Agreement was for six months (the “Initial Term”), which was extended indefinitely, and the Company agreed to pay the Consultant $2,000 per month commencing November 5, 2021, with consideration for an increase in the monthly fee following the completion for the Company’s successful up listing to the NASDAQ Stock Market. The Company incurred a total of $6,000 in expenses for the three months ended March 31, 2023 and 2022 related to the Poznansky Agreement, which is included in professional fees on the unaudited consolidated statements of operations. As of March 31, 2023, and December 31, 2022, $31,500 and $26,000, respectively, is included in accounts payable, related parties, on the unaudited consolidated balance sheets, related to the Poznansky Agreement.

MGH License Agreement

On May 8, 2013, VI and MGH, a principal stockholder (see Note 6), entered into the License Agreement, pursuant to which MGH granted to the Company, in the field of coating and transplanting cells, tissues and devices for therapeutic purposes, on a worldwide basis: (i) an exclusive, royalty-bearing license under its rights in Patent Rights (as defined in the License Agreement) to make, use, sell, lease, import and transfer Products and Processes (each as defined in the License Agreement); (ii) a non-exclusive, sub-licensable (solely in the License Field and License Territory (each as defined in the License Agreement)) royalty-bearing license to Materials (as defined in the License Agreement) and to make, have made, use, have used, Materials for only the purpose of creating Products, the transfer of Products and to use, have used and transfer processes; (iii) the right to grant sublicenses subject to and in accordance with the terms of the License Agreement, and (iv) the nonexclusive right to use technological information (as defined in the License Agreement) disclosed by MGH to the Company under the License Agreement, all subject to and in accordance with the License Agreement (the “License”).

As amended by the Eighth Amendment to the License Agreement on March 14, 2022 (“Effective Date”), which replaces the prior pre-sales due diligence requirements in their entirety, the License Agreement requires that the Company satisfy the following requirements prior to the first sale of Products (“MGH License Milestones”), by certain dates.

Pre-Sales Diligence Requirement:

(x)	The Company shall provide a detailed business plan and development plan by June 1st, 2022. As of the date of this filing the Company has yet to submit the business and development plan and is negotiating the extension of this requirement with MGH.
(xi)	The Company shall raise $2 million in financing by December 1st, 2022.
(xii)	The Company shall raise an additional $8 million in financing by December 1st, 2023.
(xiii)	The Company shall initiate research regarding the role of CXCL12 in beta cell function and differentiation by January 1st, 2023.
(xiv)	The Company shall initiate diabetic non-human primate studies using cadaveric islets encapsulated in the CXCL12 technology by March 1st, 2023.

F-29

(xv)	The Company shall initiate research regarding other applications of the CXCL12 platform by June 1st, 2023.
(xvi)	The Company shall initiate a Phase I clinical trial of a Product or Process by March 1st, 2024.
(xvii)	The Company shall initiate a Phase II clinical trial of a Product or Process within thirteen (13) years from Effective Date.
(xviii)	The Company shall initiate Phase III clinical trial of a Product or Process within sixteen (16) years from Effective Date.

Additionally, as amended by the Eighth Amendment to the License Agreement on March 14, 2022, which replaces the prior post-sales due diligence requirements in their entirety, the License Agreement requires that the Company satisfy the following requirements post-sales of Products (“MGH License Milestones”), by certain dates.

Post-Sales Diligence Requirements:

(i)	The Company shall itself or through an Affiliate or Sublicensee make a First Commercial Sale within the following countries and regions in the License Territory within eighteen (18) years after the Effective Date of this Agreement: US and Europe and China or Japan.

(ii)	Following the First Commercial Sale in any country in the License Territory, Company shall itself or through its Affiliates and/or Sublicensees use commercially reasonable efforts to continue to make Sales in such country without any elapsed time period of one (1) year or more in which such Sales do not occur due to lack such efforts by Company.

In consideration of the update to the diligence milestones, the Company shall pay the following Annual Minimum Royalty payments:

(i)	Prior to the First Commercial Sale, the Company shall pay to MGH a non-refundable annual license fee of ten thousand dollars ($10,000) by June 30, 2022, and on each subsequent anniversary of the Eighth Amendment Effective Date thereafter. The first non-refundable annual license fee was paid on July 1, 2022.

(ii)	Following the First Commercial Sale, Company shall pay MGH a non-refundable annual minimum royalty in the amount of one hundred thousand dollars United States Dollars ($100,000) per year within sixty (60) days after each annual anniversary of the Effective Date. The annual minimum royalty shall be credited against royalties subsequently due on Net Sales made during the same calendar year, if any, but shall not be credited against royalties due on Net Sales made in any other year.

The License Agreement also requires VI to pay to MGH a 1% royalty rate on net sales related to the first license sub-field, which is the treatment of Type 1 Diabetes (“T1D”). Future sub-fields shall carry a reasonable royalty rate, consistent with industry standards, to be negotiated at the time the first such royalty payment shall become due with respect to the applicable Products and Processes (as defined in the License Agreement).

The License Agreement additionally requires VI to pay to MGH a $1.0 million “success payment” within 60 days after the first achievement of total net sales of Product or Process equal to or to exceed $100,000,000 in any calendar year and $4,000,000 within 60 days after the first achievement of total net sales of Product or Process equal or exceed $250,000,000 in any calendar year. The Company is also required to reimburse MGH’s expenses in connection with the preparation, filing, prosecution and maintenance of all Patent Rights.

The License Agreement expires on the later of (i) the date on which all issued patents and filed patent applications within the Patent Rights have expired (November 2033) or have been abandoned, and (ii) one year after the last sale for which a royalty is due under the License Agreement.

F-30

The License Agreement also grants MGH the right to terminate the License Agreement if VI fails to make any payment due under the License Agreement or defaults in the performance of any of its other obligations under the License Agreement, subject to certain notice and rights to cure set forth therein. MGH may also terminate the License Agreement immediately upon written notice to VI if VI: (i) shall make an assignment for the benefit of creditors; or (ii) or shall have a petition in bankruptcy filed for or against it that is not dismissed within 60 days of filing. As of the date of this filing, this License Agreement remains active and the Company has not received any termination notice from MGH.

VI may terminate the License Agreement prior to its expiration by giving 90 days’ advance written notice to MGH, and upon such termination shall, subject to the terms of the License Agreement, immediately cease all use and sales of Products and Processes.

The Company incurred costs to MGH of $10,000 for the three months ended March 31, 2023 and 2022, respectively, which is classified as research and development costs, related party, on the consolidated unaudited statements of operations. As of March 31, 2023, and December 31, 2022, $13,097 and $3,097, respectively, is included in accounts payable, related parties, on the consolidated balance sheets, for services that remain unpaid.

During the three months ended March 31, 2023, and 2022, there have not been any sales of Product or Process under this License Agreement.

Accounts Payable, related parties and Accrued Salaries, related party

The Company incurred director fees of $62,500 and $30,000 for the three months ended March 31, 2023 and 2022, respectively, to Federico Pier, the Company’s Chief Executive Officer and Chairman of the Board, which are included in personnel costs on the unaudited consolidated statements of operations. As of March 31, 2023, and December 31, 2022, $205,495 and $144,000, respectively, of these director fees are included in accounts payable, related parties, on the unaudited consolidated balance sheets.

The Company incurred consulting fees of $22,642 and $22,500 for the three months ended March 31, 2023 and 2022, respectively, to Jeff Wright, the Company’s Chief Financial Officer, which are included in professional fees on the unaudited consolidated statements of operations. As of March 31, 2023, and December 31, 2022, $120,603 and $99,000, respectively, is included in accounts payable, related parties, on the unaudited consolidated balance sheets.

In August 2020, Frances Tonneguzzo, the Company’s Chief Executive Officer (the “former CEO”) tendered her resignation as CEO. For the three months ended March 31, 2023, and 2022, the Company did not incur any expenses to the former CEO. As of March 31, 2023, and December 31, 2022, $115,312, respectively, of unpaid salary to the former CEO is included in accrued salaries, related party on the unaudited consolidated balance sheets. See Note 6 for a consulting agreement executed with the former CEO.

NOTE 6– COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is not aware of any material, existing or pending legal proceedings against the Company, nor is it involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

F-31

MGH License Agreement

As discussed in Note 5, the Company executed a License Agreement with MGH. Prior to the first commercial sale, the License Agreement requires the Company to pay MGH a non-refundable annual license fee of $10,000 by June 30, 2022, and on each subsequent anniversary of the Effective Date thereafter. The first non-refundable annual license fee was paid on July 1, 2022. Additionally, following the first commercial sale, the License agreement requires the Company to pay MGH a non-refundable annual minimum royalty in the amount of $100,000 per year within sixty days after each annual anniversary of the Effective Date.

The License Agreement also requires VI to pay to MGH a 1% royalty rate on net sales related to the first license sub-field, which is the treatment of T1D. Future sub-fields shall carry a reasonable royalty rate, consistent with industry standards, to be negotiated at the time the first such royalty payment shall become due with respect to the applicable Products and Processes (as defined in the License Agreement).

The License Agreement additionally requires VI to pay to MGH a $1.0 million “success payment” within 60 days after the first achievement of total net sales of Product or Process equal or exceeding $100,000,000 in any calendar year and $4,000,000 within 60 days after the first achievement of total net sales of Product or Process equal to or exceeding $250,000,000 in any calendar year. The Company is also required to reimburse MGH’s expenses in connection with the preparation, filing, prosecution and maintenance of all Patent Rights. No expense reimbursements were paid to MGH during the three months ended March 31, 2023, and 2022. As of March 31, 2023, and December 31, 2022, $13,097 and $3,097, respectively, is included in accounts payable, related parties, on the unaudited consolidated balance sheets.

Consulting Agreements

On January 12, 2022, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Donohoe Advisory Associates, LLC. (the “Consultant”). The Company engaged the Consultant to provide assistance and advice to the Company in support of the Company’s efforts to obtain a listing on a national securities exchange. The Company agreed to pay the Consultant a retainer fee of $17,500, which is to be applied to the Company’s monthly invoices until such time as the retainer fee is exhausted or the engagement under the agreement ends. The Company incurred $0 and $5,820 in expenses for the three months ended March 31, 2023 and 2022, respectively, which are included in professional fees on the unaudited consolidated statements of operations, and none of which is included in accounts payable on the unaudited consolidated balance sheet. As of March 31, 2023, the remaining balance of the retainer paid to the Consultant was $6,820 and is included in prepaid expenses on the unaudited consolidated balance sheet. If the Company is successful in listing on an exchange, the Company will be obligated to pay a “success fee” to the Consultant of either $10,000 or that number of registered common shares equivalent to $10,000 divided by the closing price of the Company’s common stock on the last day of trading on the OTC Market. The form of the success fee will be determined by the Company.

On March 7, 2022, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Alpha IR Group, LLC. (the “Consultant”). The Company engaged the Consultant to provide consulting, investor relations, and corporate and transaction communication related services. The initial term of the Consulting Agreement was for three months (the “Initial Term”) beginning March 1, 2022, and the Company agreed to pay compensation equal to the sum of $50,000 payable in cash or stock options for the three months of service. The Company incurred $24,000 and $16,667 in expenses for the three months ended March 31, 2023 and 2022, respectively, which are included in professional fees on the unaudited consolidated statements of operations. As of March 31, 2023, the balance owed to the Consultant was $74,000 which is included in accounts payable on the unaudited consolidated balance sheet.

Employment Agreement

The Company has an employment agreement with Federico Pier, the Company’s Chief Executive Officer and Chairman of the Board. Pursuant to the terms of the employment agreement, Mr. Pier will receive a $100,000 one-time cash bonus if the Company’s common stock is up listed to NASDAQ or the New York Stock Exchange, or the Company secures and receives financing of at least $8 million. Additionally, the Company shall issue Mr. Pier, pursuant to the Company’s equity incentive plan, a restricted stock unit award containing the following terms: Mr. Pier shall receive shares of common stock of the Company (i) representing 1% of the Company’s fully diluted equity as of the payment date (the “Initial Equity Payment”) if the Company achieves a market capitalization of at least $250 million for sixty consecutive days during the Term (the “Initial Market Capitalization Target”); and (ii) representing the difference between 2% of the Company’s fully diluted equity as of the payment date and the amount of Initial Equity Payment (the “Subsequent Equity Payment” and, together with Initial Equity Payment, “Equity Payments”) if the Company achieves a market capitalization of at least $500 million for sixty consecutive days during the Term (the “Subsequent Market Capitalization Target” and, together with Initial Market Capitalization Target, “Market Capitalization Targets”), such that Mr. Pier has, in the aggregate, received shares of common stock of the Company representing 2% of the Company’s fully diluted equity as of the date of payment of Subsequent Equity Payment. The Company will use issue such Equity Payments within seventy-three days after the attainment of the applicable Market Capitalization Target. Mr. Pier shall remain eligible to receive additional equity-based compensation awards as the Company may grant from time to time.

F-32

On January 1, 2022, the Company entered into a consulting agreement (the “Toneguzzo Agreement”) with Frances Toneguzzo, Ph.D., the Company’s former CEO. Pursuant to the one-year term of the Toneguzzo Agreement in exchange for services in leading the research and development teams and laboratory work, the consultant will receive $5,000 per month. The Company incurred a total of $15,000 in expenses for the three months ended March 31, 2023 and 2022, respectively, related to the Toneguzzo Agreement, which is included in professional fees on the unaudited consolidated statements of operations. As of March 31, 2023, and December 31, 2022, $55,000 and $40,000, respectively, is included in accounts payable, related parties, on the unaudited consolidated balance sheets, related to the Toneguzzo Agreement.

NOTE 7 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company has 20,000,000 authorized shares of preferred stock, $0.001 par value per share.

Series A Preferred Stock

On December 19, 2017, the Company amended its articles of incorporation by filing a certificate of designation with the Secretary of State of Florida therein designating a class of preferred stock as Series A Preferred Stock, $0.001 par value per share, consisting of 3 million (3,000,000) shares. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of votes held by the number of shares of common stock into which such share of Series A Preferred Stock could be converted, and except as otherwise required by applicable law, shall have the voting rights and power equal to the voting rights and powers of the common stock. The holders of the Series A Preferred Stock shall vote together with the holders of the common stock of the Company as a single class and as single voting group upon all matters required to be submitted to a class or series vote pursuant to the protective provisions of the Certificate of Designation or under applicable law.

In the event of liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any common stock holders, distribution of any surplus funds equal to the greater of (i) the sum of $1.67 per share or (ii) such amount per share as would have been payable had all shares been converted to common stock.

Each share of Series A Preferred Stock is convertible into shares of common stock at a conversion Rate of 2:1 (the “Series A Conversion Rate”). The Series A Conversion Rate shall be adjusted for stock splits, stock combinations, stock dividends or similar recapitalizations.

Pursuant to the Articles of Incorporation, the shares of Series A Preferred Stock automatically converted into 6,000,000 shares of common stock to be issued on February 12, 2021, (the one-year anniversary of the initial filing by the Company of the Form 10 filed with the SEC). The common stock shares for the conversion of the Series A Preferred Stock were issued on January 13, 2022.

As of March 31, 2023, and December 31, 2022, there were -0- shares of Series A Preferred Stock issued and outstanding.

Series B Preferred Stock

On December 19, 2017, the Company amended the articles of incorporation by filing a certificate of designation with the Secretary of State of Florida therein designating a class of preferred stock as Series B Preferred Stock, $0.001 par value per share, consisting of 4.44 million (4,440,000) shares (the “Series B Preferred Stock Certificate of Designation”).

F-33

Each holder of shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of votes held by the number of shares of common stock into which such share of Series B Preferred Stock could be converted, and except as otherwise required by applicable law, shall have the voting rights and power equal to the voting rights and powers of the common stock. The holders of the Series B Preferred Stock shall vote together with the holders of the common stock of the Company as a single class and as single voting group upon all matters required to be submitted to a class or series vote pursuant to the protective provisions of the Series B Preferred Stock Certificate of Designation or under applicable law. In the event of liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any common stock holders, distribution of any surplus funds equal to the greater of : the sum of $0.83 per share or such amount per share as would have been payable had all shares been converted to common stock.

The holder of Series B Preferred Stock may elect at any time to convert such sharers into common stock of the Company. Each share of Series B Preferred Stock is convertible into shares of common stock at a conversion rate of 1:1 (the “Series B Conversion Rate”). The Series B Conversion Rate shall be adjusted for stock splits, stock combinations, stock dividends or similar recapitalizations.

Pursuant to the Articles of Incorporation, the shares of Series B Preferred Stock automatically converted into 4,440,000 shares of common stock to be issued on February 12, 2021, the one-year anniversary of the initial filing by the Company of the Form 10 filed by the Company with the SEC. The common stock shares for the conversion of the Series B Preferred Stock were issued on January 13, 2022.

As of March 31, 2023, and December 31, 2022, there were -0- shares of Series B Preferred Stock issued and outstanding.

Common Stock

The Company has 300,000,000 authorized shares of common stock, $0.001 par value per share. As of March 31, 2023, and December 31, 2022, there were 31,188,460 shares, respectively, of common stock issued and outstanding.

Common Stock Issuances

On February 12, 2021, the Company issued 6,000,000 shares of common stock to the holders of Series A Preferred Stock, pursuant to the automatic conversion feature of the Series A Certificate of Designation, whereby, the Series A shares are to automatically convert on the one-year anniversary of the Company filing its Registration Statement on Form 10. The Form 10 Registration Statement was filed with the SEC on February 12, 2020. The common stock shares for the conversion of the Series A Preferred Stock were issued on January 13, 2022.

On February 12, 2021, the Company issued 4,440,000 shares of common stock to the holders of Series B Preferred Stock, pursuant to the automatic conversion feature of the Series B Certificate of Designation, whereby, the Series B shares are to automatically convert on the one-year anniversary of the Company filing its Registration Statement on Form 10. The Form 10 Registration Statement was filed with the SEC on February 12, 2020. The common stock shares for the conversion of the Series B Preferred Stock were issued on January 13, 2022.

In 2022, the Company determined that the former Series B Preferred Stockholders, subsequent to all Series B Preferred Stock having previously been converted to shares of common stock in 2021, were owed additional shares of common stock due to an adjustment to the conversion price that occurred as a result of a down round trigger event that occurred in 2019 when the Company sold shares of common stock and a warrant in a private placement at a price of $0.25, which was below the original conversion ratio of the Series B Preferred Stock. Management determined the total additional shares owed to the Preferred B Stockholders to be 1,001,177 as a result of the down round trigger. The financial statement impact of this down round trigger was not significant. The shares owed to the Series B Preferred Stockholders due to the 2019 trigger event have been presented on the statement of stockholders’ deficit retrospectively as common stock to be issued with no impact on total stockholders’ deficit. The Company issued the additional shares to the Series B Preferred Stockholders on March 24, 2022.

In July 2022, the Company received proceeds totaling $50,000 and issued 100,000 shares of common stock pursuant to the exercise of warrants at $0.50 per share.

F-34

Common Stock to be issued

As of March 31, 2023 and December 31, 2022, there were 727,281 shares of common stock to be issued. The amount relates to 597,281 shares to be issued pursuant to a Stock Issuance and Release Agreement (“SRI Agreement”) executed by the Company in February 2019 to stockholders for no consideration who purchased shares in 2018 at $1.85, 30,000 shares of common stock to be issued to two initial shareholders of VI, and 100,000 shares to be issued pursuant to the exercise of warrants in July 2022.

Stock Option-Based Compensation Plan

On August 10, 2022, the Board of Directors of the Company approved and adopted the Vicapsys Life Sciences, Inc., 2022 Omnibus Equity Incentive Plan (the “Plan”). The material terms of the 2022 Plan are set forth below:

●	The Board or a committee established by the Board will administer the 2022 Plan.
●	The total number of shares of common stock authorized for issuance under the 2022 Plan is 3,200,000 shares of Common Stock plus, to the extent the Company issues new shares of Common Stock other than under the terms of the 2022 Plan or other than certain Inducement Awards, 3.1% of the shares of Common Stock issued by the Company in such issuance (or such lower amount as determined by the Board). As of August 16, 2022, 3,200,000 shares of Common Stock represents approximately 10.1% of our common stock outstanding.
●	Eligible recipients of awards include an employee, director or independent contractor of the Company who has been selected as an eligible participant by the Administrator, subject to certain limitations relating to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
●	No non-employee director may be granted awards under the 2022 plan during any calendar year if such awards and cash fees paid for serving as a non-employee director would exceed $150,000 in the non-employee director’s initial year of service, or $195,000 in any year thereafter.
●	In no event shall the exercise price of an option issued pursuant to the 2022 Plan be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

The purposes of the Plan are to (i) provide an additional incentive to selected employees, directors, and independent contractors of the Company or its Affiliates whose contributions are essential to the growth and success of the Company, (ii) strengthen the commitment of such individuals to the Company and its Affiliates, (iii) motivate those individuals to faithfully and diligently perform their responsibilities and (iv) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish these purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or any combination of the foregoing.

Stock Option Activity

The following table summarizes activities related to stock options of the Company for the three months ended March 31, 2023:

	Number of Options	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Life (Years)	Aggregate Intrinsic Value (Per Option)
Outstanding at December 31, 2022	2,670,000	$0.62	6.21	$—
Outstanding at March 31, 2023	2,670,000	$0.62	6.21	$—
Exercisable at March 31, 2023	2,670,000	$0.62	4.83	$—

The Company did not grant any options to purchase shares of common stock during the three months ended March 31, 2023. As of March 31, 2023, there were 2,670,000 shares of fully vested stock options. The Company recorded stock compensation expense of $20,697 and $1,081 for the three months ended March 31, 2023, respectively.

NOTE 8 – SUBSEQUENT EVENTS

In April 2023, the Company entered into Security Purchase Agreements (“SPA’s) with select accredited investors in connection with a private offering by the Company to raise a maximum of $300,000 through the sale of shares of common stock at $0.25 per share. The Company has raised an aggregate amount of $100,000 as of the date of these consolidated financial statements.

F-35

$6,500,000

_____________ Shares of Common Stock

VICAPSYS LIFE SCIENCES, INC.

PROSPECTUS

TITAN PARTNERS GROUP

a division of American Capital Partners, LLC

                   , 2023

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All the amounts shown are estimates except the SEC registration fee, the FINRA filing fee and The Nasdaq Capital Market initial listing fee.

Amount to be paid
SEC registration fee		$875.23
FINRA filing fee	$	*
The Nasdaq Capital Market initial listing fee	$	*
Transfer agent and registrar fees	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing and engraving expenses	$	*
Miscellaneous	$	*

Total	$	*

* To be filed by amendment.

Item 14. Indemnification of Directors and Officers

The FBCA provides that a corporation may indemnify a director or officer against liability if the director or officer acted in good faith, the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or an officer except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The FBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if such director or officer is not entitled to indemnification.

Our Articles of Incorporation and Amended and Restated Bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by FBCA, including in circumstances in which indemnification is otherwise discretionary under such law.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the FBCA. We do not currently maintain director and officer liability insurance on behalf of our director and officers; however, we intend to so purchase and maintain such insurance when economically feasible.

II-1

Item 15. Recent Sales of Unregistered Securities

The table set forth below reflects discloses all unregistered shares issued by the Company during each of the last three fiscal years, including any sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities. There were no sales of unregistered securities during the year ended December 31, 2020.

Date of Transaction	Transaction type	Number of shares issued	Class of Securities	Were the shares issued at a discount	Individual/Entity shares were issued to	Reasons for issuance

3/1/2021	New	24,000	Common	Yes	Ronald Mitori Roth IRA	Purchased
5/26/2021	New	600,000	Common	Yes	YPH, LLC	Purchased
6/22/2021	New	100,000	Common	Yes	Ronald Mitori Roth IRA	Purchased
6/30/2021	New	40,000	Common	Yes	Victor Sasson	Purchased
7/7/2021	New	140,000	Common	Yes	Normdog, LLC	Purchased
7/8/2021	New	100,000	Common	Yes	Norman Esses	Purchased
7/15/21	New	100,000	Common	Yes	Victor Setton	Purchased
7/21/21	New	60,000	Common	Yes	Mark Chraime	Purchased
7/25/21	New	320,000	Common	Yes	YPH, LLC	Purchased
8/16/2021	New	80.000	Common	Yes	Harry Franco	Purchased
10/20/21	New	100,000	Common	Yes	NASC	Purchased
10/20/21	New	400,000	Common	Yes	RSG Limited Partnership	Purchased
11/12/2021	New	100,000	Common	Yes	John Lemak	Purchased
11/15/2021	New	100,000	Common	Yes	Ronald Mitori Roth IRA	Purchased
1/13/2022	New	4,800,000	Common	Yes	Bonderman Family Limited Partnership	Conversion
1/13/2022	New	2,400,000	Common	Yes	ADEC Private Equity Investments LLC	Conversion
1/13/2022	New	180,000	Common	Yes	John J. & Beverly P. Monaco	Conversion
1/13/2022	New	270,000	Common	Yes	Steve Gorlin	Conversion

II-2

1/13/2022	New	120,000	Common	Yes	Thomas E. Hills	Conversion
1/13/2022	New	60,000	Common	Yes	Neil Kleinhandler	Conversion
1/13/2022	New	120,000	Common	Yes	JLVA LLC	Conversion
1/13/2022	New	60,000	Common	Yes	Patricia Shea	Conversion
1/13/2022	New	78,000	Common	Yes	Elliot Bibi	Conversion
1/13/2022	New	30,000	Common	Yes	Frank J.B. Varallo Irrevocable Trust DTD 10/6/86	Conversion
1/13/2022	New	78,000	Common	Yes	Isaac Franco	Conversion
1/13/2022	New	30,000	Common	Yes	Joseph F. DeCosimo	Conversion
1/13/2022	New	60,000	Common	Yes	JSL Kids Partners	Conversion
1/13/2022	New	30,000	Common	Yes	JWP Holdings LLC	Conversion
1/13/2022	New	24,000	Common	Yes	Mark Poznansky	Conversion
1/13/2022	New	240,000	Common	Yes	NASC Investments, LLC	Conversion
1/13/2022	New	60,000	Common	Yes	Neil Kleinhandler	Conversion
1/13/2022	New	60,000	Common	Yes	Patricia Shea	Conversion
1/13/2022	New	300,000	Common	Yes	Peter Gerhard	Conversion
1/13/2022	New	30,000	Common	Yes	Robert F. DeCosimo	Conversion
1/13/2022	New	60,000	Common	Yes	RSG (US Holdings) Limited Partnership	Conversion
1/13/2022	New	30,000	Common	Yes	SSBP Corp.	Conversion
1/13/2022	New	150,000	Common	Yes	Stephen R. Banks	Conversion
1/13/2022	New	30,000	Common	Yes	Summerfield Group, GP	Conversion
1/13/2022	New	150,000	Common	Yes	Virginia E. Dadey	Conversion
1/13/2022	New	1,080,000	Common	Yes	Ypsilon Biotech, LLC	Conversion
3/28/2022	New	600,000	Common	Yes	ADEC Private Equity Investments LLC	Antidilution
3/28/2022	New	1,200,000	Common	Yes	Bonderman Family Limited Partnership	Antidilution
3/28/2022	New	150,000	Common	Yes	Steve Gorlin	Antidilution
3/28/2022	New	60,000	Common	Yes	JLVA LLC	Antidilution
3/28/2022	New	24,000	Common	Yes	Mark Poznansky	Antidilution
3/28/2022	New	1,080,000	Common	Yes	Ypsilon Biotech, LLC	Antidilution
3/28/2022	New	300,000	Common	Yes	Peter Gerhard	Antidilution
3/28/2022	New	78,000	Common	Yes	Isaac Franco	Antidilution
3/28/2022	New	78,000	Common	Yes	Elliot Bibi	Antidilution
3/28/2022	New	30,000	Common	Yes	JWP Holdings LLC	Antidilution
3/28/2022	New	60,000	Common	Yes	JSL Kids Partners	Antidilution
3/28/2022	New	60,000	Common	Yes	RSG (US Holdings) Limited Partnership	Antidilution
3/28/2022	New	150,000	Common	Yes	Stephen R. Banks	Antidilution
3/28/2022	New	240,000	Common	Yes	NASC Investments, LLC	Antidilution
3/28/2022	New	150,000	Common	Yes	Virginia E. Dadey	Antidilution
3/28/2022	New	30,000	Common	Yes	SSBP Corp.	Antidilution
3/28/2022	New	30,000	Common	Yes	Frank J.B. Varallo Irrevocable Trust DTD 10/6/86	Antidilution
3/28/2022	New	30,000	Common	Yes	Joseph F. DeCosimo	Antidilution
3/28/2022	New	30,000	Common	Yes	Nonodecs, GP	Antidilution
3/28/2022	New	30,000	Common	Yes	Robert F. DeCosimo	Antidilution
3/28/2022	New	30,000	Common	Yes	Summerfield Group, GP	Antidilution
7/18/2022	New	100,000	Common	Yes	Harry Franco	Warrant Exercise
4/6/23	New	140,000	Common	Yes	Isaac Franco	Purchased
4/6/23	New	60,000	Common	Yes	Harry Franco	Purchased
4/10/23	New	200,000	Common	Yes	Mark Chraime	Purchased
6/28/23	New	328,571	Common	Yes	AJB Investments LLC	Commitment Shares
6/28/23	New	$330,000	Convertible Note	Yes	AJB Investments LLC	Purchased

The securities referend above were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act. All proceeds received in exchange for issuance of these shares were used for general corporate working capital.

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Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.:	Description:
1.1***	Form of Underwriting Agreement
2.1*	Investment and Restructuring Agreement, dated April 11, 2019, by and among ViCapsys Life Sciences, Inc., ViCapsys, Inc, YPH, LLC, Stephen McCormack, Steve Gorlin, Charles Farrahar, Athens Encapsulation Inc., and the Additional Investors.
3.1*	Articles of Incorporation of the Registrant filed on July 8, 1997
3.2*	Articles of Amendment to the Articles of Incorporation of the Registrant, dated August 19, 1998
3.3*	Articles of Amendment to the Articles of Incorporation of the Registrant, dated March 18, 1999
3.4*	Articles of Amendment to the Articles of Incorporation of the Registrant, dated November 13, 2007
3.5*	Articles of Amendment to the Articles of Incorporation of the Registrant filed on January 15, 2008
3.6*	Amended and Restated Articles of Incorporation of the Registrant filed on April 28, 2009
3.7*	Amendment to Restated Articles of Incorporation of the Registrant filed on September 13, 2017
3.8*	Amendment with Certificate of Designations for Series A Convertible Preferred Stock and Series B Convertible Preferred Stock filed on December 17, 2017
3.9*	Articles of Correction filed on December 27, 2017
3.10*	Amended and Restated Bylaws of the Registrant
4.1***	Promissory Note dated June 27, 2023 in the amount of $330,000 issued by the registrant to AJB Capital Investments LLC
5.1***	Opinion of Anthony L.G., PLLC
10.1*	Exclusive Patent License Agreement, dated May 8, 2013, between ViCapsys, Inc. and The General Hospital Corporation d/b/a Massachusetts General Hospital
10.2*	First Amendment, dated January 22, 2014, to the Exclusive Patent License Agreement, dated May 8, 2013, between ViCapsys, Inc. and The General Hospital Corporation d/b/a Massachusetts General Hospital
10.3*	Second Amendment, dated May 6, 2014, to the Exclusive Patent License Agreement, dated May 8, 2013, between ViCapsys, Inc. and The General Hospital Corporation d/b/a Massachusetts General Hospital
10.4*	Third Amendment, dated August 25, 2014, to the Exclusive Patent License Agreement, dated May 8, 2013, between ViCapsys, Inc. and The General Hospital Corporation d/b/a Massachusetts General Hospital
10.5*	Fourth Amendment, dated December 1, 2014 ,to the Exclusive Patent License Agreement, dated May 8, 2013, between ViCapsys, Inc. and The General Hospital Corporation d/b/a Massachusetts General Hospital
10.6*	Fifth Amendment, dated October 22, 2016, to the Exclusive Patent License Agreement, dated May 8, 2013, between ViCapsys, Inc. and The General Hospital Corporation d/b/a Massachusetts General Hospital
10.7*	Sixth Amendment, dated February 16, 2017, to the Exclusive Patent License Agreement, dated May 8, 2013, between ViCapsys, Inc. and The General Hospital Corporation d/b/a Massachusetts General Hospital
10.8*	Seventh Amendment, dated December 22, 2017, to the Exclusive Patent License Agreement, dated May 8, 2013, between ViCapsys, Inc. and The General Hospital Corporation d/b/a Massachusetts General Hospital
10.9*	Share Exchange Agreement, dated December 22, 2017, by and among ViCapsys Life Sciences, Inc., Michael W. Yurkowsky, ViCapsys, Inc., and the shareholders of ViCapsys, Inc.
10.10+	2022 Stock Incentive Plan, filed as Exhibit 10.1 to the registrant’s Quarterly Report on Form 10Q for the period ended June 30, 2022 and incorporated herein by reference.
10.11+	Employment Agreement dated January 1, 2023 between the registrant and Federico Pier, attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2023 and incorporated herein by reference.
10.12	Ninth Amendment, dated May 31, 2023, to the Exclusive Patent License Agreement, dated May 8, 2013, between ViCapsys, Inc. and The General Hospital Corporation d/b/a Massachusetts General Hospital, filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on June 2, 2023 and incorporated herein by reference.
10.13***	Securities Purchase Agreement dated June 27, 2023 between the registrant and AJB Capital Investments LLC.
16.1	D. Brooks’ letter, dated May 17, 2023, filed as Exhibit 16.1 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2023 and incorporated herein by reference.
21.1**	List of Subsidiaries
23.1	Consent of D. Brooks and Associates, CPAs, independent registered public accounting firm
23.2***	Consent of Anthony L.G., PLLC (included as part of Exhibit 5.1)
24.1	Power of Attorney (included on signature page to this registration statement.
107	Filing Fee Table
101.INS	XBRL Instance Document**
101.SCH	XBRL Taxonomy Extension Schema Document**
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document**
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document**
101.LAB	XBRL Taxonomy Extension Label Linkbase Document**
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document**

* Incorporated by reference to Form 10-12G filed on February 12, 2020.

+ Management contract or compensatory plan or arrangement.

** Filed as Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and incorporated herein by reference.

*** To be filed by amendment

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Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Vicapsys Life Sciences, Inc. pursuant to the foregoing provisions, or otherwise, Vicapsys Life Sciences, Inc. has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Vicapsys Life Sciences, Inc. of expenses incurred or paid by a director, officer or controlling person of Vicapsys Life Sciences, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Vicapsys Life Sciences, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Vicapsys Life Sciences, Inc. pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Suwanee, State of Georgia, on June 30, 2023.

VICAPSYS LIFE SCIENCES, INC.

By:	/s/ Federico Pier
Federico Pier
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Federico Pier, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Federico Pier	Chief Executive Officer and Executive Chairman	June 30, 2023
Federico Pier	(Principal Executive Officer)

/s/ Jeffrey Wright	Chief Financial Officer
Jeffrey Wright	(Principal Accounting Officer)	June 30, 2023

/s/ Colleen Delaney	Director
Colleen Delaney		June 30, 2023

/s/ Richard Rosenblum	Director	June 30, 2023
Richard Rosenblum

/s/ Dorothy Jordan		June 30, 2023
Dorothy Jordan	Director

/s/ Charlie Farrahar		June 30, 2023
Charlie Farrahar	Director

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